UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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SCANA CORPORATION
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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SCANA Corporation 2015 Proxy Materials

Chairman’s Letter and 2014 Highlights  —  Notice of 2015 Annual Meeting  —  Proxy Statement for Annual Meeting Annual Financial Statements  —  Management’s Discussion and Analysis  —  Related Annual Report Information

Page
CHAIRMAN’S LETTER AND 2014 HIGHLIGHTS

NOTICE OF ANNUAL MEETING

PROXY STATEMENT

PROXY STATEMENT SUMMARY	1

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	4

QUESTIONS AND ANSWERS ABOUT EXECUTIVE COMPENSATION	7

INFORMATION ABOUT EXPERIENCE AND QUALIFICATION OF DIRECTORS AND NOMINEES	9

PROPOSAL 1 — ELECTION OF DIRECTORS	9

NOMINEES FOR DIRECTORS	10

CONTINUING DIRECTORS	12

BOARD MEETINGS — COMMITTEES OF THE BOARD	15

GOVERNANCE INFORMATION	18

RELATED PARTY TRANSACTIONS	23

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	24

EXECUTIVE COMPENSATION	26

Compensation Committee Processes and Procedures	26

Compensation Committee Interlocks and Insider Participation	26

Compensation Risk Assessment	26

Compensation Discussion and Analysis	27

Compensation Committee Report	42

Summary Compensation Table	43

2014 Grants of Plan-Based Awards	44

Outstanding Equity Awards at 2014 Fiscal Year-End	45

2014 Option Exercises and Stock Vested	46

Pension Benefits	47

2014 Nonqualified Deferred Compensation	48

Potential Payments Upon Termination or Change in Control	50

DIRECTOR COMPENSATION	57

2014 Director Compensation Table	60

PROPOSAL 2 — APPROVAL OF A LONG-TERM EQUITY COMPENSATION PLAN	61

AUDIT COMMITTEE REPORT	69

PROPOSAL 3 — APPROVAL OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	70

PROPOSAL 4 — APPROVAL OF BOARD-PROPOSED AMENDMENTS TO ARTICLE 8 OF OUR ARTICLES OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS AND PROVIDE FOR THE ANNUAL ELECTION OF ALL DIRECTORS	71

OTHER INFORMATION	73

Exhibit A – 2015 SCANA Corporation Long-Term Equity Compensation Plan

FINANCIAL APPENDIX

Index to Annual Financial Statements, Management’s Discussion and Analysis and Related Annual Report Information

March 23, 2015

Dear Shareholders:

You are cordially invited to attend the 2015 Annual Meeting of Shareholders to be held at 9:00 a.m., Eastern Daylight Time, on Thursday, April 30, 2015. The meeting will be held at Leaside, 100 East Exchange Place, Columbia, South Carolina 29209. Directions are on the back of the admission ticket and on page 74 of this Proxy Statement. An admission ticket is required and is enclosed as part of your proxy card if you were a shareholder of record on the record date, March 3, 2015. If you hold your shares through a broker, you must provide proof of ownership on the record date in order to attend the meeting.

At our 2015 Annual Meeting of Shareholders I will provide a brief report on SCANA’s 2014 business results. I welcome the opportunity to discuss some of our accomplishments for 2014, as well as some of our challenges for 2015 and beyond. I hope you will be able to join us at our Annual Meeting, but for those of you who will be unable to attend, I would like to highlight some of our most significant accomplishments over the last year, which include:

•	We exceeded our 2014 earnings per share target;

•	We also exceeded our 2014 total shareholder return target by ranking well into the top 50% of our peer group of utilities;

•	We have raised our quarterly cash dividend on the Company’s common stock to 54 1/2 cents per share, from 52 1/2 cents per share, an increase of 3.8%;

•

We continued to achieve operational excellence while pursuing our new nuclear construction project and controlling our operations and maintenance expenses such that we exceeded our growth in earnings per share target; and

•	We simultaneously negotiated the sale of two of our subsidiaries, Carolina Gas Transmission Corporation and SCANA Communications, Inc., for a combined sales price of approximately $650 million.

Also, importantly, our 2015 Proxy Statement includes a Board proposal for the declassification of our Board of Directors. Our Board is committed to strong corporate governance practices. In considering the prior shareholder proposals we received, as well as the growing support of institutional investor groups for the annual election of directors, the Board has chosen to once again propose an amendment to our Articles of Incorporation to declassify our Board of Directors and to submit it to our shareholders.

Enclosed are the Notice of 2015 Annual Meeting identifying the four proposals that will be presented at the meeting, and SCANA’s Proxy Statement and form of proxy for the meeting. We are including SCANA’s annual consolidated financial statements, management’s discussion and analysis of financial condition and results of operations and related annual report information as an appendix to the Proxy Statement.

Your vote is important. We encourage you to read the Proxy Statement and vote your shares as soon as possible. Please vote today either electronically by telephone or Internet, or by signing, dating and mailing your proxy card or broker’s voting instruction form in the envelope enclosed. Telephone and Internet voting permits you to vote at your convenience, 24 hours a day, seven days a week. Detailed voting instructions are included on the back of your proxy card or broker’s voting instruction form.

Sincerely,

Kevin B. Marsh

Chairman of the Board, President and Chief Executive Officer

NOTICE OF ANNUAL MEETING

Meeting Date:	Thursday, April 30, 2015

Meeting Time:	9:00 a.m., Eastern Daylight Time

Meeting Place:	Leaside 100 East Exchange Place Columbia, South Carolina 29209

Meeting Record Date:	March 3, 2015

Meeting Agenda:

1)   Election of four Class I Directors

2)   Approval of a Long-Term Equity Compensation Plan

3)   Approval of the appointment of the independent registered public accounting firm

4)   Approval of Board-proposed amendments to Article 8 of our Articles of Incorporation to declassify the Board of Directors and provide for the annual election of all directors

Shareholder List

Upon written request by a shareholder, a list of shareholders entitled to vote at the meeting will be available for inspection at SCANA’s Corporate Headquarters, 100 SCANA Parkway, Cayce, South Carolina 29033, during business hours from March 20, 2015 through the date of the meeting.

Admission to the Meeting

An admission ticket or proof of share ownership as of the record date is required. If you plan to use the admission ticket, please remember to detach it from your proxy card before mailing your proxy card. If you hold your shares through a broker or other nominee, you must provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker or a brokerage statement showing your share ownership as of March 3, 2015. Audio or visual recording, and related equipment, is strictly prohibited without SCANA’s prior written approval.

Meeting Attendance

If you vote by mail and plan to attend the meeting, please indicate your intention to do so on your proxy card. If you vote electronically by telephone or Internet, please follow the instructions to indicate that you plan to attend the 2015 Annual Meeting. If you require assistance at the meeting, please contact the Office of the Corporate Secretary, at 220 Operation Way, Mail Code D133, Cayce, South Carolina 29033, or call 803-217-7568 no later than Thursday, April 16, 2015.

By Order of the Board of Directors,

Gina Champion

Corporate Secretary

SCANA Corporation

100 SCANA Parkway

Cayce, South Carolina 29033

PROXY STATEMENT

PROXY STATEMENT SUMMARY

This summary highlights information discussed in more detail elsewhere in this proxy statement, and does not include all the information you should consider in deciding how to vote. You should read the entire proxy statement carefully before voting. Page references are provided to help you locate the information in this proxy statement. These proxy materials are first being mailed to shareholders on or about March 23, 2015.

Annual Meeting of Shareholders

Date and Time:	Thursday, April 30, 2015, 9:00 a.m. Eastern Daylight Time
Place:	Leaside, 100 East Exchange Place, Columbia, South Carolina 29209
Record Date:	You can vote if you were a shareholder of record on March 3, 2015.
Admission:	You will need an admission ticket or proof of share ownership on the record date to attend the meeting.

Matters to be Voted on and Board Recommendations

Proposal 1—Election of the following four Class I Directors, each to serve a three year term (page 9):

•	James A. Bennett
•	Lynne M. Miller
•	James W. Roquemore
•	Maceo K. Sloan

Proposal 2—Approval of a Long-Term Equity Compensation Plan (page 61)

Proposal 3—Approval of the appointment of the independent registered public accounting firm (page 70)

Proposal 4—Approval of Board-proposed amendments to our Articles of Incorporation to declassify the Board of Directors and provide for the annual election of all directors (page 71)

The Board of Directors recommends a vote FOR all of the director nominees,

and FOR Proposals 2, 3 and 4.

How to Cast Your Vote

You can vote by any of the following methods:

By Internet See your proxy card for voting instructions	By Telephone See your proxy card for voting instructions	By Mail Mark the enclosed proxy card, sign, date and mail it in the enclosed postage-paid envelope (remember to detach and save your admission ticket before mailing the proxy card)

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Your Vote is Important

Whether or not you plan to attend the Annual Meeting, please vote your shares as soon as possible.

Nominees For Directors

Name	Age	Director Since	Professional Background	Independent	Committee Memberships
James A. Bennett	54	1997	South Carolina Central Area Executive, First-Citizens Bank & Trust Company	YES	Nuclear Oversight
Lynne M. Miller	63	1997	Environmental Consultant	YES	Nuclear Oversight (Chair), Executive
James W. Roquemore	60	2007	Chief Executive Officer and Chairman, Patten Seed Company	YES	Compensation, Nuclear Oversight
Maceo K. Sloan	65	1997	Chairman, President and Chief Executive Officer, Sloan Financial Group, Inc.; Chairman, Chief Executive Officer and Chief Investment Officer, NCM Capital Management Group, Inc. and NCM Capital Advisers, Inc.	YES	Compensation (Chair), Audit, Executive

Business Highlights

As mentioned in our Chairman’s letter, some of our business highlights are as follows:

•	We exceeded our 2014 earnings per share target;

•	We also exceeded our 2014 total shareholder return target by ranking well into the top 50% of our peer group of utilities;

•	We have raised our quarterly cash dividend on the Company’s common stock to 54 1/2 cents per share, from 52 1/2 cents per share, an increase of 3.8%;

•

We continued to achieve operational excellence while pursuing our new nuclear construction project and controlling our operations and maintenance expenses such that we exceeded our growth in earnings per share target; and

•	We simultaneously negotiated the sale of two of our subsidiaries, Carolina Gas Transmission Corporation and SCANA Communications, Inc., for a combined sales price of approximately $650 million.

Governance Highlights

We are committed to high standards of corporate governance and our Governance Principles are intended to promote the long-term success of our Company. Some highlights of our corporate governance practices are listed below.

Number of Independent Directors	9 of 10
Audit, Nominating and Governance and Compensation Committees Comprised Entirely of Independent Directors	YES
Lead Independent Director	YES
Resignation Requirement if Director in Uncontested Election Fails to Receive a Majority of Votes Cast	YES
Annual Board and Committee Self-Evaluations	YES
Stock Ownership Guidelines for Directors and Executive Officers	YES
Policy Prohibiting Margining, Hedging and Pledging of Company Stock by Directors, Executive Officers, Employees and Related Persons	YES

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2015 Changes to our Short-Term and Long-Term Incentive Compensation Plans

In response to comments from proxy advisory firms and to avoid potential shareholder concerns, and based on recommendations from management’s compensation consultant, in 2014, our Compensation Committee recommended to the Board, and the Board approved, a number of changes to our short-term and long-term incentive compensation practices for 2015. These changes included:

Short-Term Annual Incentive Plan

•	Equalizing the weightings of earnings per share goals and individual and business unit goals on which annual cash incentive awards are based

•	Reducing the amount of discretionary awards that can be paid

Long-Term Equity Compensation Plan

•	Changing the measurement of performance cycles for performance shares to three-year periods

•	Increasing the maximum payout for each of the Total Shareholder Return and earnings per share growth components on which performance share awards are based

•	Changing the mix of awards to 70% performance shares and 30% restricted stock units

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SCANA CORPORATION

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving these proxy materials?

You are receiving these proxy materials in connection with the solicitation by the Board of Directors of SCANA Corporation (“SCANA,” the “Company,” “we” or “us”), a South Carolina corporation, of proxies to be voted at our 2015 Annual Meeting of Shareholders (the “Annual Meeting”), which will be held at 9:00 a.m., Eastern Daylight Time on Thursday, April 30, 2015, and at any adjournment or postponement of the meeting. The meeting will be held at Leaside, 100 East Exchange Place, Columbia, South Carolina 29209.

On what am I being asked to vote and what are the Board of Directors’ recommendations?

The following table lists the proposals scheduled to be voted on, the vote required for approval of each proposal, and the effect of abstentions and broker non-votes:

Proposal	Board Recommendation	Vote Required	Abstentions	Broker Non-Votes	Unmarked Proxy Cards	Discussion Beginning on Page
Election of Directors (Proposal 1)	For All Nominees	Plurality, subject to resignation policy	No effect	No effect	Will be voted “FOR”	9
Approval of a Long-Term Equity Compensation Plan (Proposal 2)	For	Majority of votes cast	No effect	No effect	Will be voted “FOR”	61
Approval of Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm (Proposal 3)	For	More votes for than against	No effect	No effect	Will be voted “FOR”	70
Board Proposal Regarding Declassification of the Board (Proposal 4)	For	80% of all outstanding shares	Against	Against	Will be voted “FOR”	71

Who may vote?

You will only be entitled to vote at the 2015 Annual Meeting if our records show that you were a shareholder of record on March 3, 2015, the record date, or if you hold your shares in street name, you present proof of ownership and appropriate voting documents from the record shareholder.

How do I vote shares that I hold directly in my name?

If you hold your shares directly, you may vote by proxy or in person at the meeting. To vote by proxy, you may select one of the following options: telephone, Internet or mail.

Vote by Telephone:

You may vote your shares by telephone using the toll-free number shown on your proxy card. Telephone voting is available 24 hours a day, seven days a week. Clear and simple voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone, please DO NOT return your proxy card.

Vote by Internet:

You may vote your shares by Internet. The website for Internet voting is shown on your proxy card. Internet voting is available 24 hours a day, seven days a week. When you vote by Internet, you will be given the opportunity to confirm that your instructions have been properly recorded. If you vote by Internet, please DO NOT return your proxy card.

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Vote by Mail:

If you choose to vote by mail, please mark the enclosed proxy card, date and sign it, detach your meeting admission ticket, and return your proxy card in the enclosed postage-paid envelope.

If I hold my shares directly, what actions will the proxies take?

If you hold your shares directly and indicate your voting choices on your proxy card, the persons identified as proxies on the accompanying proxy card will vote your shares according to your instructions. If your proxy card is signed and returned without specifying choices, the proxies intend to vote your shares FOR all of the Board of Director nominees, FOR Proposal 2 relating to approval of a Long-Term Equity Compensation Plan, FOR Proposal 3 relating to approval of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for 2015, and FOR Proposal 4 relating to the Board-proposed amendments to Article 8 of our Articles of Incorporation to declassify the Board of Directors and provide for the annual election of all directors.

The Board knows of no other matters to be presented for shareholder action at the Annual Meeting. If other matters are properly brought before the Annual Meeting, the persons identified as proxies on the accompanying proxy card intend to vote the shares represented by proxies in accordance with their best judgment.

How do I direct the vote of shares I hold in street name?

If you hold shares in street name, you may direct your vote by submitting your voting instructions to your broker or nominee. Please refer to the voting instructions provided by your broker or nominee. Unless you provide voting instructions, your broker is not permitted to vote your shares on the election of directors or on Proposals 2 or 4. Therefore, to be sure your shares are voted, please instruct your broker or other nominee as to how you wish them to vote.

How do I vote shares I hold as a participant in the SCANA Corporation Stock Purchase-Savings Plan?

If you own shares of SCANA common stock as a participant in the SCANA Corporation Stock Purchase-Savings Plan, you will receive a proxy card that covers only your Plan shares. Proxies executed by Plan participants will serve as voting instructions to the Plan’s trustee. If you do not vote your SCANA Corporation Stock Purchase-Savings Plan shares, your shares will be voted proportionally to the Plan shares voted. As a result of this proportional voting, if only a small percentage of participant shares are voted, the wishes of those participants would determine the vote by the Plan’s trustee. Accordingly, the greater the number of participant shares for which participants execute proxies, the more representative the Plan trustee’s vote will be.

May I change or revoke my proxy instructions?

Yes, you may change or revoke your proxy instructions at any time prior to the vote at the Annual Meeting. If you hold your shares directly in your name, you may accomplish this by granting a new proxy (by telephone, Internet or mail) bearing a later date (which automatically revokes the earlier proxy) or by attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. If you hold your shares in street name, you may change or revoke your proxy instructions by properly submitting new voting instructions to your broker or nominee.

May I vote in person at the Annual Meeting?

The method by which you vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. However, if you wish to vote at the meeting and your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy executed in your favor from the holder of record prior to the meeting. Directions to the location of the Annual Meeting are on the back of the proxy card included with this mailing and on page 74.

What constitutes a quorum and how will votes be counted?

At the close of business on the record date, March 3, 2015, there were       ,      ,       shares of SCANA common stock outstanding and entitled to vote at the Annual Meeting. Each share is entitled to one vote on each proposal.

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The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions, “withheld” votes and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee has not received instructions from the beneficial owner and either (i) does not have discretionary voting power for that particular proposal, or (ii) chooses not to vote the shares.

If you hold your shares in street name, the broker or nominee is permitted to vote your shares on Proposal 3, the approval of the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm, even if the broker or nominee does not receive voting instructions from you. However, a broker is not permitted to vote your shares on the election of directors or on Proposals 2 or 4 unless you provide voting instructions. Accordingly, if you do not return a broker voting instruction card, or if you return a broker voting instruction card that does not indicate how you want your broker to vote on election of directors or on Proposals 2 or 4, a broker “non-vote” will occur as to those matters. Therefore, it is very important that you provide your broker with voting instructions if your shares are held in street name.

What vote is needed to approve the matters submitted?

Proposal 1 — Election of Directors

The affirmative vote of a plurality of the votes cast is required for the election of directors, subject to the Board of Directors’ policy regarding resignations for directors who do not receive a majority of “FOR” votes. (See “Governance Information – Majority Voting for the Election of Directors.”) “Plurality” means that if there were more nominees than positions to be filled, the individuals who received the largest number of votes cast for directors would be elected as directors. Because there are the same number of nominees as positions to be filled, we expect all nominees to be elected. Votes indicated as “withheld” and broker “non-votes” will not be cast for nominees and will have no effect on the outcome of the election, subject only to the majority voting policy for directors as mentioned above. If you hold your shares in street name and fail to instruct your broker how to vote, a broker non-vote on election of directors will occur with respect to your shares.

The Board knows of no reason why any of the nominees for Director named herein would at the time of election be unable to serve. In the event, however, that any nominee named should, prior to the election, become unable to serve as a Director, your proxy will be voted for such other person or persons as the Board may recommend.

Proposal 2 — Approval of a Long-Term Equity Compensation Plan

The Long-Term Equity Compensation Plan will be approved if a majority of the votes cast on Proposal 2 vote in favor of approval. Abstentions and broker “non-votes” will have no effect on the results. If you hold your shares in street name and fail to instruct your broker how to vote on the Plan, a broker non-vote will occur with respect to your shares.

Proposal 3 — Approval of the Appointment of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm for 2015

The appointment of Deloitte & Touche LLP as our independent registered public accounting firm will be approved if more shares vote for approval than vote against. Accordingly, abstentions and broker “non-votes” will have no effect on the results. If you hold your shares in street name and fail to instruct your broker how to vote, your broker will, nonetheless, have discretionary authority to vote your shares if it chooses to do so.

Proposal 4 — Approval of Board-Proposed Amendments to Article 8 of our Articles of Incorporation to Declassify the Board of Directors and Provide for the Annual Election of All Directors

The proposal to amend our Articles of Incorporation to declassify the Board of Directors and provide for the annual election of all directors requires the affirmative vote of at least 80% of all outstanding shares of our common stock. Votes indicated as “abstain” and broker “non-votes” will have the effect of votes against the proposal. If you hold your shares in street name and fail to instruct your broker how to vote, a broker “non-vote” will occur with respect to your shares.

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QUESTIONS AND ANSWERS ABOUT EXECUTIVE COMPENSATION

Have Any Changes Been Made for 2015 to Short-Term and Long-Term Incentive Compensation Practices in Light of the Shareholder Advisory Votes on Executive Compensation?

Yes. In response to comments from proxy advisory firms, and taking into consideration the results of the 2014 shareholder advisory vote on our executive compensation, in July of 2014, our Compensation Committee asked management to engage its compensation consultant, Towers Watson, to review our short-term annual incentive compensation practices and our long-term equity compensation practices for comparability to executive compensation practices of our utility and general industry peers and general compensation best practices. Based on this review, Towers Watson concluded that our executive compensation practices were generally in line with our peers’, with a few exceptions. The Compensation Committee reviewed these exceptions, and recommended to the Board a number of changes for the executive compensation awards to be granted in 2015 from the awards granted over the past several years. Towers Watson advised management that these changes would bring our practices more in line with our peers’ and current market practices.

These changes included revising short-term annual incentive awards to equalize weighting of earnings per share goals and individual goals and to reduce the amount of discretionary award that can be paid, and revising long-term equity compensation awards to change the cycles, increase the maximum payout, and change the mix of performance shares and restricted stock units, and are summarized below.

Short-Term Annual Incentive Compensation	Previous Awards	2015 Awards
Plan Weightings	25% of the annual cash incentive award would be earned based on the extent to which we met designated earnings per share goals; and 75% of the cash incentive award would be earned based on our Named Executive Officers and the other participants achieving individual and business unit performance objectives. The Compensation Committee reviewed and approved all Senior Executive Officer individual and business unit objectives.

50% of the annual cash incentive award will be earned based on the extent to which we meet designated earnings per share goals; and

50% of the award will be earned based on our Named Executive Officers and the other participants achieving individual and business unit performance objectives. The Compensation Committee still will review and approve all Senior Executive Officer individual and business unit objectives.

Discretionary Awards Above Target	Each year management could recommend to the Compensation Committee an additional discretionary payout of up to 20%, and the Board could award an additional 30% above that amount, for a potential total payout of up to 150% of target.	Payouts up to 130% of target awards based solely on the earnings per share goals will be formulaic and not subject to discretion. The Board will have the discretion to award up to an additional 20% above that amount, for a total potential payout of up to 150% of target.
Long-Term Equity Compensation	Previous Awards	2015 Awards
Plan Cycles	Performance measurement and award determinations for the performance shares for the three year periods were made on an annual basis with vesting and payment of awards being deferred until after the end of the three-year period.	Performance measurement and award determinations for the performance shares for the three year periods will be made for the entire three-year cycle with vesting and payment of awards after the end of the three-year cycle.
Maximum Payout	For each of the Total Shareholder Return and earnings per share growth components, the maximum payout was 175% of target.	For each of the Total Shareholder Return and earnings per share growth components, the maximum payout will be 200% of target.
Mix of Performance Shares and Restricted Stock Units	Annual grants were comprised of a mix of 80% performance shares and 20% restricted stock units.	Annual grants will be comprised of a mix of 70% performance shares and 30% restricted stock units.

In recommending these changes to the Board, the Compensation Committee nonetheless reaffirmed its belief that, notwithstanding the deviations of certain aspects of our executive compensation practices from our peers’ practices for the last several years, our practices were appropriately structured to address the financial and operational challenges we were facing during those years. The Compensation Committee noted that we had undertaken the largest project in the history of our company, making extraordinary financial and operational commitments, at just the time the global financial markets experienced a significant and historic decline. Many of our customers and suppliers experienced severe financial challenges, which impacted our earnings and financial results. If our incentive compensation during this period had placed too much emphasis on financial targets, we would have provided little incentive to the people whose services and skills we most needed in order to weather the economic downturn and continue to deliver on our nuclear commitments.

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However, we have continued through the past several years to listen to the comments by shareholders and proxy advisory firms, and the Compensation Committee wanted to return to more market-based executive compensation practices as soon as it made sense to do so. Now that the financial markets have stabilized somewhat, and we are making progress with our nuclear construction, the Compensation Committee believes the time has come to make these changes. The Compensation Committee continues, however, to be committed to offering incentive compensation programs that are fair to the Company and to the employees we want to motivate. Accordingly, the Compensation Committee recognizes that structuring our executive compensation practices will continue to be a dynamic process.

Why is the Long-Term Equity Compensation Plan being proposed, and is it different from the Amended and Restated Long-Term Equity Compensation Plan last approved by shareholders at the 2010 Annual Meeting of Shareholders?

Our Board believes awarding a portion of compensation in the form of SCANA common stock, or compensation tied to the value of SCANA common stock, under a long-term equity compensation plan helps to more closely align the interests of our employees and our shareholders. We have been making these equity compensation awards under The SCANA Corporation Long-Term Equity Compensation Plan, which was last approved by shareholders at the 2010 Annual Meeting. However, this plan terminated according to its terms on January 1, 2015, and no further awards may be made under it. The Board has, therefore, adopted and proposed that shareholders approve the new Long-Term Equity Compensation Plan to replace the prior plan so the Board can continue to award compensation in the form of SCANA common stock, or compensation tied to the value of SCANA common stock.

The new plan being proposed for shareholder approval at the 2015 Annual Meeting is substantially the same as the prior plan, but we did make the following modifications in order to address comments and potential concerns raised by proxy advisory firms and also to take into consideration the results of our recent shareholder vote on executive compensation:

•

Although for the past several years individual award agreements have provided that any acceleration of payouts under the prior plan upon a change in control would be subject both to the change in control taking place and the employee’s employment being terminated without cause or for good reason, the prior plan did not specifically provide for such a “double trigger.” The 2015 Plan specifically provides that any acceleration of payouts upon a change in control will be subject to this type of double trigger.

•

Although we have not historically issued stock-settled stock appreciation rights, the prior plan provided they could be issued, but the prior plan did not specify that settlement of such awards would be on a gross basis, rather than on a net basis. The 2015 Plan specifically provides that any such awards settled in shares will be settled on a gross basis.

•

Although awards under the prior plan historically had at least a one-year vesting period, and usually at least a three-year vesting period, the prior plan did not specifically require that all grants of awards be subject to at least a one-year minimum vesting period. The 2015 Plan specifically provides that no award will be granted with less than a one year vesting period, subject to acceleration as specified by the Committee.

•

Although we have historically used only earnings per share and total shareholder return as performance measures when making awards, and we have no current plans to change this practice, management’s compensation consultant and the Board’s independent compensation consultant suggested that the current practice among our peers is to have a larger number of performance measures from which to select, especially for a Plan that is intended to be effective for a ten year period. Accordingly, the 2015 Plan expands the list of potential performance measures the Compensation Committee may use when making awards. These performance measures were selected by management from a list of potential measures offered by management’s compensation consultant.

We also made a number of technical changes to the 2015 Plan, which were not substantive. A description of the 2015 Plan is also provided under “Approval of a Long-Term Equity Compensation Plan – Summary Description of the 2015 Plan,” beginning on page 62. This summary is, however, qualified by reference to the 2015 Plan itself, which is included as Exhibit A.

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INFORMATION ABOUT EXPERIENCE AND QUALIFICATION OF DIRECTORS

AND NOMINEES

We believe the combined business and professional experience of our Directors, and their various areas of expertise, make them a useful resource to management and qualify them for service on our Board. Many of our Directors, including Ms. Miller and Messrs. Bennett, Hagood, Sloan and Stowe, have served on our Board for over fifteen years. During their tenures, they have gained considerable institutional knowledge about our Company, its operations, and its various regulators, which has made them effective Directors. Because our Company’s operations and business structure are extremely complex and highly regulated, continuity of service and the development and retention of institutional knowledge help make our Board more efficient and effective at advising us regarding our long-range plans than it would be if there were frequent turnover in Board membership. Nonetheless, we also believe it is important to have varying degrees of tenure on our Board, and we currently have two directors with less than two years’ experience serving on our Board. We believe a wide range of tenure, and periodically bringing new members onto the Board, allows our Board the opportunity to consider new ideas and processes while the experience of our more tenured Directors offers specific, historical perspectives on our strengths and weaknesses.

In addition to their other qualifications, five of our directors, Ms. Miller and Messrs. Cecil, Hagood, Roquemore and Sloan, are, or were prior to retirement, business owners with financial and operational experience on all levels of their businesses. Each of these Directors brings a unique perspective to our Board. In addition, five of our directors, Ms. Miller and Messrs. Bennett, Marsh, Roquemore and Sloan, are, or have been, Directors or executive officers of banks and/or bank holding companies. This service has provided them with meaningful experience in another highly regulated industry, which provides them with valuable instincts and insights that can be translated to our industry.

When Directors reach mandatory retirement age or otherwise leave our Board, we seek replacements who we believe will make significant contributions to our Board for a variety of reasons, including among others, business and financial experience and expertise, business and government contacts, relationship skills and industry knowledge. We also continually seek diversity on our Board, including diversity in skill sets, racial and cultural backgrounds, gender, and personal and business experiences.

PROPOSAL 1 — ELECTION OF DIRECTORS

Effective at the 2015 Annual Meeting of Shareholders, the Board has set the number of Directors at ten. The Board is divided into three classes with the members of each class usually serving a three-year term. The terms of the Class I Directors will expire at the 2015 Annual Meeting. The Board has decided to nominate the existing Class I Directors, Ms. Miller and Messrs. Bennett, Roquemore, and Sloan, for reelection at the 2015 Annual Meeting to serve until the 2018 Annual Meeting of Shareholders, or until their successors are elected and have qualified to serve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF ITS DIRECTOR NOMINEES.

Information about Directors and Nominees

The information set forth on the following pages about the nominees and continuing directors has been furnished to us by such persons. Each of the Directors is also a Director of our subsidiary, South Carolina Electric & Gas Company. There are no family relationships among any of our Directors, Director nominees or executive officers.

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NOMINEES FOR DIRECTOR

Class I Directors — Terms to Expire at the Annual Meeting in 2018

James A. Bennett South Carolina Central Area Executive, First-Citizens Bank & Trust Company Director since 1997 Age 54

Biographical Information

Mr. Bennett has been South Carolina Central Area Executive for First-Citizens Bank & Trust Company in Columbia, South Carolina, since January 2015. Immediately prior to that date, he had served as Executive Vice President and Director of Public Affairs for First Citizens Bank and Trust Company, Inc. (which was merged into First-Citizens Bank & Trust Company in January 2015) since August 2002. From May 2000 to July 2002, he was President and Chief Executive Officer of South Carolina Community Bank, in Columbia, South Carolina. Mr. Bennett has been actively involved with the Columbia Urban League for more than 28 years, and served as League Chairman in 2000. Mr. Bennett serves on the boards of Palmetto Health Alliance, headquartered in Columbia, South Carolina, Claflin University, headquartered in Orangeburg, South Carolina and the Knight Foundation.

Experience and Qualifications

Mr. Bennett has been a banker for over 28 years. In 1989, he became the youngest bank president in South Carolina when he was named President of Victory Savings Bank (the predecessor of South Carolina Community Bank), a position he held before joining First Citizens Bank. Mr. Bennett’s business experience, coupled with his tenure on our Board, makes him an effective advisor. His high visibility in communities we serve makes him an effective liaison between our Company and members of those communities.

Lynne M. Miller Environmental Consultant Director since 1997 Age 63

Biographical Information

Ms. Miller co-founded Environmental Strategies Corporation, an environmental consulting firm in Reston, Virginia, in 1986, and served as President from 1986 until 1995, and as Chief Executive Officer from 1995 until September 2003 when the firm was acquired by Quanta Capital Holdings, Inc., a specialty insurer, and its name was changed to Environmental Strategies Consulting LLC. She was Chief Executive Officer of Environmental Strategies Consulting LLC, a division of Quanta Technical Services LLC, from September 2003 through March 2004. From April 2004 through July 2005, she was President of Quanta Technical Services LLC. From August 2005 until her retirement in August 2006, she was a Senior Business Consultant at Quanta Capital Holdings. Since her retirement, Ms. Miller has been an environmental consultant. Ms. Miller served as a director of Adams National Bank, a subsidiary of Abigail Adams National Bancorp, Inc., in Washington, D.C. from May 1998 until October 2008.

Experience and Qualifications

Ms. Miller has over 20 years of environmental consulting experience. She founded a successful environmental consulting firm, which she grew to over 180 professional staff before selling it in 2003. Ms. Miller’s experience as an environmental consulting firm owner and as an environmental consultant makes her an astute advisor on the environmental issues facing our Company, and her service on the board of a financial institution provided her with valuable experience in financial and regulatory matters.

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NOMINEES FOR DIRECTOR

Class I Directors — Terms to Expire at the Annual Meeting in 2018

James W. Roquemore Chief Executive Officer and Chairman, Patten Seed Company General Manager, Super-Sod/Carolina Director since 2007 Age 60

Biographical Information

Mr. Roquemore is Chief Executive Officer and Chairman of Patten Seed Company, headquartered in Lakeland, Georgia, and General Manager of Super-Sod/Carolina, a company that produces and markets turf grass, sod and seed. He has held these positions for more than five years. Mr. Roquemore is a director of South State Bank, N.A., and South State Corporation (formerly South Carolina Bank and Trust, N.A., and SCBT Financial Corporation, respectively). He has served on the Southeast Region and National boards of the Boy Scouts of America and as a Co-Chairman of South Carolina’s Council on Competitiveness (formerly known as New Carolina), and he is the past President of Palmetto Agribusiness Council.

Experience and Qualifications

Mr. Roquemore is a highly successful agricultural business owner who resides in our service territory. Because agriculture is an important component of the economy in our South Carolina service area, his knowledge of this sector and his contacts are important to us. Mr. Roquemore’s business experience and economic development activities in our state make him an effective advisor on issues unique to us and the customers we serve. His service on the boards of a financial institution and its holding company, which is also a public company, also give him valuable experience in financial and regulatory matters.

Maceo K. Sloan

Chairman, President and Chief Executive Officer, Sloan Financial Group, Inc.

Chairman, Chief

Executive Officer and

Chief Investment Officer, NCM Capital

Management Group, Inc. and NCM Capital

Advisers, Inc.

Director since 1997

Age 65

Biographical Information

Mr. Sloan is Chairman, President and Chief Executive Officer of Sloan Financial Group, Inc., a financial holding company, and Chairman, Chief Executive Officer and Chief Investment Officer of both NCM Capital Management Group, Inc., and NCM Capital Advisers, Inc., investment management companies, in Durham, North Carolina. He has held these positions for more than five years. Mr. Sloan has also been the Principal Officer of the NCM Capital Investment Trust since 2007. From 2009 to 2012, Mr. Sloan was Chairman of, and since 1991 has served as a member of, the College Retirement Equities Fund (CREF) Board of Trustees. Mr. Sloan served as Chairman of the Board of M&F Bancorp, Inc., and as a director of its subsidiary, Mechanics and Farmers Bank, in Durham, North Carolina, from June 2005 until December 2008.

Experience and Qualifications

Mr. Sloan is also an attorney and a chartered financial analyst. His experience owning and operating investment management companies and a financial holding company have provided him with an investment background and understanding of global financial matters, all of which make him an important resource to us and to our Audit Committee. Additionally, his service with these companies, as well as with a financial institution and a major retirement fund, has provided him with experience in highly regulated industries and valuable instincts and insights.

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CONTINUING DIRECTORS

Class II Directors — Terms to Expire at the Annual Meeting in 2016

Kevin B. Marsh Chairman, Chief Executive Officer, President and Chief Operating Officer, SCANA Corporation Director since 2011 Age 59

Biographical Information

Mr. Marsh has been employed by SCANA or its subsidiaries for over 30 years, and since December 2011 he has served as SCANA’s Chairman of the Board and Chief Executive Officer. Since January 2011, he has also served as our President and Chief Operating Officer. He served as our Chief Financial Officer from 1996 to April 2006, and served as a Senior Vice President from 1998 to January 2011. In addition, he served as President of our principal subsidiary, South Carolina Electric & Gas Company, from April 2006 to November 2011. Mr. Marsh served on the boards of First Citizens Bank and Trust Company, Inc. and its holding company, First Citizens Bancorporation, Inc., from 2004 until their mergers with First-Citizens Bank & Trust Company and First Citizens BancShares, Inc. in 2015 and 2014, respectively, including serving as Chair of the Audit Committee.

Experience and Qualifications

Mr. Marsh brings significant hands-on experience to our Board having served our Company in senior operational and financial positions for over three decades, as well as having practiced as a certified public accountant for several years prior to joining us. His vast financial, operational and regulatory experience with us and as a director of a financial institution and its holding company makes him a trusted and experienced advisor for our Board.

James M. Micali Senior Advisor and Limited Partner, Azalea Fund III of Azalea Capital LLC Director since 2007 Age 67

Biographical Information

Mr. Micali was Chairman and President of Michelin North America, Inc., located in Greenville, South Carolina, from 1996 to August 2008, and he continued to consult for Michelin until October 2009. From 2008 until September 2011, he was of counsel to the law firm Ogletree Deakins, LLC in Greenville, South Carolina. Since 2008, Mr. Micali has been a Senior Advisor to, and a limited partner of, Azalea Fund III of Azalea Capital LLC (a private equity firm), also in Greenville, South Carolina. Mr. Micali has served as a director of Sonoco Products Company in Hartsville, South Carolina since 2003, and has served as their Lead Director since February 2012. Mr. Micali also serves on the board of American Tire Distributors Holding, Inc. in Charlotte, North Carolina. Mr. Micali served on the board of Lafarge North America from 2004 to 2006, and as the Chairman of the South Carolina Chamber of Commerce in 2008, and on the board of Ritchie Bros. Auctioneers in Vancouver, Canada from April 2008 until April 2012.

Experience and Qualifications

Mr. Micali’s combination of experience as Chairman and President of a major North American manufacturing company with significant operations in South Carolina, as an attorney, and as a director of other public companies, enables him to offer our Board and management insights into various aspects of corporate operations, governance and financial matters. His past service as Chairman of the South Carolina Chamber of Commerce has provided him with a valuable understanding of business issues facing South Carolina, as well as a large network of business, state and national government contacts, many of whom are, or may be, important resources for our Company.

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CONTINUING DIRECTORS

Class II Directors — Terms to Expire at the Annual Meeting in 2016

Harold C. Stowe Managing Member, Stowe-Monier Management, LLC Director since 1999 Age 68

Biographical Information

Mr. Stowe has served as Managing Member of Stowe-Monier Management, LLC, a private investment company, since July 2007. He retired as interim Dean of the Wall College of Business at Coastal Carolina University in Conway, South Carolina in July 2007, a position he had held since June 2006. Prior to his retirement in February 2005, Mr. Stowe had served as President of Canal Holdings, LLC, a forest products company, located in Conway, South Carolina, and its predecessor company, since March 1997. Mr. Stowe also served on the board of Harris Teeter Supermarkets, Inc., formerly known as Ruddick Corporation, in Charlotte, North Carolina, from 1998 until January 2013. He has also held executive and financial positions at Springs Industries, a textile manufacturer in Fort Mill, South Carolina.

Experience and Qualifications

Mr. Stowe’s 30 years of extensive executive, business and financial experience, including his service on the board of another public company, has resulted in the Board designating him as our audit committee financial expert and appointing him as Chair of the Audit Committee in the past. He also serves as our Lead Director.

Class III Directors — Terms to Expire at the Annual Meeting in 2017

John F.A.V. Cecil President, Biltmore Farms, LLC Director since 2013 Age 58

Biographical Information

Mr. Cecil has served since 1992 as President of Biltmore Farms, LLC, a fourth generation family-owned business with a primary focus on sustainable community development, including home building, residential communities, apartments, hotels, and retail properties. He currently serves on Wells Fargo Bank, N.A.’s Western North Carolina Regional Advisory Board, as well as on other community and non-profit boards throughout North Carolina.

Experience and Qualifications

Mr. Cecil is one of two directors added to our Board in October 2013. He was selected to serve on our Board because of his decades of business experience within our service territory. In addition to his business expertise, he has leadership-level experience with many community-related endeavors, and has also served on community and private boards within our service territory for many years. As President of Biltmore Farms, LLC, Mr. Cecil brings to the Board the perspective of a private business owner, as well as the environmental perspective of the owner of a business that seeks to balance sustainability and business growth, both of which are important to our customers and our strategic initiatives.

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CONTINUING DIRECTORS

Class III Directors — Terms to Expire at the Annual Meeting in 2017

D. Maybank Hagood Chairman and Chief Executive Officer, Southern Diversified Distributors, Inc.; Chief Executive Officer, William M. Bird and Company, Inc. Director since 1999 Age 53

Biographical Information

Mr. Hagood has been Chief Executive Officer of Southern Diversified Distributors, Inc., located in Charleston, South Carolina, since 2003, and its Chairman since 2012. Southern Diversified Distributors, Inc. is the parent company of William M. Bird and Company, Inc., Southern Tile Distributors, LLC and TranSouth Logistics, LLC, providers of logistic, distribution and flooring distribution services. Mr. Hagood also has been Chief Executive Officer of William M. Bird and Company, Inc., a wholesale distributor of floor covering materials, in Charleston, South Carolina, since 1993. He served as President of William M. Bird and Company, Inc., until June 2009.

Experience and Qualifications

Mr. Hagood resides in our Charleston, South Carolina service territory, and brings significant community presence and business development experience to our Board. Mr. Hagood is particularly experienced in economic, environmental, and business development issues facing the manufacturing and building construction industries generally, and specifically the issues faced by manufacturers in our state.

Alfredo Trujillo President and Chief Operating Officer, The Georgia Tech Foundation Director since 2013 Age 55

Biographical Information

Mr. Trujillo was appointed President and Chief Operating Officer of The Georgia Tech Foundation in July 2013. He has also served as a self-employed investment fund advisor since 2007. Prior to 2007, Mr. Trujillo served as President and Chief Executive Officer of Recall Corporation, a global information management company. Since 2003, Mr. Trujillo has served on the board of directors of Haverty Furniture Companies, Inc.

Experience and Qualifications

Mr. Trujillo is one of two directors added to our Board in October 2013. He was selected to serve on our Board because of his domestic and international business expertise in areas as diverse as aerospace engineering, document management, and academic leadership, and his multi-cultural background. Additionally, Mr. Trujillo’s service on the board of directors of another public company provides him with relevant board experience and perspectives on other public company best practices.

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BOARD MEETINGS — COMMITTEES OF THE BOARD

The Board held ten meetings in 2014, consisting of four regular Board meetings, three teleconference meetings, one Code of Conduct and Ethics training session, one Federal Energy Regulatory Commission training session, and one strategy session. Each incumbent director attended at least 90% of all meetings of the Board and committees of which he or she was a member during 2014. Our directors are expected to attend our Annual Meeting of Shareholders, and all of our incumbent directors, with the exception of Mr. Stowe who was ill, attended the 2014 Annual Meeting of Shareholders.

Committees of the Board

The information below identifies the members and briefly summarizes the principal functions of the Board’s Committees, which include an Audit Committee, a Compensation Committee, an Executive Committee, a Nuclear Oversight Committee and a Nominating and Governance Committee. The charters of the Audit Committee, Compensation Committee, and the Nominating and Governance Committee, can be found on SCANA’s website at www.scana.com (which is not intended to be an active hyperlink; the information on SCANA’s website is not part of this proxy statement or any report filed with the Securities and Exchange Commission) under the caption, “About – Governance,” and copies are also available in print upon request to the Corporate Secretary, SCANA Corporation, 220 Operation Way, Mail Code D133, Cayce, South Carolina 29033.

Committee Member	Audit**	Compensation	Executive	Nominating and Governance	Nuclear Oversight
J.A. Bennett					✓
J.F.A.V. Cecil	✓			✓
D.M. Hagood	(Chairman)			✓
K.B. Marsh			(Chairman)
J.M. Micali	✓	✓		(Chairman)
L.M. Miller			✓		(Chairman)
J.W. Roquemore		✓			✓
M.K. Sloan	✓	(Chairman)	✓
H.C. Stowe (Lead Director)*	✓	✓	✓	✓
A. Trujillo				✓	✓
*	The Board has determined that our Lead Director, Mr. Stowe, is also our “audit committee financial expert” as defined under Item 407(d)(5) of the Securities and Exchange Commission’s Regulation S-K. Mr. Stowe is independent as defined by the New York Stock Exchange Listing Standards.
**	Established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934

Audit Committee

AUDIT COMMITTEE D. M. Hagood, Chairman J. F. A. V. Cecil J. M. Micali M. K. Sloan H. C. Stowe	The Audit Committee consists entirely of independent directors. The Committee meets, at least quarterly, to discuss and evaluate the scope and results of audits and our accounting procedures and controls. In addition, the Committee meets, at least quarterly, separately with management, the Company’s General Counsel, internal auditors, the independent registered public accounting firm, the Company’s Risk Management Officer and corporate compliance. The Committee reviews major issues regarding accounting principles and financial statement preparation as well as reviews the Company's quarterly and annual financial statements before submission to the Board of Directors for approval and prior to dissemination to our shareholders, the public and regulatory agencies.

In addition, the Audit Committee appoints (subject to ratification by the shareholders) the independent registered public accounting firm, approves and reviews the scope of each year’s audit, and exercises oversight of the firm’s work. The Committee also sets the compensation of the independent registered public accounting firm and pre-approves all services to be performed by the firm. Additionally, the Audit Committee evaluates the independent registered public accounting firm’s qualifications, performance and independence, including review of the lead audit

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partner, taking into account the opinions of the Company’s management and internal auditors, and assures regular rotation of the lead audit partner as required by law. Further discussion regarding the Audit Committee’s pre-approval of such audit services and associated fees can be found under “Pre-Approval of Auditing Services and Permitted Non-Audit Services” on page 70.

The Audit Committee also reviews the scope and effectiveness of our risk management program which includes the review of quarterly reports pertaining to significant risks. The Committee’s role in risk oversight is discussed in more detail on page 19 under the heading “Board’s Role in Risk Oversight.” Additionally, the Audit Committee reviews, on a quarterly basis, the responsibilities and effectiveness of our internal auditing and corporate compliance departments, and reviews reports from those departments regarding the Company’s conformity with applicable legal requirements and with our Code of Conduct. The Committee reviews with management its assessment of internal controls over financial reporting and disclosure controls and procedures. The Audit Committee also reviews with the Board of Directors our compliance with legal, regulatory, and ethical requirements, and the performance and independence of both our internal and external auditors. Additionally, the Committee constitutes the Qualified Legal Compliance Committee.

On an annual basis, the Committee evaluates its own performance and the adequacy of its charter, and recommends to the Board of Directors any improvements to the charter that the Committee deems appropriate.

The Committee met four times during 2014. For a full list of responsibilities, see the Audit Committee’s Charter at www.scana.com (which is not intended to be an active hyperlink; the information on SCANA’s website is not part of this proxy statement or any report filed with the Securities and Exchange Commission) under the caption “About – Governance – Audit Committee.”

The Board has determined that Mr. Stowe is our “audit committee financial expert” as defined under Item 407(d)(5) of the Securities and Exchange Commission’s Regulation S-K. Mr. Stowe is independent as defined by the New York Stock Exchange Listing Standards.

Compensation Committee

COMPENSATION COMMITTEE M. K. Sloan, Chairman J. M. Micali J. W. Roquemore H. C. Stowe

The Compensation Committee consists entirely of independent Directors. The Committee reviews and makes recommendations to the Board with respect to compensation plans, recommends to the Board persons to serve as our senior officers and as senior officers of our subsidiaries, and recommends to the Board salary and compensation levels, including fringe benefits, for our officers and officers of our subsidiaries.

The Committee also approves goals and objectives with respect to the compensation of the Chief Executive Officer, evaluates the Chief Executive Officer’s performance and along with the other independent directors sets his compensation based on this evaluation. Additionally the Committee reviews succession and continuity planning with the Chief Executive Officer, reviews our operating performance relative to our bonus and incentive programs and reviews management’s Compensation Discussion and Analysis relating to executive compensation prior to its inclusion in our proxy statement. Further, the Committee approves the inclusion of a Compensation Committee Report in our proxy statement as well as reviews the level of SCANA stock ownership by senior executive officers to determine if each is in compliance with the Company’s minimum ownership requirement, and, as may be requested and appropriate, grants temporary waivers from such requirements.

The Committee met three times during 2014. For a full list of responsibilities, see the Compensation Committee’s Charter at www.scana.com (which is not intended to be an active hyperlink; the information on SCANA’s website is not part of this proxy statement or any report filed with the Securities and Exchange Commission) under the caption “About – Governance – Compensation Committee.”

Executive Committee

EXECUTIVE COMMITTEE K. B. Marsh, Chairman L. M. Miller M. K. Sloan H. C. Stowe	The Executive Committee exercises the powers of the full Board of Directors when the Board is not in session or cannot be called into session in a timely manner to deal with a time sensitive circumstance, with the exception of certain powers specifically reserved to the full Board of Directors by statute. The Committee also advises the Chief Executive Officer on other matters important to the Company (due to the size of our Board of Directors, and availability of our Directors to us, the Executive Committee is rarely required to meet).

It is the intention of the Board that the Executive Committee would only be used when the full Board cannot be convened, and, as such, the Committee has not met in several years and did not meet during 2014.

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Nuclear Oversight Committee

NUCLEAR OVERSIGHT COMMITTEE L. M. Miller, Chairman J. A. Bennett J. W. Roquemore A. Trujillo

The Nuclear Oversight Committee consists entirely of independent Directors. The Committee meets at least quarterly to monitor our nuclear operations and to discuss and evaluate nuclear operations, including regulatory matters, operating results, training and other related topics. The Committee periodically tours the V.C. Summer Nuclear Station and its training facilities.

The Committee also reviews with the Institute of Nuclear Power Operations, on a periodic basis, its appraisal of our nuclear operations. Additionally, the Committee routinely presents an independent report to the Board on the status of our nuclear operations.

The Committee met four times during 2014.

Nominating and Governance Committee

NOMINATING AND GOVERNANCE COMMITTEE J. M. Micali, Chairman J. F.A.V. Cecil D. M. Hagood H. C. Stowe A. Trujillo	The Nominating and Governance Committee consists entirely of independent directors. The Committee identifies individuals whom the Committee believes are qualified to become Board members in accordance with the nominating criteria set forth below under “Governance Information—Director Qualification Criteria” (the “Director Qualification Criteria”), and recommends that the Board select such individuals as nominees to stand for election at each Annual Meeting of Shareholders of SCANA. In addition, the Committee reviews and evaluates all persons recommended by shareholders to be Board nominees for director in accordance with the Director Qualification Criteria, evaluates the qualifications and performance of incumbent directors and determines whether to recommend them to the Board for re-election, and in the case of a Board vacancy (including a vacancy created by an increase in the size of the Board), recommends to the Board in accordance with the Director Qualification Criteria an individual to fill such vacancy either through appointment by the Board or through election by shareholders.

The Committee also reviews the independence of SCANA’s Directors as defined by the New York Stock Exchange and as set forth in SCANA’s Governance Principles and makes recommendations to the Board regarding director independence. The Committee reviews the level and form of director compensation and recommends changes to the Board for consideration and approval. At least annually, the Committee reviews the level of SCANA stock ownership by directors to determine if each director is in compliance with the Company’s minimum share ownership requirement. Additionally, the Committee reviews reports and disclosures of insider and affiliated party transactions and makes recommendations to the Board regarding such transactions.

The Committee periodically evaluates the desirability of, and recommends to the Board, any changes in the size, composition, organization and operational structure of the Board. Also, the Committee, annually, or to fill vacancies, identifies Board members qualified to serve on Committees of the Board in accordance with the Board Committee Member Qualifications, and recommends such persons to the Board for appointment to such Committees, including a recommended Chairperson for each Committee, as well as annually, or to fill vacancies, recommends to the Board the appointment of a Lead Director. The Committee annually reviews the membership and responsibilities of Board Committees and recommends to the Board any changes that may be appropriate, and reviews and revises as necessary, SCANA’s Governance Principles, taking into account provisions of the Securities Exchange Act of 1934, the listing standards of the New York Stock Exchange and any other source or sources the Committee deems appropriate. The Committee also provides guidance and assistance, as needed, to the Board in performing the Board’s annual self evaluation.

The Committee met four times during 2014. For a full list of responsibilities, see the Nominating and Governance Committee’s Charter at www.scana.com (which is not intended to be an active hyperlink; the information on SCANA’s website is not part of this proxy statement or any report filed with the Securities and Exchange Commission) under the caption “About – Governance – Nominating and Governance Committee.”

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GOVERNANCE INFORMATION

Governance Principles

Our Governance Principles can be found on our website at www.scana.com (which is not intended to be an active hyperlink; the information on SCANA’s website is not part of this proxy statement or any report filed with the Securities and Exchange Commission) under the “About – Governance – Governance Principles” caption, and are also available in print upon request to the Corporate Secretary, SCANA Corporation, 220 Operation Way, Mail Code D133, Cayce, South Carolina 29033.

Director Independence

Our Governance Principles require that a majority of our directors be independent under the New York Stock Exchange Listing Standards and under any Director Qualification Standards recommended by the Board of Directors. To be considered “independent” pursuant to the SCANA Director Qualification Standards, a director must be determined by resolution of the Board as a whole, following thorough deliberation and consideration of all relevant facts and circumstances, to have no material relationship with us except that of director and to satisfy the independence standards of the New York Stock Exchange. Under the SCANA Director Qualification Standards, a director is required to be unencumbered and unbiased and able to make business judgments in our long-term interests and those of our shareholders as a whole, to deal at arm’s length with us, and to disclose all circumstances material to the director that might be perceived as a conflict of interest. The Director Qualification Standards are set forth in our Governance Principles, which are available on our website as noted above and further described herein under “Director Qualification Criteria” on page 20.

Our Governance Principles also prohibit Audit Committee members from having any direct or indirect financial relationship with us other than the ownership of our securities and compensation as directors and committee members.

The Board has determined that all of our current directors and director nominees, except Mr. Marsh who is our current Chairman, President, Chief Executive Officer and Chief Operating Officer, are independent under the New York Stock Exchange Listing Standards and our Governance Principles. The Board has also determined that each member of the Audit Committee, Compensation Committee, and Nominating and Governance Committee is independent under the New York Stock Exchange Listing Standards and our Governance Principles.

Board Leadership Structure, Executive Sessions of Non-Management Directors and Lead Director

Our bylaws provide for a Chairman of the Board, to be chosen by the Board from among its members, who shall, if present, preside at meetings of the shareholders and Board of Directors, who may call special meetings of the shareholders and the Board of Directors, and who shall perform such other duties as may be assigned by the Board. The bylaws also permit the Chief Executive Officer, if he or she is a member of the Board, to be chosen as the Chairman. Our Governance Principles provide for the positions of Chairman and Chief Executive Officer to be held by the same person, and for more than 20 years, our Chief Executive Officer has been chosen as Chairman of the Board.

We believe this leadership structure is appropriate because it has served us well for over two decades, and because all of our current directors are independent, except Mr. Marsh, who is our Chairman, Chief Executive Officer, President and Chief Operating Officer. Many of our directors also live and work, or have substantial business interests in our service area; therefore, they have access to information about us and our operations from sources other than our management’s presentations to the Board. Further, South Carolina law and our bylaws make it clear that the business and affairs of the Company are managed under the direction of the Board of Directors, and that management control is subject to the authority of the Board of Directors to appoint and remove any of our officers at any time.

To promote open discussion among themselves, our independent directors meet regularly in executive session without members of management present. The Board annually elects a Lead Director to preside at all meetings at which the Chairman is not present, including executive sessions of the independent directors held at each regularly scheduled Board meeting. In 2014, Mr. Stowe was elected Lead Director to serve until the 2015 Annual Meeting of Shareholders. After the 2015 Annual Shareholders’ Meeting, the Board will again appoint a Lead Director to serve until the 2016 Annual Meeting of Shareholders. The Lead Director also has the authority to call meetings of the independent directors when necessary or appropriate. The Chairs of the Audit, Compensation, Nuclear Oversight, and

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Nominating and Governance Committees of the Board each preside as the Chair at meetings of independent directors at which the Lead Director is not present when the principal items to be considered are within the scope of authority of his or her Committee.

Board’s Role in Risk Oversight

As noted above, our business and affairs are managed under the direction of our Board of Directors. This includes the Board overseeing the types and amounts of risks undertaken. In discharging its oversight responsibilities, the Board relies on a combination of the business experience of members of the Board and the expertise and business experience of our officers and employees, as well as, from time to time, advice of various consultants and experts. An appropriate balancing of risks and potential rewards with the long-term goals of the Company is, and historically has been, implicit in the decisions and policies of the Board. Because risk oversight is so thoroughly interwoven into the direction of the Board, other than as set forth below, no special provision has been made for that oversight in the Board’s leadership structure.

The Board has established a management-level Risk Management Committee which reports directly to the Audit Committee of the Board. The Risk Management Committee is comprised of the Company’s Senior Executive Officers, the Treasurer (who is also the Company’s Risk Management Officer) and the Chief Information Officer. The Company’s Chief Executive Officer serves as Chair of the Risk Management Committee. Committee membership is comprised of Senior Executive Officers in order to bring together expertise in general business and all operational areas, as well as finance, legal, administrative and regulatory areas. The Risk Management Officer oversees a staff of eight employees with primary responsibilities in the area of risk management.

The Risk Management Committee conducts regularly scheduled meetings at which the Committee receives presentations from management representatives. The Committee also meets on an as needed basis between regularly scheduled meetings. Pursuant to authority granted by the Board of Directors, the Committee sets policies and guidelines for risk management. The Committee has also established extensive sub-committees with expertise tailored to the review, discussion and monitoring of risks of a particular operation.

At each quarterly meeting of the Board, the Audit Committee receives a report from the Risk Management Officer. Several members of the Risk Management Committee are also present at the Audit Committee meetings to provide details of the Committee’s work and respond to questions raised by Audit Committee Members. Also, beginning in 2014, at quarterly meetings of the Board of Directors, the Board reviews and discusses a report prepared by the Company’s Risk Management Officer and approved by the Risk Management Committee, which sets forth certain high-level risks identified by the Company’s Senior Executive Officers and others. The report also provides the current status of such high-level risks, and further identifies where the primary responsibility for risk oversight resides, including both at the Board and Board Committee level, and identifies the Senior Executive Officer who has primary responsibility for oversight of the particular risk.

Director Nominations Process

The Nominating and Governance Committee recommended to the Board the individuals nominated for Director positions at the 2015 Annual Meeting.

The Nominating and Governance Committee will consider for recommendation to the Board as Board of Directors’ nominees, candidates recommended by shareholders if the shareholders comply with the following requirements. If a shareholder wishes to recommend a candidate to the Nominating and Governance Committee for consideration as a Board of Directors’ nominee, such shareholder must confirm his ownership and submit in writing to the Nominating and Governance Committee the recommended candidate’s name, a brief resume setting forth the recommended candidate’s business and educational background and qualifications for service, and a notarized consent signed by the recommended candidate stating the recommended candidate’s willingness to be nominated and to serve. This information must be delivered to the SCANA Nominating and Governance Committee, c/o the Corporate Secretary at the Company’s address and must be received no later than 120 days prior to the first anniversary of the date of the proxy statement sent to shareholders in connection with the preceding year’s annual meeting for a potential candidate to be considered as a potential Board of Directors’ nominee. The Nominating and Governance Committee may request further information if it determines a potential candidate may be an appropriate nominee. Director candidates recommended by shareholders that comply with these requirements will be considered on the same basis as candidates otherwise chosen by the Nominating and Governance Committee.

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Director candidates recommended by shareholders will not be considered for recommendation by the Nominating and Governance Committee as potential Board of Directors’ nominees if the shareholder recommendations are received later than 120 days prior to the first anniversary of the date of the proxy statement sent to shareholders in connection with the preceding year’s annual meeting. If the Nominating and Governance Committee chooses not to recommend a shareholder candidate as a Board of Directors’ nominee, or if a shareholder chooses to personally nominate a candidate, the shareholder may come to an annual meeting and nominate a director candidate for election at the annual meeting if the shareholder has given notice of his intention to do so in writing to the SCANA Corporate Secretary at least 120 days prior to the first anniversary of the date of the proxy statement sent to shareholders in connection with the preceding year’s annual meeting. Such shareholder nominations must also comply with the other requirements in our bylaws. Any shareholder may request a copy of the relevant bylaw provision by writing to the Office of the Corporate Secretary, SCANA Corporation, 220 Operation Way, Mail Code D133, Cayce, South Carolina 29033. Nominations not made in accordance with these requirements may be disregarded by the presiding officer of the meeting, and upon his or her instructions, the voting inspectors shall disregard all votes cast for each such nominee.

Independent Director Recruiting Firm

In October 2012, the Nominating and Governance Committee directed management to retain an independent executive recruiting firm to assist the Committee in identifying and evaluating potential director candidates who meet the Director Qualification Criteria discussed below. As a result, our newest directors, Messrs. Cecil and Trujillo, were elected to the Board in October 2013. During 2014, the Nominating and Governance Committee considered certain candidates known to management and the Board, but did not formally engage in recruiting activities with the independent executive recruiting firm and no new members were recommended or elected to the Board in 2014.

Director Qualification Criteria

In identifying and evaluating potential nominees, the Nominating and Governance Committee Charter directs the Committee to take into account applicable requirements for directors under the Securities Exchange Act of 1934, the Listing Standards of the New York Stock Exchange and the Director Qualification Standards in our Governance Principles, including our policy that a majority of our directors be independent.

The Nominating and Governance Committee may take into consideration such other factors and criteria as it deems appropriate in evaluating a candidate, including his or her knowledge, expertise, skills, integrity, judgment, business or other experience and reputation in the business community, the interplay of the candidate’s experience with the experience of other Board members, diversity, and the extent to which the candidate would be a desirable addition to the Board and any committees. Although the Nominating and Governance Committee does not have a specific policy with regard to the consideration of diversity in identifying director nominees, the Committee considers racial, cultural and gender diversity, as well as diversity in business and personal experience and skill sets among all of the directors as part of the total mix of information it takes into account in identifying nominees. Additionally, the Director Qualification Standards set forth in our Governance Principles include the following:

•	Directors must possess and have demonstrated the highest personal and professional ethics, integrity and values consistent with ours;

•	Directors must be unencumbered and unbiased and able to make business judgments in our long-term interests and those of our shareholders as a whole;

•	Directors must deal at arm’s length with us and our subsidiaries and disclose all circumstances material to the director that might be perceived as a conflict of interest;

•	Directors must be committed to the enhancement of the long-term interests of our shareholders;

•	Directors must be willing to challenge the strategic direction of management, exercising mature judgment and business acumen;

•	Directors must be willing to devote sufficient time and care to the exercise of their duties and responsibilities;

•	Directors must possess significant experience in management positions of successful business organizations;

•

Directors who serve as chief executive officers or equivalent positions should not serve on more than two boards of public companies in addition to our Board; other directors should not serve on more than four boards of public companies in addition to our Board; and

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•	The term of office of a director who is not a salaried employee of SCANA will expire at the annual meeting next preceding the date on which such director attains age 70.

Our bylaws require that our independent directors hold SCANA common stock equal to the number of shares granted in the five most recent annual stock retainers, as such retainer may be adjusted from time to time.

Director Share Ownership Requirements

As noted in the Director Qualification Standards set forth in the preceding section, our bylaws require that our independent directors hold SCANA common stock equal to the number of shares granted in the five most recent annual stock retainers. Currently, a portion of the retainer fees paid to independent directors is required to be paid in shares of our common stock, which is issued under our Director Compensation and Deferral Plan. For 2014, the number of shares issued to each independent director to satisfy the annual stock retainer was 2,197. As of February 2015, all independent directors whose terms will continue after the 2015 Annual Meeting, or who have been nominated for reelection, met this stock ownership requirement, with the exception of Messrs. Cecil and Trujillo who have until October 10, 2019 to acquire the required level of stock ownership and who are both currently on track to meet the requirement. All subsequently elected independent directors will have six years from the date of their election to the Board to meet the requirement. The Nominating and Governance Committee conducts an annual review of the level of share ownership for each independent director to ensure compliance with the requirement. The Nominating and Governance Committee also has the discretion to grant a temporary waiver of the minimum share ownership requirement if an independent director demonstrates to the Nominating and Governance Committee that such a waiver is appropriate due to a financial hardship or for other good reason.

Under the Director Compensation and Deferral Plan, independent directors may make an annual irrevocable election to defer all or a portion of the annual stock retainer fee into a hypothetical investment in our common stock, with distribution from the Plan to be ultimately payable in shares of our common stock. Independent directors may also elect for other fees to be deferred into a hypothetical investment in our common stock under the Plan, with distribution from the Plan to be ultimately payable in shares of common stock. Shares held directly and amounts deferred pursuant to the Director Compensation and Deferral Plan and denominated in shares are taken into consideration in determining if our independent directors meet the minimum share ownership requirement under our bylaws. Beginning in 2015, Directors may also defer all of their annual stock retainer fees into a hypothetical investment in our common stock under the Executive Deferred Compensation Plan, and those shares are also taken into consideration in determining if our Directors meet the minimum share ownership requirements. See “Executive Compensation — Executive Deferred Compensation Plan” beginning on page 48. See “Director Compensation — Director Compensation and Deferral Plan” on page 57.

Majority Voting for the Election of Directors

Our Governance Principles provide for a majority voting standard for the election of our directors, pursuant to which each director nominee agrees that, as a condition to being nominated, if, in an uncontested election of directors, such nominee receives a greater number of votes “withheld” from his or her election than votes “for” his or her election, then such nominee will, within five days following the certification of the shareholder vote, tender his or her written resignation to the Chairman of the Board for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee will consider such tendered resignation, and promptly following the date of the shareholders’ meeting at which the election occurred, will make a recommendation to the Board concerning the acceptance or rejection of such resignation. In determining its recommendation to the Board, the Nominating and Governance Committee will consider all factors deemed relevant by the members of the Committee including, without limitation, the stated reason or reasons why shareholders who cast “withhold” votes for the director did so, the qualifications of the director (including, for example, the impact the director’s resignation would have on the Company’s compliance with the requirements of the Securities and Exchange Commission, the New York Stock Exchange and our Corporate Governance Principles), and whether the director’s resignation from the Board would be in the best interests of the Company and its shareholders.

The Nominating and Governance Committee also will consider a range of possible alternatives concerning the director’s tendered resignation as members of the Committee deem appropriate, including, without limitation, acceptance of the resignation, rejection of the resignation, or rejection of the resignation coupled with a commitment to seek to address and cure the underlying reasons reasonably believed by the Nominating and Governance Committee to have substantially resulted in the “withheld” votes. The Board will take formal action on the Nominating

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and Governance Committee’s recommendation no later than 90 days following the date of the shareholders’ meeting at which the election occurred. Following the Board’s decision on the Nominating and Governance Committee’s recommendation, the Company will promptly disclose, in a Form 8-K filed with the Securities and Exchange Commission, the Board’s decision, together with a full explanation of the process by which the decision was made and, if applicable, the Board’s reason or reasons for rejecting the tendered resignation.

Communications with the Board of Directors, Including Non-Management Directors

Shareholders and other interested parties can communicate with the Board, with the independent directors as a group or with any director by writing to them, c/o Gina Champion, Corporate Secretary, SCANA Corporation, 220 Operation Way, Mail Code D133, Cayce, South Carolina 29033, or by sending an e-mail to SCANAIndependentdirectors@scana.com (for correspondence to the independent directors), to SCANAchairman@scana.com (for correspondence to the CEO/chairman) or to gchampion@scana.com (for correspondence to a particular director). Interested parties also may communicate with the chair of the following Committees by sending an e-mail to: auditchair15@scana.com, compensationchair15@scana.com, or nomandgovchair15@scana.com. The Corporate Secretary may initially review communications to Directors and send a summary to the Directors, but has discretion to exclude from transmittal any communications that are commercial advertisements or other forms of solicitation or individual service or billing complaints (although all communications are available to the Directors at their request). The Corporate Secretary will forward to the Directors any communications raising substantive issues.

Prohibition on Hedging, Margining or Pledging of Shares

Our Insider Trading Policy prohibits officers, directors, employees and related persons from pledging, margining or engaging in hedging transactions with respect to shares of the Company’s common stock.

SCANA’s Code of Conduct & Ethics

All of our employees (including the Chief Executive Officer, Chief Financial Officer, President and Controller) and Directors are required to abide by the SCANA Code of Conduct & Ethics (the “Code of Conduct”) to ensure that our business is conducted in a consistently legal and ethical manner. The Code of Conduct forms the foundation of a comprehensive process that promotes compliance with corporate policies and procedures, an open relationship among colleagues that contributes to good business conduct, and a belief in the integrity of our employees. Our policies and procedures cover all areas of business conduct and require adherence to all laws and regulations applicable to the conduct of our business.

The full text of the Code of Conduct is published on our website, at www.scana.com (which is not intended to be an active hyperlink; the information on SCANA’s website is not part of this proxy statement or any report filed with the Securities and Exchange Commission) under the “About-Governance” caption, and a copy is also available in print upon request to the Corporate Secretary, SCANA Corporation, 220 Operation Way, Mail Code D133, Cayce, South Carolina 29033. We intend to disclose future amendments to, or waivers from, certain provisions of the Code of Conduct on our website within two business days following the date of such amendment or waiver.

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RELATED PARTY TRANSACTIONS

Our Governance Principles and Nominating and Governance Committee Charter address independence requirements for our Directors. As part of our independence analysis, our Nominating and Governance Committee must review and assess any related party transactions involving our Directors and their immediate family members and certain of their affiliates as required by the New York Stock Exchange Listing Standards. Our Governance Principles also address Director requirements for avoidance of conflicts of interest and disclosure of conflicts of interest or potential conflicts of interest, and prohibit loans or extensions of credit to Directors. Our Code of Conduct addresses requirements for avoidance of conflicts of interest by all of our employees. Our Governance Principles, Nominating and Governance Committee Charter and Code of Conduct are all written documents. With the exception of annual director and officer questionnaires, our Governance Principles, our Code of Conduct, and our Nominating and Governance Committee Charter, there are no additional written policies and procedures relating to the review, approval or ratification of related party transactions by the Board.

To help us perform our independence and related party transaction analysis, we require that each senior executive officer, executive officer, director and director nominee complete an annual questionnaire and report all transactions with us in which such persons (or their immediate family members and certain of their affiliates) had or will have a direct or indirect material interest (except for salaries and other compensation and benefits, directors’ fees, and dividends on our stock). It is our general intention to avoid such transactions. Our General Counsel reviews responses to the questionnaires and any other information about related party transactions that may be brought to his attention. We use the questionnaires and the annual Code of Conduct training to help ensure the effective implementation and monitoring of compliance with such policies and procedures. If any such related party transactions are disclosed, they are reviewed by the Nominating and Governance Committee pursuant to the requirements of its Charter. If appropriate, any such transactions are submitted to the Board for approval.

The Nominating and Governance Committee does not use any formal written standards in determining whether to submit a related party transaction to the Board for approval. As noted above, we attempt to avoid such transactions altogether. On the rare occasions when such transactions have arisen, our Nominating and Governance Committee, which is comprised solely of independent Board members, reviewed the proposed or actual transactions and utilized their business judgment to determine which of them should be submitted for review to the full Board. In practice, all such transactions that have arisen in recent years have been reviewed by the full Board, even when they were well below the threshold for proxy statement disclosure and below the threshold at which director independence could be compromised.

The types of transactions that have been reviewed in the past include the purchase and sale of goods, services or property from companies for which our Directors serve as executive officers or Directors, the purchase of financial services and access to lines of credit from banks for which our directors serve as executive officers or directors, and senior officer relocation benefits. All of the related party transactions reviewed, discussed and/or approved by the Board during 2014 are described below.

One of our named executive officers, Mr. George Bullwinkel, extended his retirement twice as he continued to lead our efforts to sell two of our subsidiaries. His efforts were successfully concluded by the sale of these subsidiaries for a combined sales price of approximately $650 million. In recognition of these efforts and his willingness to extend his retirement, and in consideration of the benefits the transactions provided to us, our Board authorized payments to Mr. Bullwinkel in 2015 consisting of severance pay of $120,000, bonus payments totaling $500,000 relating to the successful closing of the subsidiary sales and consulting fees of $230,000 for services which he will provide to us for the remainder of 2015.

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SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF MANAGEMENT

The following table lists the amounts of our common stock beneficially owned on February 20, 2015, by each director, each nominee, each person named in the Summary Compensation Table on page 43, and all directors and executive officers as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)(3)(4)		Percent of Class
K. B. Marsh	44,541		*
J. E. Addison	22,337		*
S. A. Byrne	23,839		*
G. J. Bullwinkel, Jr.	37,936	(5)	*
R. T. Lindsay	2,492		*
J. A. Bennett	43,453		*
J. F. A. V. Cecil	2,845		*
D. M. Hagood	20,873		*
J. M. Micali	28,175		*
L. M. Miller	61,120		*
J. W. Roquemore	34,274		*
M. K. Sloan	55,456		*
H. C. Stowe	41,933		*
A. Trujillo	2,845		*
All executive officers and directors as group (20 persons)	559,454		*
*	Less than 1%
(1)	Includes shares purchased through February 20, 2015 by the Trustee under the SCANA Corporation Stock Purchase-Savings Plan.
(2)	Includes hypothetical shares acquired under the Director Compensation and Deferral Plan. These hypothetical shares are paid out in shares and do not have voting rights. As of February 20, 2015, the following directors had acquired the following numbers of hypothetical shares: Messrs. Bennett — 40,090; Hagood — 19,560; Micali — 27,175; Roquemore — 20,174; Sloan — 55,398; Stowe — 38,357; and Ms. Miller — 56,613.
(3)	Hypothetical shares acquired under the Executive Deferred Compensation Plan are not included in the above table. These hypothetical shares are paid out in cash and do not have voting rights. As of February 20, 2015, the following officers and directors had acquired the following numbers of hypothetical shares: Messrs. Marsh — 18,539; Addison — 773; Byrne — 25,910; and Hagood — 440.
(4)	Includes shares owned by close relatives and/or shares held in trust for others, as follows: other executive officers as a group — 11,604.
(5)	The total number of shares listed for Mr. Bullwinkel, who retired on January 31, 2015, is as reflected in the Company’s records on the date of his retirement. At that date, Mr. Bullwinkel had acquired 5,297 hypothetical shares under the Executive Deferred Compensation Plan, which are not included in the above table.

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FIVE PERCENT BENEFICIAL OWNERSHIP OF SCANA COMMON STOCK

The following table provides information about persons known by us to be the beneficial owners of more than five percent of our common stock as of December 31, 2014. This information was obtained from Schedules 13G filed with the Securities and Exchange Commission and we have not independently verified it.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
SCANA Corporation Stock Purchase-Savings Plan Bank of America, N.A., as Trustee 1300 Merrill Lynch Drive Third Floor Pennington, NJ 08534	13,093,685	(1)	9.2
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	12,181,935	(2)	8.5
The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	10,390,576	(3)	7.28
State Street Corporation State Street Financial Center One Lincoln Street Boston, MA 02111	7,696,062	(4)	5.4
(1)	The SCANA Corporation Stock Purchase-Savings Plan has shared power to vote and dispose of these shares. Participants have the opportunity to give voting instructions to the plan trustee with respect to shares held in their accounts, and the trustee is required to vote the shares in accordance with such instructions. Shares that are not voted by participants are voted proportionally to the Plan shares voted.
(2)	In its most recently filed Schedule 13G, BlackRock, Inc. reported sole voting power with respect to 10,970,259 shares, and sole dispositive power with respect to all 12,181,935 shares.
(3)	In its most recently filed Schedule 13G, The Vanguard Group, Inc. reported sole voting power with respect to 246,885 shares, sole dispositive power with respect to 10,161,446 shares, and shared dispositive power with respect to 229,130 shares.
(4)	In its most recently filed Schedule 13G, State Street Corporation reported shared voting and dispositive power with respect to all shares.

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EXECUTIVE COMPENSATION

Compensation Committee Processes and Procedures

Our Compensation Committee, which is comprised entirely of independent directors, administers our senior executive compensation program. Compensation decisions for all Senior Executive Officers are approved by the Compensation Committee and recommended by the Committee to the full Board for final approval. The Committee considers recommendations from our Chairman and Chief Executive Officer in setting compensation for Senior Executive Officers.

In addition to attendance by members of the Compensation Committee, the Committee’s meetings are also regularly attended by our Chairman and Chief Executive Officer, our Senior Vice President of Administration and Human Resources Department employees, as well as management’s and the Board’s compensation consultants. At each meeting the Committee also meets in executive session without members of management present. The Chairman of the Committee reports the Committee’s recommendations on executive compensation to the Board of Directors. Our Human Resources, Tax and Finance Departments support the Compensation Committee in its duties, and the Committee may delegate authority to these departments to fulfill administrative duties relating to our compensation programs.

The Committee has the authority under its Charter to retain, approve fees for, and terminate advisors, consultants and others as it deems appropriate to assist in the fulfillment of its responsibilities. Since 2012, the Committee has engaged the services of its own independent compensation consultant, Pearl Meyer & Partners. Prior to 2012, the Committee had not historically retained its own compensation consultant, but rather used relevant information provided to us by management’s consultant, Towers Watson. The Committee used this information to assist it in carrying out its responsibilities for overseeing matters relating to compensation plans and compensation of our Senior Executive Officers. The Committee continues to use information provided by Towers Watson, but with advice from Pearl Meyer & Partners. Using information provided by a national compensation consultant helps assure the Committee that our policies for compensation and benefits are competitive and aligned with utility and general industry practices. However, the Committee believes that engaging its own independent compensation consultant eliminates the appearance of any potential conflict of interest that might arise because management’s consultant also performs other services for the Company. Pearl Meyer & Partners does not perform any additional services for the Company.

The Compensation Committee has assessed the independence of Pearl Meyer & Partners pursuant to Securities and Exchange Commission rules and New York Stock Exchange Listing Standards and determined that Pearl Meyer & Partners’ work for the Compensation Committee does not raise any conflict of interest. Towers Watson continues to serve as management’s executive officer and director compensation consultant.

Compensation Committee Interlocks and Insider Participation

During 2014, decisions on various elements of executive compensation were made by the Compensation Committee. No officer, employee, former officer or any related person of SCANA or any of its subsidiaries served as a member of the Compensation Committee.

The directors who served on the Compensation Committee during 2014 were:

Mr. Maceo K. Sloan, Chairman

Mr. Joshua W. Martin, III (retired April 2014)

Mr. James M. Micali

Mr. James W. Roquemore

Mr. Harold C. Stowe

Compensation Risk Assessment

Our Human Resources, Risk Management, and Legal Departments have jointly reviewed our compensation policies and procedures to determine whether they present a significant risk to the Company. Based on this review we have concluded that our compensation policies and procedures for all employees are not reasonably likely to have a material adverse effect on the Company. Our annual incentive compensation plans for all employees are structured such that appropriate limits are in place to discourage excessive risk taking. In addition, all leadership level employees

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who are in a position to effect significant policies or projects have compensation at risk on both a short- and long-term basis, which we believe discourages excessive risk taking and encourages supervision of any risk related activities by other employees. Our compensation programs and policies, including our Senior Executive Officer share ownership requirements, reward consistent, long-term performance by heavily weighting leadership level compensation to long-term incentives that reward stock, financial, and operating performance. In addition, all of our senior executive officers, who are also members of our Risk Management Committee, oversee and approve individual and business unit objectives for their areas of responsibility so they are positioned to report any risk associated with such individual or business unit objectives to the Risk Management Committee.

Compensation Discussion and Analysis

Objectives and Philosophy of Executive Compensation

Our senior executive compensation program is designed to support our overall objective of increasing shareholder value by:

•	Hiring and retaining premier executive talent;

•	Having a pay-for-performance philosophy that links total rewards to achievement of corporate, business unit and individual goals, and places a substantial portion of pay for senior executives at risk;

•	Aligning the interests of executives with the long-term interests of shareholders through long-term equity-based incentive compensation; and

•

Ensuring that the elements of the compensation program focus on and appropriately balance our financial, customer service, operational and strategic goals, all of which are crucial to achieving long-term results for our shareholders.

We have designed our compensation program to reward senior executive officers for their individual and collective performance and for our collective performance in achieving goals for growth in basic earnings per share and total shareholder return and other annual and long-term business objectives. We believe our program performs a vital role in keeping executives focused on improving our performance and enhancing shareholder value while rewarding successful individual executive performance in a way that helps to assure retention.

The following discussion provides an overview of our compensation program for all of our senior executive officers (for 2014, a group of 12 people who are at the level of senior vice president and above), as well as a specific discussion of compensation for our Chief Executive Officer, our Chief Financial Officer and the other executive officers named in the Summary Compensation Table that follows this “Compensation Discussion and Analysis.” In this discussion, we refer to the executives named in the Summary Compensation Table as “Named Executive Officers.”

Principal Components of Executive Compensation

During 2014, senior executive compensation consisted primarily of three key components: base salary, short-term cash incentive compensation, and long-term equity-based incentive compensation (under the shareholder-approved Long-Term Equity Compensation Plan). We also provide various additional benefits to senior executive officers, including health, life and disability insurance plans, retirement plans, change in control arrangements, limited perquisites, and, if appropriate, severance and termination benefits. The Compensation Committee makes its decisions about how to allocate senior executive officer compensation among base salary, short-term cash incentive compensation and long-term equity-based incentive compensation on the basis of market information and analysis provided by management’s compensation consultant, and our goals of remaining competitive with the compensation practices of a group of surveyed companies and of linking compensation to our corporate performance and individual senior executive officer performance. We also evaluate the market information for specific positions to ensure we account for internal equity considerations. At the Committee’s discretion, information used or provided by management, or provided by management’s compensation consultant to assist the Committee in making its decisions, may be reviewed by the Committee’s independent compensation consultant, Pearl Meyer & Partners.

A more detailed discussion of each of these components of senior executive officer compensation, the reasons for awarding such types of compensation, the considerations in setting the amounts of each component of compensation, the amounts actually awarded for the periods indicated, and various other related matters are set forth in the sections below.

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Factors Considered in Setting Senior Executive Officer Compensation

Use of Market Surveys and Peer Group Data

We believe it is important to consider comparative market information about compensation paid to executive officers of other companies in order to remain competitive in the executive workforce marketplace. We want to attract and retain highly skilled and talented senior executive officers who have the ability to carry out our short- and long-term goals. To do so, we must be able to compensate them at levels that are competitive with compensation offered by other companies in our business or geographic marketplace that seek similarly skilled and talented executives. Accordingly, we consider market survey results in establishing all components of compensation. The market survey information is provided to us approximately every other year by management’s compensation consultant. In years in which management’s consultant does not provide us with market survey information, and when we require updated information, our process may be to apply an aging factor to the prior year’s information with assistance from management’s consultant, based on its experience in the marketplace. Compensation decisions for 2014 were based on a compensation survey performed in 2013 by management’s compensation consultant, Towers Watson. Prior to the consultant conducting the market survey, we assist management’s consultant in understanding the key duties and responsibilities of our positions, which enables the consultant to match our positions with benchmark positions in its database. If management’s consultant is unable to find an exact match for one of our positions in the consultant’s database due to variances in duties and/or position level, we may assist management’s consultant in identifying the most similar position. The market survey information may then be adjusted upward or downward as necessary to match the position as closely as possible.

Our goal is to set base salary and short- and long-term incentive compensation for our senior executive officers at the median (50th percentile) of compensation paid for similar positions by the companies included in the market surveys. We generally set our target at the median because we believe this target will meet the requirements of most of the persons we seek to hire and retain in our geographic area, and because we believe it is fair both to us and to the executives. Variations to this objective may, however, occur as dictated by the experience level of the individual, internal equity, need for specialized talent, and market factors. We do not set a target level for broad-based benefits for our senior executive officers, but we believe our broad-based benefits are approximately at the median.

The companies included in the market survey are a group of utilities and general industry companies of various sizes in terms of revenue. Approximately half of the companies included in the 2013 market survey had substantially the same levels of annual revenues as we had, while the remainder had revenues ranging from one-third to not greater than 3.8 times our revenues. Market survey results for positions may be size-adjusted using regression analysis to account for these differences in company revenues, which in turn are viewed as a proxy for measuring the relative scope and complexity of the business operations.

The companies included in the 2013 market survey we used in connection with setting base salaries and short- and long-term incentive compensation for 2014, and the states in which they are headquartered are listed below:

Utility Industry: AGL Resources, Inc. (GA); Alliant Energy Corporation (WI); Ameren Corporation (MO); Avista Corp. (WA); CenterPoint Energy, Inc. (TX); CMS Energy Corporation (MI); Dominion Resources, Inc. (VA); DPL, Inc. (OH); Duke Energy Corporation (NC); Edison International (CA); Entergy Corporation (LA); FirstEnergy Corporation (OH); Hawaiian Electric Industries, Inc. (HI); NextEra Energy, Inc. (FL); Northeast Utilities (CT); NV Energy, Inc. (NV); OGE Energy Corporation (OK); Pepco Holdings, Inc. (DC); Pinnacle West Capital Corporation (AZ); PNM Resources, Inc. (NM); Portland General Electric Co. (OR); PPL Corporation (PA); Progress Energy, Inc. (NC); Public Service Enterprise Group, Inc. (NJ); Sempra Energy (CA); Southern Company (GA); TECO Energy, Inc. (FL); Westar Energy, Inc. (KS); Wisconsin Energy Corporation (WI); Xcel Energy, Inc (MN).

General Industry: Armstrong World Industries, Inc. (PA); Avery Dennison Corporation (CA); Ball Corporation (CO); Cameron International Corporation (TX); Eastman Chemical Company (TN); Ecolab Inc. (MN); Goodrich Corporation (NC); Hanesbrands, Inc. (NC); The Hershey Company (PA); Level 3 Communications, Inc. (CO); ManTech International Corporation (VA); Mattel, Inc. (CA); MeadWestvaco Corporation (VA); Pitney Bowes, Inc. (CT); Rockwell Automation, Inc. (WI); Rockwell Collins, Inc. (IA); Sealed Air Corporation (NJ); Snap-on, Inc. (WI); Sonoco Products Company (SC); Steelcase Inc. (MI); Terex Corporation (CT); The Scotts Miracle-Gro Company (OH); The Sherwin-Williams Company (OH); Unisys Corporation (PA); USG Corporation (IL).

We believe the utilities included in our market survey are an appropriate group to use for compensation comparisons because they align well with our revenues, the nature of our business and workforce, and the talent and skills required for safe and successful operations. We believe the additional non-utility companies included in our market survey are

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appropriate to include in our comparisons because they align well with our revenues, and are the types of companies that might be expected to seek executives with the same general skills and talents as the executives we are trying to attract and retain in our geographic area. The companies we use for comparisons may change from time to time based on the factors discussed above.

To make comparisons with the market survey results, we generally divide all of our senior executive officers into utility and non-utility executive groups — that is, executive officers whose responsibilities are primarily related to utility businesses and require a high degree of technical or industry-specific knowledge (such as electrical engineering, nuclear engineering or gas pipeline transmission), and those whose responsibilities are more general and do not require such specialized knowledge (such as business, finance, and other corporate support functions). We then attempt to match to the greatest degree possible our positions with similar positions in the survey results. We may blend the survey results to achieve what we believe is an appropriate comparison.

We also use performance data covering a larger peer group of utilities in determining long-term equity incentive compensation under our shareholder-approved Long-Term Equity Compensation Plan, as discussed under “Long-Term Equity Compensation Plan.”

Personal Qualifications

In addition to considering market survey comparisons, we consider each senior executive officer’s knowledge, skills, scope of authority and responsibilities, job performance and tenure with us as a senior executive officer.

Mr. Marsh has been our Chairman and Chief Executive Officer since December 2011, and he has also served as our President and Chief Operating Officer since January 2011. Prior to January 2011, he served as our Senior Vice President from 1998 to January 2011, and as our Chief Financial Officer from 1996 to April 2006. He previously served as President of South Carolina Electric & Gas Company (“SCE&G”), our largest subsidiary from April 2006 to November 2011, and as SCE&G’s Chief Operating Officer from April 2006 to January 2011. Mr. Marsh previously practiced as a certified public accountant and has been with us for over 30 years. As our Chief Executive Officer, Mr. Marsh has responsibility for strategic planning, development of our senior executive officers and oversight of our operations.

Mr. Addison was appointed Executive Vice President of SCANA in January 2012, and he has served as our Chief Financial Officer since April 2006. Additionally, in May 2014, Mr. Addison was appointed President and Chief Operating Officer of our subsidiary, SCANA Energy Marketing, Inc. In October 2014 he was appointed President and Chief Operating Officer of our subsidiary, SCANA Communications, Inc., and served in these capacities until its sale in February 2015. Prior to January 2012, Mr. Addison had served as a Senior Vice President of SCANA since 2006 and Vice President of Finance from 2001 to 2006. As Chief Financial Officer, he is responsible for all of our financial operations, including accounting, risk management, treasury, investor relations, shareholder services, taxation and financial planning, as well as our information technology functions. Mr. Addison is a certified public accountant and has been with us for 24 years.

Mr. Byrne is an Executive Vice President of SCANA, as well as President of Generation and Transmission and Chief Operating Officer of SCE&G. He is also responsible for our fossil/hydro operations. In these positions, he is responsible for overseeing all of our activities related to fossil/hydro and nuclear power, including nuclear plant operations, emergency planning, licensing, and nuclear support services, as well as overseeing construction of our new nuclear facilities. He has over 30 years of experience in the nuclear industry, and he has also held a Nuclear Regulatory Commission Senior Reactor Operator’s license. Mr. Byrne has been with us for 19 years.

Mr. Bullwinkel, who retired in January 2015, was a Senior Vice President of SCANA, and until May 2014, he served as President and Chief Operating Officer of our subsidiaries, SCANA Energy Marketing, Inc. and ServiceCare, Inc. Mr. Bullwinkel also served as President of our subsidiary SCANA Communications, Inc. until December 2014. For a portion of 2013, he was also responsible for senior executive oversight of our subsidiary, Public Service Company of North Carolina, Incorporated, d/b/a PSNC Energy. In these positions, he was responsible for overall operations of each of these subsidiaries. Mr. Bullwinkel was with us for 44 years.

Mr. Lindsay is a Senior Vice President and the General Counsel of SCANA and its subsidiaries. He is responsible for oversight of all legal, legal regulatory, environmental, and corporate secretary functions. Mr. Lindsay has been with us for 6 years and has more than 35 years experience as an attorney, which includes more than 20 years serving in a General Counsel role.

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Other Factors Considered

In addition to the foregoing information, we consider the fairness of the compensation paid to each senior executive officer in relation to what we pay our other senior executive officers. Our Compensation Committee also considers recommendations from our Chairman and Chief Executive Officer in setting compensation for senior executive officers.

We review our compensation program and levels of compensation paid to all of our senior executive officers, including the Named Executive Officers, annually and may make adjustments based on the foregoing factors as well as other subjective factors.

In 2014, our Compensation Committee reviewed summaries of compensation components (“tally sheets”) for all of our senior executive officers, including the Named Executive Officers. These tally sheets reflect changes in compensation during the prior year, if any, and affix dollar amounts to each component of compensation. Although the Committee did not make any adjustments to executive compensation in 2014 based solely on its review of the tally sheets, it intends to continue to use such tally sheets in the future to review each component of the total compensation package, including base salaries, short- and long-term incentives, severance plans, insurance, retirement and other benefits, as a factor in determining the total compensation package for each senior executive officer.

Timing of Senior Executive Officer Compensation Decisions

Annual salary reviews are routinely conducted and any adjustments are made, and short- and long-term incentive compensation awards are routinely granted in February of each year at the first regularly scheduled Compensation Committee and Board meetings. Determinations also are made at those meetings as to whether to pay out awards under the most recently completed cycle of short- and long-term incentive compensation (which include equity based incentive compensation). Compensation determinations also may be made by the Committee at its other quarterly meetings in the case of newly hired executives, promotions of employees, or adjustments of existing employees’ compensation that could not be deferred until the February meeting. We routinely release our annual and quarterly earnings information to the public in conjunction with the quarterly meetings of our Board.

Base Salaries

Senior executive officer base salaries are divided into grade levels based on market data for similar positions, experience and certain internal equity considerations. The Compensation Committee believes it is appropriate to set base salaries at a reasonable level that will provide executives with a predictable income base. Accordingly, base salaries are targeted at the median (50th percentile) of the market survey data with the exception of Mr. Marsh’s salary which is targeted at the 75th percentile. The Compensation Committee reviews base salaries annually and makes adjustments, if appropriate, on the basis of an assessment of individual performance, relative levels of accountability, prior experience, breadth and depth of knowledge, specialized talent required for new operational initiatives, changes in market compensation practices as reflected in market survey data, and relative compensation levels within our Company. In February 2014, certain of the Named Executive Officers received base salary increases in the following percentages: Mr. Marsh, 5%; Mr. Addison, 5%; Mr. Byrne, 5%; and Mr. Lindsay, 5%. Such increases were based on individual performance and the degree to which the Named Executive Officers’ base salaries were below the market rate for their positions and certain internal equity considerations.

Short-Term and Long-Term Incentive Compensation

Our senior executive officer compensation program provides for both short-term incentive compensation in the form of annual cash incentive compensation, and long-term equity-based incentive compensation payable at the end of periods which have historically lasted three years. Both our Short-Term Annual Incentive and Long-Term Equity Compensation Plans promote our pay-for-performance philosophy, as well as our goal of having a meaningful amount of pay at-risk, and we believe both Plans provide us a competitive advantage in recruiting and retaining top quality talent.

We believe the Short-Term Annual Incentive Compensation Plan provides our senior executive officers with an annual stimulus to achieve short-term individual and business unit or departmental goals and short-term corporate earnings goals that ultimately help us achieve our long-term corporate goals. We believe the long-term equity-based incentive compensation counterbalances the emphasis of short-term incentive compensation on short-term results by focusing our senior executive officers on achievement of our long-term corporate goals, providing additional incentives for them to remain our employees by ensuring that they have a continuing stake in the long-term success of the Company, and significantly aligning the interests of senior executive officers with those of our shareholders.

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Short-Term Annual Incentive Plan

Our Short-Term Annual Incentive Plan provides financial incentives for performance in the form of opportunities for annual incentive cash payments. Participants in the Short-Term Annual Incentive Plan currently include not only our senior executive officers, but also approximately 240 additional employees, including other officers, senior management, division heads and other professionals whose positions or levels of responsibility make their participation in the plan appropriate. Our Chief Executive Officer recommends, and the Compensation Committee approves, the performance measures, operational goals and other terms and conditions of incentive awards for senior executive officers, including the Named Executive Officers, except the Chief Executive Officer, for whom such determinations are made by the Board.

The Compensation Committee reviews and approves target short-term incentive levels at its first regularly scheduled meeting each year based on percentages assigned to each executive salary grade. Actual short-term incentive awards are based both on the Company’s achieving pre-determined financial and business objectives in the coming year, and on each senior executive officer’s level of performance in achieving his or her individual financial and strategic objectives. The Committee selected these performance metrics because it believes they are key measures of financial and operational success, and that achieving our earnings and strategic goals supports the interests of our shareholders. In assessing accomplishment of objectives, the Committee considers the difficulty of achieving each objective, unforeseen obstacles or favorable circumstances that might have altered the level of difficulty in achieving the objective, overall importance of the objective to our long-term and short-term goals, and importance of achieving the objective to enhancing shareholder value. Changes in annual target short-term incentive levels can be made if there are changes in the senior executive officer’s salary grade level that warrant a target change.

The discussion in this section relates to decisions made, and the reasons for those decisions, under the Short-Term Annual Incentive Plan practices as in effect for 2014. As discussed above under “Questions and Answers about Executive Compensation – Have Any Changes Been Made for 2015 to Short-Term and Long-Term Incentive Compensation Practices in Light of the Shareholder Advisory Votes on Executive Compensation?” beginning on page 7, and below under “—2015 Changes to our Short-Term and Long-Term Incentive Compensation Practices,” on page 38 the Committee has made a number of changes to our short-term annual incentive practices for 2015.

In the discretion of the Compensation Committee (or all of the independent directors in the case of the Chief Executive Officer), the Short-Term Annual Incentive Plan as in effect for 2014 allowed for an increase or decrease in short-term incentive award payouts, but cumulative discretionary adjustments to target award payouts for all participants could not increase or decrease overall award levels by more than 50%. Individual awards may nonetheless be decreased or eliminated if the Committee determines that actual results warrant a lower payout.

For a number of years prior to 2013, half of the annual cash incentive award under the Short-Term Annual Incentive Plan was earned based on the extent to which we met designated earnings per share targets, and the other half of the award was earned based on our Named Executive Officers’ and the other participants’ in the plan achieving their individual and business unit performance objectives. Based on the factors discussed below, the Committee changed the bases for allocation of these cash incentive awards for 2013 to place more emphasis on participants’ individual and business unit performance objectives and less emphasis on earnings per share goals, and continued this practice for 2014. However, in response to comments and questions raised by proxy advisory firms, for 2015, in addition to other modifications, the Committee returned to the prior plan design, weighting earnings per share and individual and business unit objectives equally. See “Questions and Answers about Executive Compensation – Have Any Changes Been Made for 2015 to Short-Term and Long-Term Incentive Compensation Practices in Light of the Shareholder Advisory Votes on Executive Compensation?” beginning on page 7, and “—2015 Changes to our Short-Term and Long-Term Incentive Compensation Practices,” on page 38.

During 2012, management redesigned its strategic planning process and, based on comments from the Compensation Committee, incorporated a process to make individual and business unit objectives and incentive goals more specific, measurable, and more closely aligned with our strategic plan. As a result of the new strategic planning process and the development of new incentive goals, management made a recommendation to the Compensation Committee to base a greater percentage of short-term incentive awards on individual and business unit performance criteria, over which the participants have significant control, rather than on earnings per share metrics, over which participants may have less control, particularly under the then-current state of the economy and our operational challenges. Management discussed with the Committee that requiring participants to develop more detailed and challenging goals, which included financial measures in addition to the earnings per share component, could serve to reduce any potential disconnect between the short-term annual incentive award and personal and

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business unit performance. In addition, management discussed its belief that placing a greater emphasis on individual and business unit performance objectives would create a better incentive for participants to achieve goals that would help us to achieve our business and strategic initiatives, which, in the long term, would be expected to help us increase our profitability and increase shareholder returns.

Taking into consideration these discussions with management, in reviewing awards under the Short-Term Annual Incentive Plan at its October 2012 and February 2013 meetings, and in reviewing individual and business unit objectives for all senior executive officers, the Compensation Committee agreed that, in light of the Company’s significant operational objectives, including the construction of two new nuclear facilities, the Short-Term Annual Incentive Plan may not have provided sufficient flexibility to appropriately reward individual participants for achieving or exceeding personal performance or business unit objectives, or to sufficiently penalize individual participants for failing to adequately achieve such objectives. The Committee also took into account the fact that, on management’s recommendation, the Committee had decreased the earnings per share payout for 2011 awards under the Short-Term Annual Incentive Plan for all participants in 2012 by 25%, despite the fact that the earnings per share component of the award was earned at a higher level, because certain cost control objectives had not been achieved. The Committee further considered that, under management’s recommendation for changes to the Plan, at least 25% of most participants’ individual and business unit performance objectives under the Short-Term Annual Incentive Plan would be expected to be related to a financial objective, which would be in addition to the 25% of the award based on earnings per share targets.

Based on all of these considerations, the Compensation Committee approved management’s recommendation for the 2013 awards under the Short-Term Annual Incentive Plan to focus more on individual and business unit performance objectives and less on an earnings per share target, and continued that practice for 2014.

Accordingly, for 2014, the awards under the Short-Term Annual Incentive Plan again provided that:

•	25% of the annual cash incentive award would be earned based on the extent to which we met designated earnings per share goals; and

•

75% of the award would be earned based on our Named Executive Officers and the other participants achieving individual and business unit performance objectives. The Committee reviewed and approved all senior executive officer individual and business unit objectives, and the Board approved the Chief Executive Officer’s individual and business unit objectives.

The estimated possible payouts that could have been earned under the 2014 awards if performance objectives were met at threshold, target and maximum levels are set forth in the “2014 Grants of Plan-Based Awards” table on page 44. The 2014 payouts under the Short-Term Annual Incentive Plan based on our achieving our earnings per share target and business objectives, and our Named Executive Officers’ achieving their individual objectives, are reflected in the “Summary Compensation Table” on page 43 under the columns “Bonus” and “Non-Equity Incentive Plan Compensation.”

Earnings per Share Component of 2014 Annual Incentive Award

Up to 25% of the total 2014 annual incentive award would be earned based on the extent to which we met our earnings per share goals as set forth below:

Basic EPS	$3.45	$3.46	$3.47	$3.48	$3.49	$3.50	$3.51	$3.52	$3.53	$3.54	$3.55
Payout (as % of target award)	10%	11.5%	13%	14.5%	16%	17.5%	19%	20.5%	22%	23.5%	25%

Our actual basic earnings per share for 2014 were $3.79, which resulted in our senior executive officers, and the other participants in the Short-Term Annual Incentive Plan, earning 100% on the 25% of the 2014 annual incentive award based on the earnings per share component.

Individual Strategic Objectives Component of 2014 Annual Incentive Award

The remaining 75% of the 2014 annual incentive award was based on our Named Executive Officers’ level of performance in helping us achieve our annual business objectives by achieving their individual performance objectives.

With the exception of one, all of our Named Executive Officers achieved all of their individual strategic objectives. Accordingly, we made 100% payouts to our Named Executive Officers on the 75% of the annual incentive award based on individual performance, with the exception of Mr. Byrne whose award was earned at 62.5%. The portion

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of Mr. Byrne’s award related to his individual objectives was reduced by 12.5% due to a delay in our new nuclear construction project which resulted in the inability to set a specific module by pre-determined dates in late 2014. As further discussed below under the caption “—Discretionary Bonus Award,” we also made a discretionary bonus award equal to 20% of actual Short-Term Annual Incentive Plan awards to each of our Named Executive Officers as permitted by the Plan. In addition, two of our Named Executive Officers received the maximum discretionary award of an additional 30% (for a total payout of 150% of their target award) in recognition of their efforts to sell two of our subsidiaries.

Individual Strategic Objectives on which 2014 Annual Incentive Awards were Based

The individual strategic objectives the Compensation Committee considered in determining short-term incentive awards for the Named Executive Officers were as follows:

Mr. Marsh’s award was based on his oversight of our new nuclear construction activities; implementing the second phase of a succession development program; development, for consideration by the Board of Directors, of a long-term strategic plan to address the Company’s anticipated future mix and sources of generation, which will include new nuclear and renewable energy, as well as the impact of national and global financial uncertainties and future levels of energy demand; and providing leadership to the senior executive officers.

Mr. Addison’s award was based on his leadership in helping to assure the Company achieves specific goals associated with our capital needs and financing requirements during our peak nuclear construction activities, while appropriately balancing interests of customers and shareholders; implementation of a new demand-side management strategy to address recent regulatory changes; and his oversight of a key, multi-year, multi-million dollar technology upgrade related to a critical infrastructure protection project.

Mr. Byrne’s award was based on his operational oversight of SCE&G (our largest subsidiary) in helping to assure that the Company’s financing and capital plans are achievable during the peak nuclear construction timeframes; his oversight of the new nuclear construction milestones to set specific modules; implementation of a new demand-side management strategy to balance customer impacts with forecasted rate increases; and his oversight of the development and implementation of a plan to help assure reliability in the event of certain weather related incidents.

Mr. Bullwinkel’s award was based on his continued oversight, and successful final implementation, of improved operational efficiencies with new technology related to an asset management system; his oversight of a long-term wholesale business and long-term fuel capacity purchases for system reliability; transitioning the operations of our subsidiary, ServiceCare, into other subsidiaries such that the standalone entity is no longer needed; oversight of our efforts to increase our customer base in one of our subsidiaries; and achieving targeted operations and maintenance expense at four of our subsidiaries.

Mr. Lindsay’s award was based on oversight of a data security audit of confidential information for select vendors of the Company; his oversight of implementation of new governance-related technology; his oversight of state and federal regulatory compliance programs, including the development and enhancement of current compliance programs at various subsidiaries; and his oversight of environmental milestones, including the submission of a closure plan for a landfill.

Discretionary Bonus Award

A discretionary bonus award for eligible participants in our Short-Term Annual Incentive Plan was recommended to our Compensation Committee by our Chief Executive Officer, and both the Compensation Committee and the Board approved a 20% discretionary award for all participants, including our Named Executive Officers. In making the decision to approve the discretionary award, the Compensation Committee and the Board considered that in 2014 the Company excelled in many operational areas while successfully negotiating the sale of two of our subsidiaries for a combined sales price of approximately $650 million. The Committee also considered that, unlike the annual incentive plans used by many of the Company’s peers, our Short-Term Annual Incentive Plan, as in effect for 2014, did not automatically pay out above target and instead relied on the Committee to exercise discretion in years in which performance supports an award greater than target. During the previous ten years, the Board has only exercised positive discretion to pay above target on four occasions. The Committee determined that, in order to follow the Company’s philosophy of paying for performance, discretionary awards for 2014 were appropriate to reward operational and administrative achievements, some of which are as follows:

•	We exceeded our 2014 earnings per share target;

•	We also exceeded our 2014 total shareholder return target by ranking well into the top 50% of our peer group of utilities;

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•

We continued to achieve operational excellence while pursuing our new nuclear construction project and controlling our operations and maintenance expenses such that we exceeded our growth in earnings per share target; and

•	We simultaneously negotiated the sale of two of our subsidiaries, Carolina Gas Transmission Corporation and SCANA Communications, Inc., for a combined sales price of approximately $650 million.

In addition to the discretionary bonus award discussed above, two of our Named Executive Officers, Messrs. Addison and Lindsay, received the maximum discretionary award permitted by the Plan, representing 50% of their actual Short-Term Annual Incentive Plan target, to reward them for efforts and achievements associated with the sale of our subsidiaries, Carolina Gas Transmission Corporation and SCANA Communications, Inc., for a combined sale price of approximately $650 million.

Long-Term Equity Compensation Plan

The potential value of long-term equity-based incentive compensation opportunities comprises a significant portion of the total compensation package for senior executive officers and key employees. The Compensation Committee believes that emphasizing this component of total compensation provides the appropriate long-range focus for senior executive officers and other key employees who are charged with responsibility for managing the Company and achieving success for our shareholders because it links the amount of their compensation to our business and financial performance.

A portion of each senior executive officer’s potential compensation consists of awards under the Long-Term Equity Compensation Plan. The types of long-term equity-based compensation the Compensation Committee may award under the Plan include incentive and non-qualified stock options, stock appreciation rights (either alone or in tandem with a related stock option), restricted stock, restricted stock units, performance units and performance shares. In recent years, our long-term equity-based awards have been in the form of performance shares and restricted stock units. These long-term equity-based awards are granted subject to satisfaction of specific performance goals and vesting schedules. For the 2012-2014, the 2013-2015, and the 2014-2016 performance periods, awards under the Long-Term Equity Compensation Plan consisted of 80% performance shares and 20% restricted stock units. (The allocation of performance shares and restricted stock units for 2015 has changed. See “Questions and Answers about Executive Compensation – Have Any Changes Been Made for 2015 to Short-Term and Long-Term Incentive Compensation Practices in Light of the Shareholder Advisory Votes on Executive Compensation?” beginning on page 7, and “—2015 Changes to our Short-Term and Long-Term Incentive Compensation Practices,” on page 38.) The Committee has not awarded stock options since 2002 and has no plans to do so in the foreseeable future, and the Committee has not awarded any stock appreciation rights under the Plan.

We believe awards of performance shares align the interests of our executives with those of shareholders because the value of such awards is tied to our achieving financial and business goals that would be expected to affect the value of our common stock. We believe awards of restricted stock units align the interests of our executives with those of shareholders in that they ensure a long-term view of success, and we believe the three year vesting schedule aids in retention of executives. Although restricted stock units do not have the same risk of forfeiture for failure to meet performance thresholds associated with performance shares, they have no upside potential for payout above target level.

The discussion in this section relates to decisions made, and the reasons for those decisions, under the Long-Term Equity Compensation Plan practices as in effect for 2014. As discussed above under “Questions and Answers about Executive Compensation – Have Any Changes Been Made for 2015 to Short-Term and Long-Term Incentive Compensation Practices in Light of the Shareholder Advisory Votes on Executive Compensation?” beginning on page 7, and below under “—2015 Changes to our Short-Term and Long-Term Incentive Compensation Practices,” on page 38, the Committee has made a number of changes to our long-term equity incentive compensation practices for 2015.

Performance Share Awards

For the past several years, the Compensation Committee has been granting performance share awards that are earned, if at all, over a three-year period that is measured in three one-year cycles based on comparative Total Shareholder Return (“TSR”) and earnings per share growth components. (Beginning with grants made in February 2015, the three-year periods will be measured in a single three-year cycle. See “Questions and Answers about Executive Compensation – Have Any Changes Been Made for 2015 to Short-Term and Long-Term Incentive Compensation Practices in Light of the Shareholder Advisory Votes on Executive Compensation?” beginning on page 7, and “—2015 Changes to our

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Short-Term and Long-Term Incentive Compensation Practices,” on page 38.) Performance share awards based on these components place a portion of executive compensation at risk because executives are compensated pursuant to the awards only when the objectives for TSR and earnings growth are met. Additionally, comparing our TSR to the TSR of a group of other companies reflects our recognition that investors could have invested their funds in other entities and measures how well we performed over time when compared to others in the group.

Performance share awards are denominated in shares of our common stock. The number of target performance shares into which awards are denominated is calculated by multiplying the Named Executive Officer’s base salary by a target percentage based on positions cited in the market survey data and dividing the product by a valuation factor applied to our opening stock price on the date of grant. The target percentage is derived from market survey data of the peer companies listed above under “Factors Considered in Setting Senior Executive Officer Compensation — Use of Market Surveys and Peer Group Data.” The valuation factor is provided to us by management’s compensation consultant and is intended as a means to establish a grant date salary equivalent value that takes into consideration such factors as dividend treatment, potential for maximum performance, and the treatment of awards upon termination. Performance share awards may be paid in stock or cash or a combination of stock and cash at the Committee’s discretion, but are most frequently paid in cash. In recent years, all payouts have been in cash. Payouts are based on the closing market price of our stock on the last business day of the three-year performance period.

2012-2014 Performance Share and Restricted Stock Unit Awards

For the 2012-2014 period, we granted awards under the Long-Term Equity Compensation Plan to each of the Named Executive Officers comprised of a combination of 80% performance shares and 20% restricted stock units.

Components of 2012-2014 Performance Share Awards

For the 2012-2014 period, the components on which we based performance share awards to senior executive officers were as follows: (1) our TSR relative to the TSR of a peer group of companies; and (2) a growth in earnings component based on growth in “GAAP-adjusted basic net earnings per share from operations” as that term is used in the Company’s periodic reports and external communications1. TSR over the performance period was equal to the change in our common stock price, plus cash dividends paid on our common stock during the period, divided by the common stock price as of the beginning of the period. One half of target performance shares were based on the TSR component and one half were based on the earnings growth component.

Performance measurement and award determinations for the performance shares for the 2012-2014 period were made on an annual basis with vesting and payment of awards being deferred until after the end of the three-year period. Accordingly, payouts under the 2012-2014 three-year period were earned for each year that performance goals were met during the three-year period, but vesting and payment were deferred until the end of the three-year period and were contingent upon the participant still being employed with us at the end of the three-year period, subject to certain exceptions in the event of retirement, death or disability. Payouts would also have been accelerated in the event of certain change in control events. See “ — Potential Payments Upon Termination or Change in Control.”

Performance Criteria for the 2012-2014 Performance Share Awards and Earned and Vested Awards for the 2012-2014 Performance Period

Payouts based on the TSR component of the 2012-2014 performance share awards were scaled according to our ranking against a peer group of utilities. Executives could earn threshold payouts (equal to 25% of target award) for each year of the three-year period in which we ranked at the 25th percentile in relation to the peer group’s TSR performance for the one-year cycle. Target payouts (equal to 100% of target award) could be earned for each year of the three-year period in which we ranked at the 50th percentile in relation to the peer group’s TSR performance for the one-year cycle. Maximum payouts (equal to 175% of target award) could be earned for each year of the three-year

[1]	GAAP-adjusted basic net earnings per share from operations provides a consistent basis upon which to measure performance from year to year. GAAP-adjusted basic net earnings per share from operations has historically excluded from earnings such items as the effects arising from the Company’s adoption of new accounting guidance, the favorable settlement of certain litigation, and the effects of sales of certain investments. Management uses this measure when determining earnings guidance and growth projections and when making resource allocation and other budgetary and operational decisions. During 2011, our GAAP-adjusted basic net earnings per share from operations and our GAAP basic net earnings per share from operations were $3.01, during 2012, our GAAP-adjusted basic net earnings per share from operations and our GAAP basic net earnings per share from operations were $3.20, and during 2013, our GAAP-adjusted basic net earnings per share from operations and our GAAP basic net earnings per share from operations were $3.40. During 2014, our GAAP-adjusted basic net earnings per share from operations of $3.58 was lower than our GAAP basic net earnings per share from operations of $3.79 due to the exclusion of $0.21 attributable to the effects of abnormal weather in the Company’s electric business.

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period in which our performance ranked at or above the 90th percentile in relation to the peer group’s TSR performance for the one-year cycle. Payouts were scaled between 25% and 175% based on the actual percentile achieved. No payout could be earned if our performance was less than the 25th percentile, and no payouts could exceed 175% of the target award. Threshold, target and maximum payouts at the 25th, 50th and 90th percentiles were used because these generally matched the levels used by the companies in the market survey data.

The peer group of utilities with which we compared our TSR for the 2012-2014 period are set forth below:

Alliant Energy Corporation; Ameren Corporation; American Electric Power; Avista Corporation; Centerpoint Energy Inc.; CMS Energy Corporation; Consolidated Edison, Inc.; Dominion Resources, Inc.; DTE Energy Company; Duke Energy Corporation; Edison International; Entergy Corporation; Exelon Corporation; FirstEnergy Corp.; Great Plains Energy, Inc.; Hawaiian Electric Industries, Inc.; Integrys Energy Group, Inc.; NextEra, Inc.; NiSource Inc.; Northeast Utilities; NorthWestern Corporation; NV Energy; OGE Energy Corp.; Pepco Holdings, Inc.; PG&E Corporation; Pinnacle West Capital Corporation; PNM Resources, Inc.; PPL Corporation; Public Service Enterprise Group, Inc.; Southern Company; TECO Energy, Inc.; UIL Holdings Corporation; UNS Energy Corporation; Vectren Corporation; Westar Energy, Inc.; Wisconsin Energy Corporation; XCEL Energy, Inc.

The number of utilities included in the peer group used for TSR comparisons is larger than the number included in the market survey utility peer group we use for purposes of setting base salary and short- and long-term incentive targets because information about TSR is publicly available for a larger number of utilities. We include only utilities in the TSR peer group because we have assumed that shareholders would measure our performance against performance of other utilities in which they might have invested.

For the first, second and third years of the 2012-2014 period, our TSR was at the 66th, 24th and 61st percentiles, respectively, which resulted in an award of 130% being earned for the first year, no award on the TSR component being earned for the second year, and 121% being earned for the third year, vesting and payment of which were deferred until the end of the three-year period as discussed above. The overall payout of the TSR portion of the shares, which occurred in February 2015, was 84%.

With respect to the earnings growth component for the 2012-2014 period, executives could earn threshold payouts (equal to 25% of target award) for each year in the three-year period in which growth in GAAP-adjusted basic net earnings per share from operations equaled 1%. Executives could earn target payouts (equal to 100% of target award) for each year in which such growth equaled 4%, and maximum payouts (equal to 175% of target award) for each year in which such growth equaled or exceeded 7%. Payouts were scaled between 25% and 175% based on the actual growth in GAAP-adjusted basic net earnings per share from operations. No payouts could be earned for any year in which growth in GAAP-adjusted basic net earnings per share from operations was less than 1%, and no payouts could exceed 175% of target award.

For the first, second and third years of the 2012-2014 period, our growth in GAAP-adjusted basic net earnings per share from operations was 6.3%, 6.3%, and 5.3%, respectively (6.3%, 6.3%, and 11.5%, respectively, in GAAP basic net earnings per share from operations (see footnote 1 on page 35 for a reconciliation of our GAAP-adjusted basic net earnings per share from operations to our GAAP basic net earnings per share from operations)), which resulted in a 157.5%, 157.5% and 132.5% award on the earnings per share component being earned for the respective years, vesting and payment of which were deferred until the end of the three-year period as discussed above. The overall payout of the GAAP-adjusted basic net earnings per share from operations portion of the shares, which occurred in February 2015, was 149%.

The overall payout of the total TSR and GAAP-adjusted basic net earnings per share from operations components of the performance share awards for the 2012-2014 cycle, which occurred in February 2015, was 117%, and is reflected in the “2014 Option Exercises and Stock Vested” table on page 46.

2012-2014 Restricted Stock Unit Awards

The 2012-2014 restricted stock unit awards were granted on February 15, 2012, and were based on the fair market value of our common stock on the date of grant. The restricted stock units were subject to a three-year vesting period, and were not performance based. The restricted stock units did not have voting rights prior to vesting, and were subject to forfeiture in the event of termination of employment prior to the end of the vesting period, subject to exceptions for retirement, death, disability, or change in control. Information about vesting of the restricted stock unit award component of the 2012-2014 awards is reflected in the “2014 Option Exercises and Stock Vested” table on page 46. The restricted stock units were paid in cash in February 2015.

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2013-2015 Performance Share and Restricted Stock Unit Awards

For the 2013-2015 period, we again granted awards under the Long-Term Equity Compensation Plan to each of the Named Executive Officers comprised of a combination of 80% performance shares and 20% restricted stock units.

Components of 2013-2015 Performance Share Awards

The components on which we based the 2013-2015 performance share awards were the same as those used for the 2012-2014 period, consisting of one half to be earned based on our level of achieving TSR targets and the remaining one half to be earned based on our level of achieving growth in GAAP-adjusted basic net earnings per share from operations targets. Performance measurement and award determination for the performance shares for the 2013-2015 period will also be made on an annual basis with vesting and payment of awards being deferred until after the end of the three-year period on the same terms as for the 2012-2014 awards. See “Components of 2012-2014 Performance Share Awards.”

Performance Criteria for the 2013-2015 Performance Share Awards and Earned Awards for the 2013 and 2014 Performance Cycles

For the half of performance shares based on our level of achieving TSR targets, the performance criteria, and the TSR peer group of utilities used for the 2013-2015 period were again the same as those used for the 2012-2014 period as discussed above under “Performance Criteria for the 2012-2014 Performance Share Awards and Earned and Vested Awards for the 2012-2014 Performance Period,” unless a company could no longer be included due to a merger, dissolution or other similar transaction.

For the first and second years of the 2013-2015 period, our TSR was at the 24th and 61st percentiles, which resulted no award being earned on the TSR component for the first year and 121% being earned for the second year.

For the half of performance shares based on our level of achieving growth in GAAP-adjusted basic net earnings per share from operations targets, executives could earn threshold payouts (equal to 25% of target award) for each year in the three-year period in which growth in GAAP-adjusted basic net earnings per share from operations equaled 1%. Executives could earn target payouts (equal to 100% of target award) for each year in which such growth equaled 4.5%, and maximum payouts (equal to 175% of target award) for each year in which such growth equaled or exceeded 8%. Potential payouts were scaled between 25% and 175% based on the actual growth in GAAP-adjusted basic net earnings per share from operations. No payouts could be earned for any year in which growth in GAAP-adjusted basic net earnings per share from operations was less than 1%, and no payouts could exceed 175% of target award.

For the first and second years of the 2013-2015 period, our growth in GAAP-adjusted basic net earnings per share from operations was 6.3% and 5.3%, respectively (6.3%, and 11.5%, respectively, in GAAP basic net earnings per share from operations (see footnote 1 on page 35 for a reconciliation of our GAAP-adjusted basic net earnings per share from operations to our GAAP basic net earnings per share from operations)), which resulted in 138.6% and 117% awards on the earnings per share component being earned for the first year and second years, respectively, payment and vesting of which will be deferred until the end of the three-year period as discussed above.

See the “Outstanding Equity Awards at 2014 Fiscal Year-End” table on page 45 for information about the number and value of performance shares that have been earned for the first and second years of the 2013-2015 period, but have not vested.

2013-2015 Restricted Stock Unit Awards

The 2013-2015 restricted stock unit awards were granted on February 20, 2013, and were based on the fair market value of our common stock on the date of grant. The restricted stock units are subject to a three-year vesting period, and are not performance based. The restricted stock units have the same terms as the 2012-2014 restricted stock units as discussed above under “2012-2014 Restricted Stock Unit Awards.” Information about the restricted stock unit awards outstanding at the end of 2014 is provided in the “Outstanding Equity Awards at 2014 Fiscal Year-End” table on page 45.

2014-2016 Performance Share and Restricted Stock Unit Awards

For the 2014-2016 period, we again granted awards under the Long-Term Equity Compensation Plan to each of the Named Executive Officers comprised of a combination of 80% performance shares and 20% restricted stock units. See the “2014 Grants of Plan-Based Awards” table on page 44.

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Components of 2014-2016 Performance Share Awards

The components on which we based the 2014-2016 performance share awards were the same as those used for the 2012-2014 and 2013-2015 periods, consisting of one half to be earned based on our level of achieving TSR targets and the remaining one half to be earned based on our level of achieving growth in GAAP-adjusted basic net earnings per share from operations targets. Performance measurement and award determination for the performance shares for the 2014-2016 period will also be made on an annual basis with payment of awards being deferred until after the end of the three-year period on the same terms as for the 2012-2014 and 2013-2015 awards. See “Components of 2012-2014 Performance Share Awards” and “Components of 2013-2015 Performance Share Awards.”

Performance Criteria for the 2014-2016 Performance Share Awards and Earned Awards for the 2014 Performance Cycle

For the half of performance shares based on our level of achieving TSR targets, the performance criteria, and the TSR peer group of utilities used for the 2014-2016 period are again the same as those used for the 2012-2014 and 2013-2015 periods as discussed above under “Performance Criteria for the 2012-2014 Performance Share Awards and Earned and Vested Awards for the 2012-2014 Performance Period” and “Performance Criteria for the 2013-2015 Performance Share Awards and Earned Awards for the 2013 and 2014 Performance Cycles,” unless a company could no longer be included due to a merger, dissolution or other similar transaction.

For the first year of the 2014-2016 period, our TSR was at the 61st percentile, which resulted in a 121% award being earned on the TSR component for the first year.

For the half of performance shares based on our level of achieving growth in GAAP-adjusted basic net earnings per share from operations targets, the performance criteria for the 2014-2016 period were again the same as those used for the 2013-2015 period, as discussed under “Performance Criteria for the 2013-2015 Performance Share Awards and Earned Awards for the 2013 and 2014 Cycles.”

For the first year of the 2014-2016 period, our growth in GAAP-adjusted basic net earnings per share from operations was 5.3% (11.5% in GAAP basic net earnings per share from operations (see footnote 1 on page 35 for a reconciliation of our GAAP-adjusted basic net earnings per share from operations to our GAAP basic net earnings per share from operations)), which resulted in a 117% award on the earnings per share component being earned for the first year, vesting and payment of which will be deferred until the end of the three-year period as discussed above.

See the “Outstanding Equity Awards at 2014 Fiscal Year-End” table on page 45 for information about the number and value of performance shares that have been earned for the first year of the 2014-2016 period, but have not vested.

2014-2016 Restricted Stock Unit Awards

The 2014-2016 restricted stock unit awards were granted on February 20, 2014, and were based on the fair market value of our common stock on the date of grant. The restricted stock units are subject to a three-year vesting period, and are not performance based. The restricted stock units have the same terms as the 2012-2014 and 2013-2015 restricted stock units as discussed above under “2012-2014 Restricted Stock Unit Awards” and “2013-2015 Restricted Stock Unit Awards.” Information about the restricted stock unit awards granted for the 2014 three-year period is provided in the “2014 Grants of Plan-Based Awards” table on page 44. See also the “Outstanding Equity Awards at 2014 Fiscal Year-End” table on page 45.

2015 Changes to our Short-Term and Long-Term Incentive Compensation Practices

In 2014, our Compensation Committee reviewed comments from proxy advisors and considered the results of the 2014 shareholder advisory vote on our executive compensation practices. In addition, after reviewing and considering the various positions, the Committee consulted with management’s compensation consultant, Towers Watson, and sought input on potential changes to our incentive compensation practices. Based on this review, Towers Watson concluded that our executive compensation practices were generally in line with our peers’, with a few exceptions. The Compensation Committee reviewed these exceptions, and recommended to the Board a number of changes for the executive compensation awards to be granted in 2015 from the awards granted over the past several years. Towers Watson advised management that these changes would bring our plans more in line with our peers’ plans and current market practices.

A summary of the changes adopted by the Committee, and approved by the Board, for 2015 executive compensation, is set forth under “Questions and Answers about Executive Compensation – Have Any Changes Been

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Made for 2015 to Short-Term and Long-Term Incentive Compensation Practices in Light of the Shareholder Advisory Votes on Executive Compensation?” beginning on page 7.

Because the Company’s business and financial circumstances, and the economic environments in which we operate, are constantly changing and subject to many variables we cannot control or predict, the Committee recognizes that structuring our executive compensation practices will continue to be a dynamic process. Taking into consideration these changes and variables as they occur or become apparent, as well as concerns of proxy advisers, our shareholders and our employees, the Committee continues to be committed to taking the actions necessary to offer incentive compensation programs that are fair to the Company, our shareholders, and to the employees we want to motivate.

Other 2015 Compensation Decisions

At its February 2015 meeting, the Board, on recommendation of the Compensation Committee, increased the base salaries of Messrs. Marsh (4.5%), Addison (4.6%), Byrne (4.6%), and Lindsay (3.0%). The salary adjustments did not result in compensation materially different from 2014 compensation.

Retirement and Other Benefit Plans

We currently sponsor the following retirement benefit plans:

•	A tax qualified defined benefit retirement plan (the “Retirement Plan”) (closed to new employees and rehired employees as of December 31, 2013);

•	A nonqualified defined benefit Supplemental Executive Retirement Plan (the “SERP”) (closed to new employees and rehired employees as of December 31, 2013);

•	A tax qualified defined contribution plan (the “401(k) Plan” also known as the “SCANA Corporation Stock Purchase-Savings Plan”); and

•	A nonqualified defined contribution Executive Deferred Compensation Plan (the “EDCP”).

All employees who have met eligibility requirements may participate in the Retirement Plan and the 401(k) Plan.

The SERP and the EDCP are designed to provide a benefit to senior executive officers who participate in the Retirement Plan or 401(k) Plan (our tax qualified retirement plans) and whose participation in those tax qualified plans at the same percentage of salary as all other employees is otherwise limited by government regulation. The SERP and EDCP participants are provided with the benefits to which they would have been entitled under the Retirement Plan or 401(k) Plan had their participation not been limited. At present, certain senior executive officers, including the Named Executive Officers, are participants in the SERP and/or EDCP. The SERP is described under the caption “Potential Payments Upon Termination or Change in Control — Retirement Benefits — Supplemental Executive Retirement Plan” on page 53 and the EDCP is described under the caption “2013 Nonqualified Deferred Compensation — Executive Deferred Compensation Plan” on page 48. We provide the SERP and the EDCP benefits because they allow our senior executive officers the opportunity to defer the same percentage of their compensation as other employees. We also believe, based on market survey data, that these plans may be necessary to make our senior executive officer retirement benefits competitive.

As of December 31, 2013, the Retirement Plan and the SERP were both closed to new employees and rehired employees. Current participants in the Retirement Plan and the SERP who continue to meet eligibility requirements will continue to earn benefits until December 31, 2023. Effective January 1, 2024, participants will no longer earn any future benefit accruals under these plans except that participants under the cash balance formula of the Retirement Plan will continue to earn interest credits.

We also provide other benefits such as medical, dental, life and disability insurance, which are available to all of our employees. In addition, we provide our executive officers with additional long-term disability insurance and retiree medical and term life insurance.

Termination, Severance and Change in Control Arrangements

Our retirement and benefit plans include provisions that provide for payments to our senior executive officers, including our Named Executive Officers, in the event of a change in control of our Company. These arrangements, including the triggering events for payments and possible payment amounts, are described under the caption

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“Potential Payments Upon Termination or Change in Control.” We believe that these arrangements are not uncommon for executives at the level of our Named Executive Officers and senior executive officer participants, including executives of the companies included in our compensation market survey information. We believe these arrangements are important factors in attracting and retaining our senior executive officers by assuring them financial and employment status protections in the event control of our Company changes. We believe such assurances of financial and employment protections help free executives from personal concerns over their futures, and thereby, can help to align their interests more closely with those of shareholders in negotiating transactions that could result in a change in control.

Perquisites

We provide limited perquisites to senior executive officers as summarized below.

Company Aircraft

The Company owns two aircraft for the use of officers and managers in their travels to various operations throughout our service areas, as well as to meet with regulatory bodies, industry groups, financial groups, and to conduct other Company business. Our senior executive officers may use these aircrafts for business purposes on a non-exclusive basis. The aircraft are also used, if necessary, to transport directors to and from meetings and committee meetings of the Board of Directors. Spouses or close family members of directors and senior executive officers occasionally accompany a director or senior executive officer on the aircraft when the director or executive officer is flying for our business purposes. On rare occasions, a senior executive officer may use the aircraft for personal use that is not in connection with a business purpose. We impute income to the executive for certain expenses related to such use.

For purposes of determining total 2014 compensation, we valued the aggregate incremental cost of the personal use of our aircraft, if any, using a method that takes into account the variable expenses associated with operating the aircraft, which variable expenses are only incurred if the planes are flying. The following items are included in our aggregate incremental cost: aircraft fuel and oil expenses per hour of flight; maintenance, parts and external labor (inspections and repairs) per hour of flight; landing/parking/flight planning services expenses; crew travel expenses; supplies and food.

Medical Examinations

We offer all employees who participate in our health plans a preventive annual medical examination at no cost. Additionally, in order that we might plan for any executive-level health related retirements or resignations, we also provide each of our senior executive officers the opportunity to have a comprehensive annual medical examination from Duke University, the Medical University of South Carolina, Lexington Medical Center, or the physician of his or her choice.

Security Systems

We offer installation and provide monitoring of home security systems for our senior executive officers. Because we operate a nuclear facility and provide essential services to the public, we believe we have a duty to help assure uninterrupted and safe operations by protecting the safety and security of our senior executive officers. We provide such installation and monitoring at more than one home for some senior executive officers.

Other Perquisites

We provide a taxable allowance to our senior executive officers for financial counseling services, including tax preparation and estate planning services. We value this benefit based on the actual charges incurred. We also pay the fees and monthly dues for club memberships for senior executive officers which are used exclusively for business purposes. We sometimes invite spouses to accompany directors and senior executive officers to our quarterly Board meetings because we believe social gatherings of directors and senior executive officers in connection with these meetings increases collegiality.

Accounting and Tax Treatment of Compensation and Other Discussion

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code establishes a limit on the tax deductibility of annual compensation in excess of $1,000,000 for certain senior executive officers, including the Named Executive Officers. Certain performance-based compensation approved by shareholders is not subject to the tax deduction limit. Our Long-Term

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Equity Compensation Plan is currently qualified so that most performance-based awards under that Plan constitute compensation that is not subject to Section 162(m). Our Short-Term Annual Incentive Plan does not meet Section 162(m) tax deductibility requirements. To maintain flexibility in compensating senior executive officers in a manner designed to promote various corporate goals, the Compensation Committee has not adopted a policy that all compensation must be tax deductible. Because Mr. Marsh’s salary exceeds the $1,000,000 threshold, we may not deduct a portion of his compensation for tax purposes. The Compensation Committee considered these tax effects in connection with its deliberations on senior executive compensation.

Accounting for Stock Based Compensation

We account for stock based compensation in accordance with the requirements of FASB ASC Topic 718. All stock based compensation awards since 2009 have been accounted for as liability awards.

Financial Restatement

Although we have never experienced such a situation, our Board of Directors’ policy would be to consider, on a case-by-case basis, a retroactive adjustment to any cash or equity-based incentive compensation paid to our senior executive officers where payment was conditioned on achievement of certain financial results that were subsequently restated or otherwise adjusted in a manner that would reduce the size of a prior award or payment.

Security Ownership Guidelines for Executive Officers

The Board has established minimum stock ownership guidelines for senior executive officers with a title of Senior Vice President and above. The Chief Executive Officer is required to hold a minimum of five times his or her annual base salary in the form of SCANA Corporation common stock and all other senior executive officers are required to hold a minimum of three times their annual base salary in the form of SCANA Corporation common stock. Any newly elected Chief Executive Officer or Senior Vice President will have a period of five years from their election to meet the required minimum ownership requirement. Once a senior executive officer complies with the minimum ownership guidelines, compliance will not be jeopardized by fluctuations in the price of the Company’s common stock as long as the senior executive officer has not sold shares of the Company’s common stock which were included to meet the minimum ownership requirements. The Compensation Committee of the Board monitors compliance with the policy, and also has the authority to grant a temporary waiver of the minimum share ownership requirement upon demonstration by the senior executive officer that, due to a financial hardship or other good reason, he or she cannot meet the requirement. For purposes of meeting the applicable guidelines, the following will be considered SCANA common stock: (i) shares held directly; (ii) shares held in any defined contribution, employee stock ownership plan or other stock-based plan; (iii) performance shares/units under an incentive or base salary deferral plan; (iv) performance shares/units earned and/or deferred in any long-term incentive plan account; and (v) vested and unvested restricted stock and restricted stock unit awards. The Board directed that the Company institute appropriate policies and administrative processes to ensure the minimums are effectively monitored and communicated with annual reports to the Compensation Committee. As of February 2015, all senior executive officers met the minimum stock ownership guidelines or are on track to meet the share ownership guidelines by their compliance date.

Non-binding Shareholder Advisory Votes on Executive Compensation and Frequency of Votes on Executive Compensation

Pursuant to the requirements of Section 14A of the Securities Exchange Act of 1934 and related Securities and Exchange Commission regulations, at our 2014 Annual Meeting of Shareholders, we submitted to our shareholders a non-binding advisory vote on approval of executive compensation. At its Committee meetings in July and October of 2014, and again at its February 2015 meeting, the Compensation Committee took into consideration that 84% of the shares voting on the non-binding advisory vote on executive compensation had voted in favor of the proposal, and the Committee concluded that no material changes to executive compensation decisions and policies were necessary in 2014. However, the Compensation Committee also considered the fact that the percentage of shares voting in favor of the non-binding advisory vote on executive compensation in 2014 was lower than the percentage of shares voting in favor of the proposal in 2011, and that certain proxy advisory firms and other interested parties had expressed some concerns regarding the designs of the Company’s executive compensation Plans. Accordingly, the Committee decided, with assistance from its independent compensation consultant, to consider during 2014 a number of changes to its short-term annual incentive compensation practices and long-term equity compensation practices. Ultimately, the Committee concluded that several of these changes would be appropriate and adopted them at its

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February 2015 meeting. These changes have been implemented for the 2015 awards under these plans, and are discussed under “—2015 Changes to our Short-Term and Long-Term Incentive Compensation Practices” beginning on page 38.

At our 2011 annual meeting, we submitted to our shareholders a non-binding advisory vote on whether to hold the non-binding advisory vote on executive compensation every year, every two years, or every three years. The Committee took into consideration that, of the shares voting on the non-binding advisory vote on frequency of the vote on executive compensation, more shares voted in favor of a three year frequency than on either of the other frequency alternatives, and, accordingly, has set the current frequency of the non-binding advisory vote on executive compensation at three years. The next non-binding advisory vote on executive compensation will be at the 2017 annual meeting. At the 2017 annual meeting, shareholders will also be given the opportunity to vote on a non-binding advisory proposal relating to the frequency of the vote on executive compensation. The every three-year vote on frequency will remain in effect until that meeting.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the “Compensation Discussion and Analysis” included in this proxy statement. Based on that review and discussion, the Compensation Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” be included in our Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the Securities and Exchange Commission, and included in this proxy statement.

Maceo K. Sloan (Chairman)

James M. Micali

James W. Roquemore

Harold C. Stowe

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SUMMARY COMPENSATION TABLE

The following table summarizes information about compensation paid or accrued during 2014, 2013 and 2012 to our Chief Executive Officer, our Chief Financial Officer and our three next most highly compensated executive officers. (As noted in the “Compensation Discussion and Analysis,” we refer to these persons as our Named Executive Officers.)

Name and Principal Position (a)	Year (b)	Salary ($)(1) (c)	Bonus ($)(2) (d)	Stock Awards ($)(3) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($)(4) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5) (h)	All Other Compensation ($)(6) (i)	Total ($) (j)
K. B. Marsh	2014	$1,107,287	$200,894	$2,835,756	—	$1,004,469	$418,123	$143,919	$5,710,448
Chief Executive Officer, President and Chief Operating Officer	2013	$1,052,765	$239,159	$2,700,702	—	$956,637	$149,158	$136,066	$5,234,487
	2012	$1,000,000	$225,000	$2,460,789	—	$900,000	$295,453	$88,740	$4,969,982
J. E. Addison	2014	$574,254	$217,055	$1,029,468	—	$434,109	$200,323	$70,733	$2,525,942
Executive Vice President and Chief Financial Officer	2013	$547,010	$96,469	$896,367	—	$385,875	$34,635	$83,066	$2,043,422
	2012	$516,462	$91,875	$826,840	—	$330,750	$149,679	$50,066	$1,965,672
S. A. Byrne	2014	$574,254	$75,969	$1,029,468	—	$379,845	$230,725	$75,963	$2,366,224
Executive Vice	2013	$547,010	$192,938	$896,366	—	$385,875	$39,631	$71,031	$2,132,851
President	2012	$516,462	$183,750	$826,840	—	$367,500	$170,360	$49,483	$2,114,395
G. J. Bullwinkel Jr.	2014	$480,000	$57,600	$634,234	—	$288,000	$196,789	$190,091	$1,846,714
Senior Vice President	2013	$480,000	$72,000	$634,189	—	$288,000	$163,104	$56,775	$1,694,068
	2012	$477,865	$72,000	$614,191	—	$288,000	$185,864	$69,417	$1,707,337
R. T. Lindsay	2014	$425,131	$128,552	$566,135	—	$257,103	$81,198	$49,613	$1,507,732
Senior Vice President	2013	$404,369	$61,215	$539,224	—	$244,860	$66,699	$64,982	$1,381,349
and General Counsel	2012	$380,019	$57,750	$492,632	—	$231,000	$54,447	$37,104	$1,252,952
(1)	Base salary increases for our Named Executive Officers are discussed under “— Compensation Discussion and Analysis — Base Salaries” beginning on page 30.
(2)	Discretionary bonus awards were granted under the Short-Term Annual Incentive Plan. 2014 discretionary bonus awards are discussed in further detail under “— Compensation Discussion and Analysis — Short-Term Annual Incentive Plan — Discretionary Bonus Award” on page 33.
(3)	The information in this column relates to performance share and restricted stock unit awards (liability awards) under the Long-Term Equity Compensation Plan. This Plan is discussed under “— Compensation Discussion and Analysis — Long-Term Equity Compensation Plan” beginning on page 34. The amounts in this column represent the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718. The value of performance share awards is based on the probable outcome of performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. For 2014, the maximum values of the performance shares, assuming the highest levels of performance, would be as follows: Mr. Marsh $3,985,982; Mr. Addison $1,447,015; Mr. Byrne $1,447,015; Mr. Bullwinkel $891,480; and Mr. Lindsay $795,757. The assumptions made in the valuation of stock awards are set forth in Note 9 to our audited financial statements for the year ended December 31, 2014, which are included in our Form 10-K for the year ended December 31, 2014, and with this proxy statement.
(4)	Payouts under the Short-Term Annual Incentive Plan were based on the levels at which we achieved growth in earnings per share and business objectives and at which our Named Executive Officers achieved their individual and business unit financial and strategic objectives, as discussed in further detail under “ — Compensation Discussion and Analysis — Short-Term Annual Incentive Plan” beginning on page 31.
(5)	The aggregate change in the actuarial present value of each Named Executive Officer’s accumulated benefits under SCANA’s Retirement Plan and Supplemental Executive Retirement Plan from the pension plan measurement date used for financial statement reporting purposes with respect to the audited financial statements for the prior completed fiscal year to the pension plan measurement date used for financial statement reporting purposes with respect to the audited financial statements for the covered fiscal year shown, determined using interest rate and mortality rate assumptions consistent with those used in our financial statements. These plans are discussed under “— Compensation Discussion and Analysis — Retirement and Other Benefit Plans” beginning on page 39, “— Defined Benefit Retirement Plan” beginning on page 47, “— Supplemental Executive Retirement Plan” beginning on page 47, and “— Potential Payments Upon Termination or Change in Control — Retirement Benefits — Supplemental Executive Retirement Plan” beginning on page 53.
(6)	Includes all other compensation paid to each Named Executive Officer, including Company contributions to the 401(k) Plan and the Executive Deferred Compensation Plan, imputed income for disability insurance and aircraft use, if any, tax reimbursements with respect to perquisites or other personal benefits, life insurance premiums on policies owned by Named Executive Officers, and perquisites that exceeded $10,000 in the aggregate for any Named Executive Officer. For 2014, the Company contributions to defined contribution plans were as follows: Mr. Marsh $137,940; Mr. Addison $63,269; Mr. Byrne $69,057; Mr. Bullwinkel $50,400; and Mr. Lindsay $43,778. Perquisites that exceeded an aggregate of $10,000 for any of our Named Executive Officers were as follows: Mr. Bullwinkel $132,019, consisting of financial planning services totaling $13,893, an executive physical in the amount of $1,710, residential security system monitoring and maintenance totaling $1,508, expenses associated with relocation under our employee relocation programs at an aggregate incremental cost to us of $113,611, and a tax gross up of $1,297 related to his relocation. We valued the aggregate incremental cost of Mr. Bullwinkel’s relocation by taking into account the difference between the purchase and sale price of the house, maintenance and repairs on the house prior to sale, fees and expenses of the relocation vendor, closing costs including real estate commissions, and moving expenses. Life insurance premiums on policies owned by the Named Executive Officers did not exceed $10,000 for any Named Executive Officer.

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2014 GRANTS OF PLAN-BASED AWARDS

The following table sets forth information about each grant of an award made to a Named Executive Officer under our compensation plans during 2014.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)(4)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)(4) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards ($)(5) (l)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
K. B. Marsh	2-20-2014	$502,235	$1,004,469	$1,506,704
	2-20-2014				11,765	47,060	82,355				$2,277,704
	2-20-2014							11,530			$558,052
J. E. Addison	2-20-2014	$217,055	$434,109	$651,164
	2-20-2014				4,271	17,084	29,897				$826,866
	2-20-2014							4,186			$202,602
S. A. Byrne	2-20-2014	$217,055	$434,109	$651,164
	2-20-2014				4,271	17,084	29,897				$826,866
	2-20-2014							4,186			$202,602
G. J. Bullwinkel, Jr.	2-20-2014	$144,000	$288,000	$432,000
	2-20-2014				2,631	10,525	18,419				$509,410
	2-20-2014							2,579			$124,824
R. T. Lindsay	2-20-2014	$128,552	$257,103	$385,655
	2-20-2014				2,349	9,395	16,441				$454,718
	2-20-2014							2,302			$111,417
(1)	The amounts in columns (c), (d) and (e) represent the threshold, target and maximum awards that could have been paid for 2014 under the Short-Term Annual Incentive Plan if performance criteria were met. Awards were based 25% on our achieving earnings per share objectives and 75% on our Named Executive Officers achieving business and individual performance objectives. For 2014, our basic earnings per share were $3.79 and all of the Named Executive Officers, with the exception of Mr. Byrne, met all of their individual and business unit strategic objectives. Accordingly, awards for all Named Executive Officers, except for Mr. Byrne, were earned at 100% on the earnings per share portion of the award (25% of total target award shown in column (d)), and at 100% on the individual and business unit strategic objectives portion of the award (75% of total target award shown in column (d)), resulting in 100% of the total target award shown in column (d) being earned. Mr. Byrne’s individual and business unit strategic objectives portion (75% of his total target award shown in column (d)) was earned at 78% which was 62.5% of his total target award shown in column (d).
(2)	Represents total potential future payouts of the 2014-2016 performance share awards under the Long-Term Equity Compensation Plan. Payout of performance share awards at the end of the 2014-2016 Plan period will be dictated by our performance against pre-determined measures of TSR and growth in GAAP-adjusted basic net earnings per share from operations for each year of the three-year period. Awards for the 2014 performance cycle were earned at 121% for the TSR portion of the award and were earned at 117% for the growth in GAAP-adjusted basic net earnings per share from operations portion of the award. The 2014 earned award with respect to the GAAP-adjusted basic net earnings per share from operations portions of the 2014-2016 performance share awards will not vest until the end of the 2014-2016 period. See — “Compensation Discussion and Analysis — Long-Term Equity Compensation Plan — Components of 2014-2016 Performance Share Awards,” and “—Performance Criteria for the 2014-2016 Performance Share Awards and Earned Awards for the 2014 Performance Cycle” beginning on page 38.
(3)	Represents restricted stock unit awards. Restricted stock unit awards are primarily time based and vest after three years if the Named Executive Officer is still employed by us at that date, subject to exceptions for retirement, death, disability, or a change in control. See — “Compensation Discussion and Analysis — Long-Term Equity Compensation Plan — 2014-2016 Restricted Stock Unit Awards” beginning on page 38.
(4)	A discussion of the components of the performance share and restricted stock unit awards is included under — “Compensation Discussion and Analysis — Long-Term Equity Compensation Plan — Components of 2014-2016 Performance Share Awards,” and “— Performance Criteria for the 2014-2016 Performance Share Awards and Earned Awards for the 2014 Performance Cycle,” and “— 2014-2016 Restricted Stock Unit Awards” beginning on page 38.
(5)	The grant date fair value of restricted stock unit awards is computed in accordance with FASB ASC Topic 718. The grant date fair value of performance share awards is based on the probable outcome of the performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the performance period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures.

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OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR-END

The following table sets forth certain information regarding equity incentive plan awards for each Named Executive Officer outstanding as of December 31, 2014.

		Stock Awards
Name (a)	Date of Grant	Number of Shares or Units of Stock That Have Not Vested (#)(1) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)(4) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)(4) (j)
K. B. Marsh	2-20-14	18,676	$1,128,030	54,902	$3,316,081
	2-20-14	11,530	$696,412
	2-20-13	27,936	$1,687,334	25,958	$1,567,863
	2-20-13	10,902	$658,481
J. E. Addison	2-20-14	6,779	$409,451	19,930	$1,203,772
	2-20-14	4,186	$252,834
	2-20-13	9,272	$560,029	8,616	$520,406
	2-20-13	3,618	$218,527
S. A. Byrne	2-20-14	6,779	$409,451	19,930	$1,203,772
	2-20-14	4,186	$252,834
	2-20-13	9,272	$560,029	8,616	$520,406
	2-20-13	3,618	$218,527
G. J. Bullwinkel, Jr.	2-20-14	4,176	$252,230	12,280	$741,712
	2-20-14	2,579	$155,772
	2-20-13	6,560	$396,224	6,096	$368,198
	2-20-13	2,560	$154,624
R. T. Lindsay	2-20-14	3,729	$225,232	10,962	$662,105
	2-20-14	2,302	$139,041
	2-20-13	5,577	$336,851	5,184	$313,114
	2-20-13	2,177	$131,491
(1)

The awards granted on February 20, 2014 represent performance shares and restricted stock units awarded under the 2014-2016 performance period of the Long-Term Equity Compensation Plan that have been earned, but have not vested. TSR for the first year of the 2014-2016 performance period was earned at 121%, representing the 61st percentile. The growth in GAAP-adjusted basic net earnings per share from operations portion of the performance awards for the first year of the 2014-2016 performance period was earned based on our achieving growth in GAAP-adjusted basic net earnings per share from operations of 5.3% (11.5% in GAAP basic net earnings per share from operations (see footnote 1 on page 35 for a reconciliation of our GAAP-adjusted basic net earnings per share from operations to our GAAP basic net earnings per share from operations)) and resulted in the award being earned at 117% for the first year of the period. The performance shares will vest on December 31, 2016, if the Named Executive Officer is still employed by us at that date, subject to exceptions for retirement, death, disability, or change in control. The restricted stock units will vest December 31, 2016, if the Named Executive Officer is still employed by us at that date, subject to exceptions for retirement, death, disability, or change in control.

The awards granted on February 20, 2013 represent performance shares and restricted stock units awarded under the 2013-2015 performance period of the Long-Term Equity Compensation Plan that have been earned, but have not vested. TSR for the first year of the 2013-2015 performance period was at the 24th percentile, resulting in no award being earned on the TSR portion of the performance awards for the first year of the performance period. TSR for the second year of the 2013-2015 performance period was earned at 121%, representing TSR at the 61st percentile. The growth in GAAP-adjusted basic net earnings per share from operations portion of the performance awards for the first year of the 2013-2015 performance period was earned based on our achieving growth in GAAP-adjusted basic net earnings per share from operations of 6.3% (also 6.3% in GAAP basic net earnings per share from operations (see footnote 1 on page 35 for a reconciliation of our GAAP-adjusted basic net earnings per share from operations to our GAAP basic net earnings per share from operations)) and resulted in the award being earned at 138.6% of target for the first year. The growth in GAAP-adjusted basic net earnings per share from operations portion of the performance awards for the second year of the 2013-2015 performance period was earned based on our achieving growth in GAAP-adjusted basic net earnings per share from operations of 5.3% (11.5% in GAAP basic net earnings per share from operations (see footnote 1 on page 35 for a reconciliation of our GAAP-adjusted basic net earnings per share from operations to our GAAP basic net earnings per share from operations)) and resulted in the award being earned at 117% for the second year. The performance shares will vest on December 31, 2015, if the Named Executive Officer is still employed by us at that date, subject to exceptions for retirement, death, disability, or change in control. The restricted stock units will vest December 31, 2015, if the Named Executive Officer is still employed by us at that date, subject to exceptions for retirement, death, disability, or change in control.

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(2)	The market value of these awards is based on the closing market price of our common stock on the New York Stock Exchange on December 31, 2014 of $60.40.
(3)	The awards granted on February 20, 2014 represent performance shares remaining in the 2014-2016 performance period that have not been earned. Assuming the performance criteria are met and the reported payout levels are sustained, these performance shares will vest on December 31, 2016, subject to exceptions for retirement, death, disability, or change in control. The awards granted on February 20, 2013 represent performance shares remaining in the 2013-2015 performance period that have not been earned. Assuming the performance criteria are met and the reported payout levels are sustained, these performance shares will vest on December 31, 2015, subject to exceptions for retirement, death, disability, or change in control.
(4)	For each of the 2015 and 2016 cycles remaining in the 2014-2016 awards, performance shares tracking against TSR (50% of performance share award) are projected to result in a greater than target payout. Therefore, the number of shares and payout value shown in columns (i) and (j) are based on the maximum performance measure for the 2015 and 2016 TSR portions of the performance shares. Performance shares tracking against growth in GAAP-adjusted basic net earnings per share from operations (50% of performance share award) for the 2015 and 2016 cycles remaining in the 2014-2016 awards are projected to result in a greater than target payout. Therefore, the number of shares and payout value shown in columns (i) and (j) are based on the maximum performance measure for the 2015 and 2016 growth in GAAP-adjusted basic net earnings per share from operations portions of the performance shares.

For the 2015 cycle remaining in the 2013-2015 awards, performance shares tracking against TSR (50% of performance share award) are projected to result in a greater than target payout. Therefore, the number of shares and payout value shown in columns (i) and (j) are based on the 2013-2015 maximum performance measure for the 2015 TSR portion of the performance shares. Performance shares tracking against growth in GAAP-adjusted basic net earnings per share from operations (50% of performance share award) for the 2015 cycle remaining in the 2013-2015 awards are projected to result in a greater than target payout. Therefore, the number of shares and payout value shown in columns (i) and (j) are based on the maximum performance measure for the 2015 growth in GAAP-adjusted basic net earnings per share from operations portion of the performance shares.

2014 OPTION EXERCISES AND STOCK VESTED

The following table sets forth information about stock awards that vested for each Named Executive Officer during 2014. None of our employees, including the Named Executive Officers, currently hold stock options.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#)(1) (d)	Value Realized on Vesting ($)(1) (e)
K. B. Marsh	—	—	51,022	$3,081,729
	—	—	11,176	$691,124
J. E. Addison	—	—	17,144	$1,035,498
	—	—	3,755	$232,209
S. A. Byrne	—	—	17,144	$1,035,498
	—	—	3,755	$232,209
G. J. Bullwinkel, Jr.	—	—	12,734	$769,134
	—	—	2,789	$172,472
R. T. Lindsay	—	—	10,213	$616,865
	—	—	2,237	$138,336
(1)	Represents the 2012-2014 performance share awards and restricted stock unit awards that vested at the end of the three-year vesting period. For a discussion of these awards, see “Long-Term Equity Compensation Plan — Performance Criteria for the 2012-2014 Performance Share Awards and Earned and Vested Awards for the 2012-2014 Performance Period” and “— 2012-2014 Restricted Stock Unit Awards.” Dollar amounts in column (e) are calculated by multiplying the number of performance shares shown in column (d) by the closing price of SCANA common stock on the vesting date (December 31, 2014) and by multiplying the number of shares of restricted stock units by the opening price of SCANA common stock on the vesting date. In addition to the amounts above, on the vesting date, each Named Executive Officer also received dividend equivalents on the shares listed above.

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PENSION BENEFITS

The following table sets forth certain information relating to our Retirement Plan and Supplemental Executive Retirement Plan.

Name (a)	Plan Name (b)	Number of Years Credited Service (#)(1) (c)	Present Value of Accumulated Benefit ($)(1)(2) (d)	Payments During Last Fiscal Year ($) (e)
K. B. Marsh	SCANA Retirement Plan	30	$847,149	$0
	SCANA Supplemental Executive Retirement Plan	30	$1,496,768	$0
J. E. Addison	SCANA Retirement Plan	23	$388,540	$0
	SCANA Supplemental Executive Retirement Plan	23	$506,934	$0
S. A. Byrne	SCANA Retirement Plan	19	$357,328	$0
	SCANA Supplemental Executive Retirement Plan	19	$756,788	$0
G. J. Bullwinkel, Jr.	SCANA Retirement Plan	43	$1,725,446	$0
	SCANA Supplemental Executive Retirement Plan	43	$1,421,331	$0
R. T. Lindsay	SCANA Retirement Plan	5	$131,271	$0
	SCANA Supplemental Executive Retirement Plan	5	$182,149	$0
(1)	Computed as of December 31, 2014, the plan measurement date used for financial statement reporting purposes.
(2)	Present value calculation determined using current account balances for each Named Executive Officer as of December 31, 2014, based on assumed retirement at normal retirement age (specified as age 65) and other assumptions as to valuation method, interest rate, discount rate and other material factors as set forth in Note 8 to our audited financial statements for the year ended December 31, 2014, which are included in our Form 10-K for the year ended December 31, 2014, and with this Proxy Statement.

The SCANA Retirement Plan is a tax qualified defined benefit plan and the Supplemental Executive Retirement Plan is a nonqualified deferred compensation plan. The Plans provide for full vesting after three years of service or after reaching age 65. All Named Executive Officers are fully vested in both Plans. As of December 31, 2013, the Retirement Plan and the SERP were both closed to new employees and rehired employees. Current participants in the Retirement Plan and the SERP who continue to meet eligibility requirements will continue to earn benefits until December 31, 2023. Effective January 1, 2024, participants will no longer earn any future benefit accruals under these plans except that participants under the cash balance formula of the Retirement Plan will continue to earn interest credits.

Defined Benefit Retirement Plan

The SCANA Retirement Plan (the “Retirement Plan”) is a tax qualified defined benefit retirement plan. The plan uses a mandatory cash balance benefit formula for employees hired on or after January 1, 2000. Effective July 1, 2000, SCANA employees hired prior to January 1, 2000 were given the choice of remaining under the Retirement Plan’s final average pay formula or switching to the cash balance formula. All the Named Executive Officers participate under the cash balance formula of the Retirement Plan.

The cash balance formula is expressed in the form of a hypothetical account balance. Account balances are increased monthly by interest and compensation credits. The interest rate used for accumulating account balances is determined annually based on 30-year treasury securities and the applicable segment rates determined under Internal Revenue Code Section 417(c)(3)(D) calculated using the rates for December of the previous calendar year. Compensation credits equal 5% of compensation up to the Social Security wage base and 10% of compensation in excess of the Social Security wage base.

Supplemental Executive Retirement Plan

In addition to the Retirement Plan, we provide a Supplemental Executive Retirement Plan (the “SERP”) for certain eligible employees, including the Named Executive Officers. The SERP is an unfunded plan that provides for benefit payments in addition to benefits payable under the qualified Retirement Plan in order to replace benefits lost in the Retirement Plan because of Internal Revenue Code maximum benefit limitations. The SERP is discussed under the caption “ — Potential Payments Upon Termination or Change in Control — Retirement Benefits” beginning on page 53, and under the caption “ — Compensation Discussion and Analysis — Retirement and Other Benefit Plans” beginning on page 39.

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2014 NONQUALIFIED DEFERRED COMPENSATION

The following table sets forth information with respect to the Executive Deferred Compensation Plan:

Name (a)	Executive Contributions in Last FY ($)(1) (b)	Registrant Contributions in Last FY ($)(1) (c)	Aggregate Earnings in Last FY ($)(1) (d)	Aggregate Withdrawals Distributions ($) (e)	Aggregate Balance at Last FYE ($)(1) (f)
K. B. Marsh	$122,585	$122,340	$346,239	—	$2,502,725
J. E. Addison	$47,796	$47,669	$45,902	—	$878,532
S. A. Byrne	$53,584	$53,457	$385,581	—	$1,675,971
G. J. Bullwinkel, Jr.	$34,800	$34,800	$227,396	—	$2,828,098
R. T. Lindsay	$455,040	$28,178	$82,304	—	$1,686,911
(1)	The amounts reported in columns (b) and (c) are reflected in columns (c) and (i), respectively, of the Summary Compensation Table. No amounts in column (d) are reported, or have been previously reported, in the Summary Compensation Table as there were no above market or preferential earnings credited to any Named Executive Officer’s account. The portions of the amounts reported in column (f), that represent Named Executive Officer and Company contributions, were previously reported in columns (c) and (i), respectively, of the 2013 and 2012 Summary Compensation Tables in the following amounts: Mr. Marsh $230,442 for 2013, $131,176 for 2012; Mr. Addison $85,635 for 2013, $56,809 for 2012; Mr. Byrne $101,071 for 2013, $56,809 for 2012; Mr. Bullwinkel $70,200 for 2013, $52,385 for 2012; and Mr. Lindsay $499,676 for 2013, $350,481 for 2012. For prior years, amounts would have been included in the Summary Compensation Table when required by the rules of the Securities and Exchange Commission.

Executive Deferred Compensation Plan

The Executive Deferred Compensation Plan (the “EDCP”) is a nonqualified deferred compensation plan in which our senior executive officers, including Named Executive Officers, and our Directors, may participate if they choose to do so. Each employee participant may elect to defer up to 25% of that part of his or her eligible earnings (as defined in the SCANA Corporation Stock Purchase-Savings Plan, our 401(k) plan), that exceeds the limitation on compensation otherwise required under Internal Revenue Code Section 401(a)(17), without regard to any deferrals or the foregoing of compensation. For 2014, employee participants could defer eligible earnings in excess of $260,000. In addition, an employee participant may elect to defer up to 100% of any performance share award for the year under our Long-Term Equity Compensation Plan. We match the amount of compensation deferred by each employee participant up to 6% of the employee participant’s eligible earnings (excluding performance share awards) in excess of the Internal Revenue Code Section 401(a)(17) limit.

In 2014, we amended and restated the EDCP to allow non-employee directors to participate. A director who has not elected to defer all or a portion of his or her cash retainer fee amounts for a year under the Director Compensation and Deferral Plan (which is discussed beginning on page 57) may elect to defer cash retainer fees under the EDCP in whole percentages up to 100% of his or her cash retainer fee amounts for a year. A director who has not elected to defer all or a portion of his stock retainer fee amounts under the Director Compensation and Deferral Plan for a year may elect to defer under the EDCP 100% (but not less than 100%) of his or her stock retainer fee amounts for a year.

We record the amount of each participant’s deferred compensation and the amount we match in a ledger account and credit a rate of return to each participant’s ledger account based on hypothetical investment alternatives chosen by the participant. The internal committee that administers the EDCP designates various hypothetical investment alternatives from which the participants may choose. Using the results of the hypothetical investment alternatives chosen, we credit each participant’s ledger account with the amount it would have earned if the account amount had been invested in that alternative. If the chosen hypothetical investment alternative loses money, the participant’s ledger account is reduced by the corresponding amount. All amounts credited to a participant’s ledger accounts continue to be credited or reduced pursuant to the chosen investment alternatives until such amounts are paid in full to the participant or his or her beneficiary. No actual investments are made. The investment alternatives are only used to generate a rate of increase (or decrease) in the ledger accounts, and amounts paid to participants are solely our obligation. All payouts under the EDCP are made in cash. In connection with this Plan, the Board has established a grantor trust (known as the “SCANA Corporation Executive Benefit Plan Trust”) for the purpose of accumulating funds to satisfy the obligations we incur under the EDCP. At any time prior to a change in control we may transfer assets to the trust to satisfy all or part of our obligations under the EDCP. Notwithstanding the establishment of the trust, the right of participants to receive future payments is an unsecured claim against us. The trust has been partially funded with respect to ongoing deferrals and Company matching funds since October 2001.

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In 2014, the Named Executive Officers’ ledger accounts were credited with earnings or losses based on the following hypothetical investment alternatives and rates of returns:

Wells Fargo Stable Return Fund C (1.25%); PIMCO Total Return (4.69%); Dodge & Cox Stock Fund (10.4%); Janus Research Fund (14.1%); T. Rowe Price Mid Cap Value (10.6%); AMG TimesSquare Mid Cap Growth Fund (5.34%); RS Partners (-3.53%); Voya Small Cap Opportunities (5.19%); Dodge & Cox International Stock Fund (.08%); SCANA Corporation Stock (33.99%); Vanguard Institutional Index Fund (13.65%); Vanguard Target Retirement Income (5.58%); Vanguard Target Retirement 2015 (6.55%); Vanguard Target Retirement 2020 (7.12%); Vanguard Target Retirement 2025 (7.16%); Vanguard Target Retirement 2030 (7.19%); Vanguard Target Retirement 2035 (7.28%); Vanguard Target Retirement 2040 (7.15%); Vanguard Target Retirement 2045 (7.14%); Vanguard Target Retirement 2050 (7.19%); Vanguard Target Retirement 2055 (7.20%); Vanguard Target Retirement 2060 (7.16%).

The measures for calculating interest or other plan earnings are based on the investments chosen by the manager of each investment vehicle, except the SCANA Corporation stock, the earnings of which are based on the value of our common stock.

The hypothetical investment alternatives may be changed at any time on a prospective basis by the participants in accordance with the telephone, electronic, and written procedures and forms adopted by the committee for use by all participants on a consistent basis.

Participants may elect the deferral period for each separate deferral made under the Plan. Employee participants may elect to defer payment of eligible earnings or performance share awards until their separation from service or until a date certain. Any post-2004 deferrals and hypothetical earnings thereon must be payable at the same date certain if the date certain payment alternative is chosen. Notwithstanding a participant’s election of a date certain deferral period or any modification thereof as discussed above, deferred amounts will be paid, or begin to be paid as soon as practicable after the earliest to occur of participant’s death, separation from service, or, with respect to pre-2005 deferrals and hypothetical earnings thereon, disability. “Separation from service” is defined by the EDCP (i) with respect to an employee, as any termination of the participant’s employment relationship with us and any of our affiliates, and, with respect to post-2004 deferrals and hypothetical earnings thereon, the participant’s separation from service from us and our affiliates as determined under Internal Revenue Code Section 409A and the guidelines issued thereunder, and (ii) with respect to a non-employee director, any separation from service with us and our affiliates in a manner consistent with Code Section 409A and the guidelines issued thereunder. Directors may elect to defer cash and stock retainer fees only until separation from service as a director.

Participants also elect the manner in which their deferrals and hypothetical earnings thereon will be paid. For amounts earned and vested after January 1, 2005, distribution and withdrawal elections are subject to Internal Revenue Code Section 409A. All amounts payable at a date certain prior to an employee participant’s separation from service, death, or, with respect to pre-2005 deferrals and hypothetical earnings thereon, disability, must be paid in the form of a single cash payment. Payments made after separation from service, death, or, with respect to pre-2005 deferrals and hypothetical earnings thereon, disability, will also be paid in the form of a single cash payment. Instead of a single cash payment, a participant may, however, elect to have all amounts payable as a result of separation from service after attainment of age 55, death while employed or serving as a director and after attainment of age 55, or, with respect to pre-2005 deferrals and hypothetical earnings thereon, separation from service due to disability, paid in the form of annual installments over a period not to exceed five years with respect to post-2004 deferrals and hypothetical earnings thereon or 15 years with respect to pre-2005 deferrals and hypothetical earnings thereon.

In accordance with procedures established by the Compensation Committee, with respect to any deferrals to a date certain, an employee participant may request that the Compensation Committee approve an additional deferral period of at least 60 months as to any post-2004 deferrals and hypothetical earnings thereon, or at least 12 months as to any pre-2005 deferrals and hypothetical earnings thereon. The request must be made at least 12 months before the expiration of the date certain deferral period for which an additional deferral period is being sought.

Payments as a result of a separation from service of post-2004 deferrals and hypothetical earnings thereon to persons who are “specified employees” under our procedures adopted in accordance with Internal Revenue Code Section 409A and guidance thereunder (certain officers and executive officers) must be deferred until the earlier of (i) the first day of the seventh month following the participant’s separation from service or (ii) the date of the participant’s death.

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A participant may request and receive, with the approval of the Compensation Committee, an acceleration of the payment of some or all of the participant’s ledger account due to severe financial hardship as the result of certain extraordinary and unforeseeable circumstances arising as a result of events beyond the individual’s control. With respect to pre-2005 deferrals and hypothetical earnings thereon, a participant may also obtain a single lump sum payment of any or all of his ledger account on an accelerated basis by forfeiting 10% of the amount accelerated, or by making the election, not less than 12 months prior to the date on which the accelerated payment is to be made, to accelerate the payment to a date not earlier than 12 months after the election request is received by the Committee. Additionally, the Plan provides for the acceleration of payments following a change in control of our Company. The change in control provisions are discussed under “— Potential Payments Upon Termination or Change in Control — Change in Control Arrangements.”

Potential Payments Upon Termination or Change in Control

Change in Control Arrangements

Effective December 31, 2009, we terminated the SCANA Corporation Key Executive Severance Benefits Plan, which provided for payment of benefits immediately upon a change in control unless the Plan was terminated prior to the change in control. Also as of December 31, 2009, we amended our change in control benefits to eliminate excise tax gross ups.

Triggering Events for Payments under the Supplementary Key Executive Severance Benefits Plan

The SCANA Corporation Supplementary Key Executive Severance Benefits Plan (the “Supplementary Severance Plan”) provides for payments to our senior executive officers in connection with a change in control of our Company. The Supplementary Severance Plan provides for payment of benefits if, within 24 months after a change in control, we terminate a senior executive officer’s employment without just cause or if the senior executive officer terminates his or her employment for good reason.

Our Supplementary Severance Plan is intended to advance the interests of our Company by providing highly qualified executives and other key personnel with an assurance of equitable treatment in terms of compensation and economic security and to induce continued employment with the Company in the event of certain changes in control. We believe that an assurance of equitable treatment will enable valued executives and key personnel to maintain productivity and focus during a period of significant uncertainty inherent in change in control situations. We also believe that compensation plans of this type aid the Company in attracting and retaining the highly qualified professionals who are essential to our success. The structure of the plan, and the benefits which might be paid in the event of a change in control, are reviewed as part of the Compensation Committee’s annual review of tally sheets for each senior executive officer.

The Supplementary Severance Plan provides that a “change in control” will be deemed to occur under the following circumstances:

•	if any person or entity becomes the beneficial owner, directly or indirectly, of 25% or more of the combined voting power of the outstanding shares of our common stock;

•

if, during a consecutive two-year period, a majority of our directors cease to be individuals who either (i) were directors on the Board at the beginning of such period, or (ii) became directors after the beginning of such period but whose election by the Board, or nomination for election by our shareholders, was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of such period, or whose election or nomination for election was previously so approved;

•

if (i) we consummate a merger or consolidation of our Company with another corporation (except a merger or consolidation in which our outstanding voting shares prior to such transaction continue to represent at least 80% of the combined voting power of the surviving entity’s outstanding voting shares after such transaction), or (ii) our shareholders approve a plan of complete liquidation of our Company, or an agreement to sell or dispose of all or substantially all of our assets; or

•

if we consummate the sale of the stock of, or our shareholders approve a plan of complete liquidation of, or an agreement for the sale or disposition of substantially all of the assets of any of our subsidiaries that the Board designates to be a material subsidiary. This last provision would constitute a change in control only with respect to participants exclusively assigned to the affected subsidiary.

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As noted above, benefits under the Supplementary Severance Plan would be triggered if, within 24 months after a change in control, we terminated the senior executive officer’s employment without just cause or if the senior executive officer terminated his or her employment for good reason. Under the plan, we would be deemed to have “just cause” for terminating the employment of a senior executive officer if he or she:

•	willfully and continually failed to substantially perform his or her duties after we made demand for substantial performance;

•	willfully engaged in conduct that is demonstrably and materially injurious to us; or

•	were convicted of a felony or certain misdemeanors.

A senior executive officer would be deemed to have “good reason” for terminating his or her employment if, after a change in control, without his or her consent, any one or more of the following occurred:

•	a material diminution in his or her base salary;

•	a material diminution in his or her authority, duties, or responsibilities;

•

a material diminution in the authority, duties, or responsibilities of the supervisor to whom he or she is required to report, including a requirement that he or she report to one of our officers or employees instead of reporting directly to the Board;

•	a material diminution in the budget over which he or she retains authority;

•	a material change in the geographic location at which he or she must perform services; or

•	any other action or inaction that constitutes a material breach by us of the agreement under which he or she provides services.

Potential Benefits Payable under the Supplementary Severance Plan

The benefits we would be required to pay our senior executive officers under the Supplementary Severance Plan immediately upon the occurrence of a triggering event subsequent to a change in control are as follows:

•

an amount intended to approximate 2.5 times the sum of: (i) his or her annual base salary (before reduction for certain pre-tax deferrals) in effect as of the change in control, plus (ii) his or her full targeted annual incentive opportunity in effect as of the change in control;

•	an amount equal to the participant’s full targeted annual incentive opportunity in effect under each existing annual incentive plan or program for the year in which the change in control occurs;

•

if the participant’s benefit under the SERP is determined using the final average pay formula under the Retirement Plan, an amount equal to the present lump sum value of the actuarial equivalent of his or her accrued benefit under the Retirement Plan and the SERP through the date of the change in control, calculated as though he or she had attained age 65 and completed 35 years of benefit service as of the date of the change in control, and as if his or her final average earnings under the Retirement Plan equaled the amount determined after applying cost-of-living increases to his or her annual base salary from the date of the change in control until the date he or she would reach age 65, and without regard to any early retirement or other actuarial reductions otherwise provided in any such plan (this benefit will be offset by the actuarial equivalent of the participant’s benefit provided by the Retirement Plan and the Participant’s benefit under the SERP);

•

if the participant’s benefit under the SERP is determined using the cash balance formula under the Retirement Plan, an amount equal to the present value as of the date of the change in control of his or her accrued benefit, if any, under our SERP, determined prior to any offset for amounts payable under the Retirement Plan, increased by the present value of the additional projected pay credits and periodic interest credits that would otherwise accrue under the plan (based on the plan’s actuarial assumptions) assuming that he or she remained employed until reaching age 65, and reduced by his or her cash balance account under the Retirement Plan, and further reduced by an amount equal to his or her benefit under the SERP;

•

an amount equal to the value of all amounts credited to each participant’s EDCP ledger account as of the date of the change in control, plus interest on the benefits payable under the EDCP at a rate equal to the sum of the prime interest rate as published in the Wall Street Journal on the most recent publication date prior to the date of the change in control plus 3%, calculated through the end of the month preceding the month in which the benefits are distributed, reduced by the value of his or her benefit under the EDCP as of the date of the change in control; and

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•

an amount equal to the projected cost for medical, long-term disability and certain life insurance coverage for three years following the change in control as though he or she had continued to be our employee.

In addition to the benefits above (unless their agreements with us provide otherwise), our senior executive officers would also be entitled to benefits under our other plans in which they participate as follows:

•	a benefit distribution under the Long-Term Equity Compensation Plan equal to 100% of the target awards for all performance periods not completed as of the date of the change in control, if any; and

•	any amounts previously earned, but not yet paid, under the terms of any of our other plans or programs.

Calculation of Benefits Potentially Payable to our Named Executive Officers under the Supplementary Severance Plan if a Triggering Event had Occurred as of December 31, 2014

The Supplementary Severance Plan provides that, if (i) we had been subject to a change in control in the past 24 months, and (ii) as of December 31, 2014, either we had terminated the employment of any of our Named Executive Officers without just cause or they had terminated their employment for good reason, such terminated Named Executive Officer would have been immediately entitled to all of the benefits outlined below, together with interest, calculated as outlined above under “ — Potential Benefits Payable under the Supplementary Severance Plan,” on his EDCP account balance. The actual amount of any such additional interest payment would depend upon the date the change in control occurred.

Mr. Marsh would have been entitled to the following: an amount equal to 2.5 times his 2014 base salary and target short-term incentive award — $5,301,365; an amount equal to the excess payable under the SERP as calculated under the assumptions described above — $1,088,124; an amount equal to insurance continuation benefits for three years — $70,245; an amount equal to the difference between target and actual annual incentive award under the Short-Term Annual Incentive Plan — $0 (for 2014, the Short-Term Annual Incentive Plan paid out above target, resulting in no additional benefit); an amount equal to the value of 100% of his target performance shares under the Long-Term Equity Compensation Plan for all performance periods not completed — $5,530,043; and an amount equal to the value of 100% of his restricted stock units under the Long-Term Equity Compensation Plan — $2,029,923. The total value of these change in control benefits would have been $14,019,700. In addition, Mr. Marsh would have been paid amounts previously earned, but not yet paid, as follows: 2014 actual short-term annual incentive award — $1,205,363; 2014 actual long-term equity award — $4,152,883; EDCP account balance — $2,502,725; SERP and Retirement Plan account balances — $2,369,954; vacation accrual — $20,658; as well as his 401(k) Plan account balance.

Mr. Addison would have been entitled to the following: an amount equal to 2.5 times his 2014 base salary and target short-term incentive award — $2,532,303; an amount equal to the excess payable under the SERP as calculated under the assumptions described above — $738,307; an amount equal to insurance continuation benefits for three years — $80,046; an amount equal to the difference between target and actual annual incentive award under the Short-Term Annual Incentive Plan — $0 (for 2014, the Short-Term Annual Incentive Plan paid out above target, resulting in no additional benefit); an amount equal to the value of 100% of his target performance shares under the Long-Term Equity Compensation Plan for all performance periods not completed — $1,923,921; and an amount equal to the value of 100% of his restricted stock units under the Long-Term Equity Compensation Plan — $698,164. The total value of these change in control benefits would have been $5,972,740. In addition, Mr. Addison would have been paid amounts previously earned, but not yet paid, as follows: 2014 actual short-term annual incentive award — $651,164; 2014 actual long-term equity award — $1,395,400; EDCP account balance — $878,532; SERP and Retirement Plan account balances — $914,307; vacation accrual — $11,131; as well as his 401(k) Plan account balance.

Mr. Byrne would have been entitled to the following: an amount equal to 2.5 times his 2014 base salary and target short-term incentive award — $2,532,303; an amount equal to the excess payable under the SERP as calculated under the assumptions described above — $746,455; an amount equal to insurance continuation benefits for three years — $58,884; an amount equal to the difference between target and actual annual incentive award under the Short-Term Annual Incentive Plan — $0 (for 2014, the Short-Term Annual Incentive Plan paid out above target, resulting in no additional benefit); an amount equal to the value of 100% of his target performance shares under the Long-Term Equity Compensation Plan for all performance periods not completed — $1,923,921; and an amount equal to the value of 100% of his restricted stock units under the Long-Term Equity Compensation Plan — $698,164. The total value of these change in control benefits would have been $5,959,726. In addition, Mr. Byrne would have been paid amounts previously earned, but not yet paid, as follows: 2014 actual short-term annual incentive award — $455,814; 2014 actual long-term equity award — $1,395,400; EDCP account balance — $1,675,971; SERP and Retirement Plan account balances — $1,135,727; vacation accrual — $5,566; as well as his 401(k) Plan account balance.

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Mr. Bullwinkel would have been entitled to the following: an amount equal to 2.5 times his 2014 base salary and target short-term incentive award — $1,920,000; an amount equal to the excess payable under the SERP as calculated under the assumptions described above — $0 (for 2014, the Short-Term Annual Incentive Plan paid out above target, resulting in no additional benefit); an amount equal to insurance continuation benefits for three years — $57,246; an amount equal to the difference between target and actual annual incentive award under the Short-Term Annual Incentive Plan — $0 (for 2014, the Short-Term Annual Incentive Plan paid out above target, resulting in no additional benefit); an amount equal to the value of 100% of his target performance shares under the Long-Term Equity Compensation Plan for all performance periods not completed — $1,266,830; and an amount equal to the value of 100% of his restricted stock units under the Long-Term Equity Compensation Plan — $478,851. The total value of these change in control benefits would have been $3,722,927. In addition, Mr. Bullwinkel would have been paid amounts previously earned, but not yet paid, as follows: 2014 actual short-term annual incentive award — $345,600; 2014 actual long-term equity award — $1,036,452; EDCP account balance — $2,828,098; SERP and Retirement Plan account balances — $3,146,777; vacation accrual — $40,615; as well as his 401(k) Plan account balance.

Mr. Lindsay would have been entitled to the following: an amount equal to 2.5 times his 2014 base salary and target short-term incentive award — $1,741,022; an amount equal to the excess payable under the SERP as calculated under the assumptions described above — $25,806; an amount equal to insurance continuation benefits for three years — $57,807; an amount equal to the difference between target and actual annual incentive award under the Short-Term Annual Incentive Plan — $0 (for 2014, the Short-Term Annual Incentive Plan paid out above target, resulting in no additional benefit); an amount equal to the value of 100% of his target performance shares under the Long-Term Equity Compensation Plan for all performance periods not completed — $1,104,052; and an amount equal to the value of 100% of his restricted stock units under the Long-Term Equity Compensation Plan — $405,646. The total value of these change in control benefits would have been $3,307,331. In addition, Mr. Lindsay would have been paid amounts previously earned, but not yet paid, as follows: 2014 actual short-term annual incentive award — $385,655; 2014 actual long-term equity award — $831,271; EDCP account balance — $1,686,911; SERP and Retirement Plan account balances — $313,671; vacation accrual — $10,362; as well as his 401(k) Plan account balance.

Retirement Benefits

Supplemental Executive Retirement Plan

The Supplemental Executive Retirement Plan (the “SERP”) is an unfunded nonqualified defined benefit plan. The SERP was established for the purpose of providing supplemental retirement income to certain of our employees, including the Named Executive Officers, whose benefits under the Retirement Plan are limited in accordance with the limitations imposed by the Internal Revenue Code on the amount of annual retirement benefits payable to employees from qualified pension plans or on the amount of annual compensation that may be taken into account for all qualified plan purposes, or by certain other design limitations on determining compensation under the Retirement Plan.

Subject to the terms of the SERP, a participant becomes eligible to receive benefits under the SERP upon termination of his or her employment with us (or at such later date as may be provided in a participant’s agreement with us), if the participant has become vested in his or her accrued benefit under the Retirement Plan prior to termination of employment. However, if a participant is involuntarily terminated following or incident to a change in control and prior to becoming fully vested in his or her accrued benefit under the Retirement Plan, the participant will automatically become fully vested in his benefit under the SERP and a benefit will be payable under the SERP. The term “change in control” has the same meaning in the SERP as in the Supplementary Severance Plan. See the discussion under “—Change in Control Arrangements.”

The amount of any benefit payable to a participant under the SERP will depend upon whether the participant’s benefit under the SERP is determined using the final average pay formula under the Retirement Plan or the cash balance pay formula under the Retirement Plan. All of our Named Executive Officers participate under the cash balance pay formula of the Retirement Plan. Unless otherwise provided in a participant agreement, the amount of any SERP benefit payable pursuant to the SERP to a participant whose benefit is determined using the final average pay formula under the Retirement Plan will be determined at the time the participant first becomes eligible to receive benefits under the SERP and will be equal to the excess, if any, of:

•

the monthly pension amount that would have been payable at normal retirement age or, if applicable, delayed retirement age under the Retirement Plan (as such terms are defined under the Retirement Plan), to the participant determined based on his or her compensation and disregarding the Internal Revenue Code limitations and any reductions due to the participant’s deferral of compensation under any of our nonqualified deferred compensation plans (other than the SERP), over

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•	the monthly pension amount payable to the participant at normal retirement age or, if applicable, delayed retirement age under the Retirement Plan.

The calculation of this benefit assumes that payment is made to the participant at normal retirement age or, if applicable, delayed retirement age under the Retirement Plan, and is calculated using the participant’s years of benefit service and final average earnings as of the date of the participant’s termination of employment.

Unless otherwise provided in a participant agreement, the amount of any benefit payable pursuant to the SERP as of any determination date to a participant whose SERP benefit is determined using the cash balance formula under the Retirement Plan will be equal to:

•

the benefit that otherwise would have been payable under the Retirement Plan as of the determination date, based on his or her compensation and disregarding the Internal Revenue Code limitations, minus

•	the Participant’s benefit determined under the Retirement Plan as of the determination date.

For purposes of the SERP, “compensation” is defined as determined under the Retirement Plan, without regard to the limitation under Section 401(a)(17) of the Internal Revenue Code, including any amounts of compensation otherwise deferred under any non-qualified deferred compensation plan (excluding the SERP).

The benefit payable to a participant under the SERP will be paid, or commence to be paid, as of the first day of the calendar month following the date the participant first becomes eligible to receive a benefit under the SERP (the “payment date”). The form of payment upon distribution of benefits under the SERP will depend upon whether the benefit constitutes a “grandfathered benefit” or a “non-grandfathered benefit.” For purposes of the SERP, “grandfathered benefit” means the vested portion of the benefit payable under the SERP assuming the participant’s determination date is December 31, 2004, increased with interest credits (for a participant whose benefit under the SERP is determined using the cash balance formula under the Retirement Plan) and earnings (for a participant whose benefit under the SERP is determined using the final average pay formula under the Retirement Plan) at the rates determined under the Retirement Plan through any later determination date. A participant’s grandfathered benefit is governed by the terms of the SERP in effect as of October 3, 2004 and will be determined in a manner consistent with Internal Revenue Code Section 409A and the guidance thereunder. “Non-grandfathered benefit” means the portion of the benefit payable under the SERP that exceeds the grandfathered benefit.

With respect to grandfathered benefits, the participant may elect, in accordance with procedures we establish, to receive a distribution of such grandfathered benefit in either of the following two forms of payment:

•	a single sum distribution of the value of the participant’s grandfathered benefit under the SERP determined as of the last day of the month preceding the payment date; or

•

a lifetime annuity benefit with an additional death benefit payment as follows: a lifetime annuity that is the actuarial equivalent of the participant’s single sum amount which provides for a monthly benefit payable for the participant’s life, beginning on the payment date. In addition to this life annuity, commencing on the first day of the month following the participant’s death, his or her designated beneficiary will receive a benefit of 60% of the amount of the participant’s monthly payment continuing for a 15 year period. If, however, the beneficiary dies before the end of the 15 year period, the lump sum value of the remaining monthly payments of the survivor benefit will be paid to the beneficiary’s estate. The participant’s life annuity will not be reduced to reflect the “cost” of providing the 60% survivor benefit feature. “Actuarial equivalent” is defined by the SERP as equality in value of the benefit provided under the SERP based on actuarial assumptions, methods, factors and tables that would apply under the Retirement Plan under similar circumstances.

With respect to non-grandfathered benefits, a participant whose benefit under the SERP is determined using the final average pay formula under the Retirement Plan will receive a distribution of his or her benefit under the SERP as a single sum distribution equal to the actuarial equivalent present value (at the date of the participant’s termination of employment) of the participant’s SERP benefit determined as of normal retirement age, reflecting any terms under the Retirement Plan applicable to early retirement benefits if the participant is eligible for such early retirement benefits.

Except as otherwise provided below, a participant whose benefit under the SERP is determined using the cash balance formula under the Retirement Plan had the opportunity to elect on or before January 1, 2009 to receive a distribution of his non-grandfathered benefit in one of the following forms of payment:

•	a single sum distribution of the value of the participant’s non-grandfathered benefit determined as of the last day of the month preceding the payment date;

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•	an annuity for the participant’s lifetime that is the actuarial equivalent of the participant’s single sum amount, and that commences on the payment date; or

•

an annuity that is the actuarial equivalent of the participant’s single sum amount, that commences on the payment date, and that provides payments for the life of the participant and, upon his or her death, continues to pay an amount equal to 50%, 75% or 100% (as elected by the participant prior to benefit commencement) of the annuity payment to the contingent annuitant designated by the participant at the time the election is made.

A participant whose benefit under the SERP is determined using the cash balance formula under the Retirement Plan who first became an eligible employee after 2008, and who was not eligible to participate in the EDCP before becoming eligible to participate in the SERP, may elect at any time during the first 30 days following the date he becomes an eligible employee to receive a distribution of his non-grandfathered benefit in one of the forms specified above.

Participants whose benefits under the SERP are determined using the cash balance formula under the Retirement Plan will receive distributions under the SERP as follows:

•

If a participant has terminated employment before attaining age 55, the participant’s non-grandfathered benefit will be paid in the form of a single sum distribution of the value of the participant’s non-grandfathered benefit determined as of the last day of the month preceding the payment date.

•

If a participant has terminated employment after attaining age 55, and the value of the participant’s non-grandfathered benefit does not exceed $100,000 at the time of such termination of employment, such benefit shall be paid in the form of a single sum distribution of the value of the participant’s non-grandfathered benefit determined as of the last day of the month preceding the payment date.

•

In the absence of an effective election, and assuming that the provisions in the two bullet points immediately above do not apply, non-grandfathered SERP benefits owed to the participant will be paid in the form of an annuity for the participant’s lifetime that is the actuarial equivalent of the participant’s single sum amount, and that commences on the payment date.

A participant who elects, or is deemed to have elected, either the straight life annuity or the joint and survivor annuity described above may, in accordance with procedures established by the Committee, change his election to the other annuity option at any time prior to the payment date.

Unless otherwise provided in a participant agreement, if a participant dies on or after July 1, 2000 and before the payment date, a single sum distribution equal to the value of the participant’s benefit that otherwise would have been payable under the SERP will be paid to the participant’s designated beneficiary as soon as administratively practicable following the participant’s death.

Notwithstanding the foregoing, distribution of any non-grandfathered benefit that is made as a result of a termination of employment for a reason other than death, to persons who are “specified employees” under Internal Revenue Code Section 409A and guidance thereunder (basically, executive officers) must be deferred until the earlier of (i) the first day of the seventh month following the participant’s termination of employment or (ii) the date of the participant’s death.

If a participant is involuntarily terminated following or incident to a change in control, the participant shall automatically become fully vested in his or her benefit under the SERP and such benefits shall become payable.

Calculation of Benefits Potentially Payable to our Named Executive Officers under the SERP if a Triggering Event had Occurred as of December 31, 2014

The lump sum or annuity amounts that would have been payable under the SERP to each of our Named Executive Officers if they had become eligible for benefits as of December 31, 2014 are set forth below. Also set forth below are the payments that would have been made to each Named Executive Officer’s designated beneficiary if the officer had died December 31, 2014.

For Mr. Marsh, the lump sum amount would have been $1,513,395. Alternatively, Mr. Marsh could have elected to receive a lump sum of $1,128,149 as of December 31, 2014 and monthly payments of $2,089 commencing January 1, 2015 for the remainder of his lifetime. In the event Mr. Marsh had been eligible to receive benefits and had elected to receive the aforementioned monthly annuity, his designated beneficiary would have received monthly payments of $1,253 for up to 15 years upon Mr. Marsh’s death. If Mr. Marsh had died December 31, 2014 before becoming eligible for benefits, his beneficiary would have been entitled to the full lump sum payment of $1,513,395.

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For Mr. Addison, the lump sum amount would have been $517,596. Alternatively, Mr. Addison could have elected to receive a lump sum of $460,498 as of December 31, 2014 and monthly payments of $283 commencing January 1, 2015 for the remainder of his lifetime. In the event Mr. Addison had been eligible to receive benefits and had elected to receive the aforementioned monthly annuity, his designated beneficiary would have received monthly payments of $170 for up to 15 years upon Mr. Addison’s death. If Mr. Addison had died December 31, 2014 before becoming eligible for benefits, his beneficiary would have been entitled to the full lump sum payment of $517,596.

For Mr. Byrne, the lump sum amount would have been $771,468. Alternatively, Mr. Byrne could have elected to receive a lump sum of $605,009 as of December 31, 2014 and monthly payments of $837 commencing January 1, 2015 for the remainder of his lifetime. In the event Mr. Byrne had been eligible to receive benefits and had elected to receive the aforementioned monthly annuity, his designated beneficiary would have received monthly payments of $502 for up to 15 years upon Mr. Byrne’s death. If Mr. Byrne had died December 31, 2014 before becoming eligible for benefits, his beneficiary would have been entitled to the full lump sum payment of $771,468.

For Mr. Bullwinkel, the lump sum amount would have been $1,421,331. Alternatively, Mr. Bullwinkel could have elected to receive a lump sum of $571,245 as of December 31, 2014 and monthly payments of $5,419 commencing January 1, 2015 for the remainder of his lifetime. In the event Mr. Bullwinkel had been eligible to receive benefits and had elected to receive the aforementioned monthly annuity, his designated beneficiary would have received monthly payments of $3,252 for up to 15 years upon Mr. Bullwinkel’s death. If Mr. Bullwinkel had died December 31, 2014 before becoming eligible for benefits, his beneficiary would have been entitled to the full lump sum payment of $1,421,331.

For Mr. Lindsay, the lump sum amount would have been $182,295. Mr. Lindsay was not eligible for the alternative election providing for a reduced lump sum and lifetime monthly payments. If Mr. Lindsay had died December 31, 2014 before becoming eligible for benefits, his beneficiary would have been entitled to the full lump sum payment of $182,295.

Executive Deferred Compensation Plan

The EDCP is described in the narrative following the 2014 Nonqualified Deferred Compensation table on page 48. As discussed in that section, amounts deferred under the EDCP are required to be paid, or begin to be paid, as soon as practicable following the earliest of a participant’s death, separation from service, or with respect to pre-2005 deferrals and hypothetical earnings thereon, disability. All amounts payable at a date certain prior to separation from service, death, or, with respect to pre-2005 deferrals and hypothetical earnings thereon, disability, must be paid in the form of a single cash payment. Payments made after death, separation from service, or, with respect to pre-2005 deferrals and hypothetical earnings thereon, disability, will also be paid in the form of a single cash payment. Instead of a single cash payment, a participant may, however, elect to have all amounts payable as a result of separation from service after attainment of age 55, death while employed and after attainment of age 55, or, with respect to pre-2005 deferrals and hypothetical earnings thereon, separation from service due to disability, paid in the form of annual installments over a period not to exceed five years with respect to post-2004 deferrals and hypothetical earnings thereon or 15 years with respect to pre-2005 deferrals and hypothetical earnings thereon. All amounts credited to a participant’s ledger account continue to be hypothetically invested among the investment alternatives until such amounts are paid in full to the participant or his or her beneficiary.

The “Aggregate Balance at Last FYE” column of the 2014 Nonqualified Deferred Compensation table on page 48 shows the amounts that would have been payable under the EDCP to each of our Named Executive Officers, as of December 31, 2014, (i) with respect to amounts payable at a date certain prior to separation from service, death, or, as to pre-2005 deferrals and hypothetical earnings thereon, disability, and (ii) with respect to amounts payable after separation from service, death, or, as to pre-2005 deferrals and hypothetical earnings thereon, disability, if they had been paid using the single sum form of payment. If the Named Executive Officers instead chose payment of the deferrals in annual installments, the annual installment payments over the payment periods selected by the Named Executive Officers are estimated as set forth below: Mr. Marsh — $500,545; Mr. Addison — $175,706; Mr. Byrne — $335,194; Mr. Bullwinkel — $565,620; and Mr. Lindsay — $337,382.

Discussions of Plans are Summaries Only

The discussions of our various compensation plans in this “Executive Compensation” section of the Proxy Statement are merely summaries of the Plans and do not create any rights under any of the Plans and are qualified in their entirety by reference to the Plans themselves.

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DIRECTOR COMPENSATION

Board Fees

Our Board reviews director compensation every year with guidance from the Nominating and Governance Committee. In making its recommendations, the Committee is required by our Governance Principles to consider that compensation should fairly pay directors for work required in a company of our size and scope, compensation should align directors’ interests with the long-term interests of shareholders, and the compensation structure should be transparent and easy for shareholders to understand. We also consider the risks inherent in board service. Approximately every other year, the Nominating and Governance Committee considers relevant publicly available data in making compensation recommendations. The Committee may also consider recommendations from our Chairman and Chief Executive Officer. Officers who are also directors do not receive additional compensation for their service as directors.

In 2014 we provided the following compensation for non-employee directors:

•

$181,500 in annual fees, consisting of a $108,900 stock retainer which is paid in shares of our common stock and a $72,600 cash retainer. The stock retainer and the cash retainer are payable on a quarterly basis.

•

Committee Chair and Lead Director annual leadership retainer fees, payable in cash, in the following additional amounts: Lead Director — $18,000, Audit Committee Chair — $14,000, Compensation Committee Chair — $8,000, Nominating and Governance Committee Chair — $8,000, Nuclear Oversight Committee Chair — $8,000. A director may only earn one annual leadership retainer fee in the form of either a Committee Chair retainer fee or the Lead Director retainer fee. Such additional Committee Chair and Lead Director retainer fees are also payable on a quarterly basis.

All director compensation will be pro-rated for any year of partial service. The annual stock retainer and all fees payable in cash may be deferred at the director’s election pursuant to the terms of the Director Compensation and Deferral Plan discussed below. Beginning in 2015, non-employee directors will also be permitted to choose to defer all or a portion of their annual cash retainer fees and all (but not less than all) of their annual stock retainer fees under the EDCP instead of the Director Compensation and Deferral Plan. See “Executive Compensation – Executive Deferred Compensation Plan” beginning on page 48.

Director Compensation and Deferral Plan

Since January 1, 2001, non-employee director compensation and related deferrals have been governed by the SCANA Director Compensation and Deferral Plan. Amounts deferred by directors in previous years under the SCANA Voluntary Deferral Plan continue to be governed by that plan.

Under the Director Compensation and Deferral Plan, instead of receiving quarterly payments of the stock retainer, a director may make an annual irrevocable election to defer all or a portion of the stock retainer into an investment in our common stock, with distribution from the plan to be ultimately payable in shares of our common stock. A director also may elect to defer all or a portion of all other fees into an investment in our common stock or into a growth increment ledger which is credited with growth increments based on the prime interest rate charged from time to time by Wells Fargo Bank, N.A., as determined by us, with distribution from the Plan to be ultimately payable in cash or stock as the Plan may dictate. Amounts payable in our common stock accrue earnings during the deferral period at our dividend rate. All dividends attributable to shares of our common stock credited to each director’s stock ledger account will be converted to additional credited shares of our common stock as though reinvested as of the next business day after the dividend is paid. Directors do not have voting rights with respect to shares credited to their accounts under the Plan. A director’s growth increment ledger will be credited on the first day of each calendar quarter, with a growth increment computed on the average balance in the director’s growth increment ledger during the preceding calendar quarter. The growth increment will be equal to the amount in the director’s growth increment ledger multiplied by the average interest rate we select during the preceding calendar quarter times a fraction the numerator of which is the number of days during such quarter and the denominator of which is 365. Growth increments will continue to be credited until all of a director’s benefits have been paid out of the Plan.

We establish a ledger account for each director that reflects the amounts deferred on his or her behalf and the deemed investment of such amounts into a stock ledger account or a growth investment ledger account. Each ledger account will separately reflect the pre-2005 and post-2004 deferrals and earnings thereon, and the portion of the

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post- 2004 deferrals and earnings thereon payable at a date certain and the portion payable when the director separates from service from the Board. In this discussion, we refer to pre-2005 deferrals as the “pre-2005 ledger account” and to post-2004 deferrals as the “post-2004 ledger account.”

Directors may elect for payment of any post-2004 deferrals to be deferred until the earlier of separation from service from the Board for any reason or a date certain, subject to any limitations we may choose to apply at the time of election. If a participant does not make a payment election with respect to amounts deferred for any deferral period, such deferrals will be paid in a lump sum payment as soon as practicable after the director’s separation from service from the Board.

Subject to the acceleration provisions of the Plan and Board approval with respect to pre-2005 deferrals, a director may elect an additional deferral period of at least 60 months with respect to any previously deferred amount credited to his or her post-2004 ledger account that is payable at a date certain, and an additional deferral period of at least 12 months for each separate deferral credited to his or her pre-2005 ledger account. With respect to amounts deferred until separation from service from the Board, directors may also elect a new manner of payment with respect to any previously deferred amounts, provided that, in the case of amounts credited to post-2004 ledger accounts that are payable on separation from service from the Board, payments are delayed for 60 months from the date payments would otherwise have commenced absent the election. Directors had the opportunity to elect at any time prior to January 1, 2009 to change the deferral period (accelerate or defer) and/or method of payment with respect to any post-2004 ledger account that was not scheduled for payment in 2008, provided such change did not cause any amounts to be paid in 2008 or cause any amounts otherwise payable in 2008 to be deferred to a later year.

Amounts credited to directors’ post-2004 ledger accounts that are scheduled to be paid at a date certain will be paid in the form of a single sum payment as soon as practicable after the date certain. With respect to amounts credited to pre-2005 ledger accounts, and amounts credited to post-2004 ledger accounts that are scheduled to be paid on separation from service from the Board, directors must irrevocably elect (subject to certain permitted changes) to have payment made in accordance with one of the following distribution forms:

•	a single sum payment;

•	a designated number of installments payable monthly, quarterly or annually, as elected (and in the absence of an election, annually), over a specified period not in excess of 20 years; or

•

in the case of a post-2004 ledger account, payments in the form of annual installments with the first installment being a single sum payment of 10% of the post-2004 ledger account determined immediately prior to the date such payment is made and with the balance of the post-2004 ledger account being paid in annual installments over a total specified period not in excess of 20 years.

Such payments will be paid or commence to be paid as soon as practicable after the conclusion of the deferral period elected.

Notwithstanding any payment election made by a director:

•	payments will be paid, or begin to be paid, as soon as practicable following the director’s separation from service from the Board for any reason except as otherwise provided below;

•

if a director dies prior to the payment of all or a portion of the amounts credited to his ledger account, the balance of any amount payable will be paid in a cash lump sum to his designated beneficiaries;

•

if a director ceases to be a non-employee director but thereafter becomes our employee, all pre-2005 ledger accounts will be paid as soon as practicable after he or she becomes our employee in a single lump sum payment and all post-2004 ledger accounts will be paid as soon as practicable after he or she has incurred a separation from service as a nonemployee director (as determined in accordance with Internal Revenue Code Section 409A);

•	if a director’s post-2004 ledger account balance is less than $100,000 ($5,000 for pre-2005 ledger accounts) at the time for payment specified, such amount will be paid in a single payment; and

•

in the case of any post-2004 ledger accounts that are payable on separation from service from the Board and that are subject to an additional deferral period of 60 months as a result of the modification of the manner of payment, no payment attributable to any post-2004 ledger accounts will be accelerated to a date earlier than the expiration of the 60 month period.

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We, at our sole discretion, may alter the timing or manner of payment of deferred amounts if the director establishes, to our satisfaction, an unanticipated and severe financial hardship that is caused by an event beyond the director’s control. In such event, we may:

•	provide that all, or a portion of, the amount previously deferred by the director immediately be paid in a lump sum cash payment;

•	provide that all, or a portion of, the installments payable over a period of time immediately be paid in a lump sum cash payment; or

•	provide for such other installment payment schedules as we deem appropriate under the circumstances.

For pre-2005 ledger accounts, severe financial hardship will be deemed to have occurred in the event of the director’s or a dependent’s sudden, lengthy and serious illness as to which considerable medical expenses are not covered by insurance or relative to which there results a significant loss of family income, or other unanticipated events of similar magnitude. For post-2004 ledger accounts, severe financial hardship will be deemed to have occurred from a sudden or unexpected illness or accident of the director or the director’s spouse, beneficiary or dependent, loss of the director’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the director’s control.

During 2014, Ms. Miller and Messrs. Micali, Roquemore, Sloan and Stowe elected to defer 100% of their compensation and earnings and Messrs. Bennett and Hagood deferred a portion of their earnings under the Director Compensation and Deferral Plan.

As discussed under “Executive Compensation – Executive Deferred Compensation Plan” beginning on page 48, in 2014, we amended the EDCP to allow non-employee directors who have not deferred such fees under the Director Deferral and Compensation Plan to defer all or a portion of their annual cash retainer fees and all (but not less than all) of their annual stock retainer fees into the EDCP, with payments ultimately to be paid in cash. Non-employee directors first became eligible to participate in the EDCP in 2015.

Endowment Plan

In July 2013, the Board closed the SCANA Director Endowment Plan to new participants effective January 1, 2013 after considering management’s recommendation that such a plan may not be perceived as a best corporate governance practice. However, for those participants who remain in the Plan, upon election to their second term, those directors became eligible to participate in the SCANA Director Endowment Plan, which provides for us to make tax deductible, charitable contributions totaling $500,000 to institutions of higher education designated by the director. The Plan was intended to reinforce our commitment to quality higher education and to enhance our ability to attract and retain qualified Board Members. A portion is contributed upon retirement of the director and the remainder upon the director’s death. As of December 31, 2014, the cash obligation under the Plan was $8,100,000 pre-tax and $5,001,750 (assumes 38.25% tax bracket) after-tax. The Plan is funded through insurance policies on the lives of the directors. The 2014 premium for such insurance was $34,835. Currently the premium estimate for 2015 is $34,835.

Designated institutions of higher education in South Carolina, North Carolina and Georgia must be approved by our Chief Executive Officer. Institutions in other states must be approved by the Compensation Committee. The designated institutions are reviewed on an annual basis by the Chief Executive Officer to assure compliance with the intent of the Plan.

Discussions of Plans are Summaries Only

The discussions of our various plans, including the Director Compensation and Deferral Plan and the Director Endowment Plan, are merely summaries of the plans and do not create any rights under any of the plans, and are qualified in their entirety by reference to the plans themselves.

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2014 DIRECTOR COMPENSATION TABLE

The following table sets forth the compensation we paid to each of our non-employee directors in 2014.

Name (a)	Fees Earned or Paid in Cash(1) ($) (b)	Stock Awards ($)(2) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
J. A. Bennett	$76,600	$108,900	—	—	—	—	$185,500
J. F.A.V. Cecil	$72,600	$108,900	—	—	—	—	$181,500
D. M. Hagood	$86,600	$108,900	—	—	—	—	$195,500
J. W. Martin, III(3)	$34,000	$51,000	—	—	—	—	$85,000
J. M. Micali	$76,600	$108,900	—	—	—	—	$185,500
L. M. Miller	$80,600	$108,900	—	—	—	—	$189,500
J. W. Roquemore	$72,600	$108,900	—	—	—	—	$181,500
M. K. Sloan	$80,600	$108,900	—	—	—	—	$189,500
H. C. Stowe	$90,600	$108,900	—	—	—	—	$199,500
A. Trujillo	$72,600	$108,900	—	—	—	—	$181,500
(1)	Fees greater than $72,600 represent quarterly leadership fees for directors holding a Committee Chair or Lead Director position.
(2)	The annual stock retainer of $108,900 is required to be paid quarterly in shares of our common stock. Shares were issued on January 7, 2014, at a weighted average purchase price of $46.22, April 3, 2014, at a weighted average purchase price of $50.73, July 1, 2014, at a weighted average purchase price of $53.33, August 18, 2014, at a weighted average purchase price of 50.25, and on October 3, 2014, at a weighted average purchase price of $48.52.
(3)	Mr. Martin no longer served on the Board of Directors following the 2014 Annual Meeting held on April 24, 2014.

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PROPOSAL 2 — APPROVAL OF A LONG-TERM EQUITY COMPENSATION PLAN

We are asking our shareholders to approve the new SCANA Corporation Long-Term Equity Compensation Plan (the “2015 Plan”). Our Board adopted the 2015 Plan, and it became effective, on February 19, 2015. If approved by our shareholders, the 2015 Plan authorizes the issuance of up to 5,000,000 shares of SCANA common stock, subject to adjustment as provided in the plan. The 2015 Plan permits the grant of stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), performance shares, and performance units.

The Board is seeking shareholder approval of the 2015 Plan to comply with the rules of the New York Stock Exchange and so that certain incentive awards granted to executive officers of the Company may qualify as exempt performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The following limitations apply to awards that are granted under the 2015 Plan prior to the approval of the 2015 Plan by our shareholders: (i) any award that is designed to qualify as exempt performance-based compensation under Section 162(m) of the Code will be granted contingent on shareholder approval prior to the date of vesting or payout of the award; (ii) no restricted stock awards may be granted; and (iii) no awards may be granted that may be settled in shares unless the awards are granted contingent on shareholder approval prior to the date of vesting or payout of the award.

The 2015 Plan is a key component of our compensation program. Our success depends on our ability to recruit and retain key employees and officers with outstanding ability and experience. Our Board believes there is a need to align shareholder and employee interests by encouraging employee stock ownership, and to motivate employees with compensation conditioned upon achievement of our financial goals.

To accomplish these objectives, the Board previously adopted the SCANA Corporation Long-Term Equity Compensation Plan (the “Prior Plan”), which was initially approved by our shareholders at the 2000 Annual Meeting, and most recently approved at the 2010 Annual Meeting. The Prior Plan terminated in accordance with its terms on January 1, 2015, and no further awards may be granted under the Prior Plan. However, awards currently outstanding under the Prior Plan continue in accordance with the terms of the Prior Plan and the individual award agreements.

During the 15 years the Prior Plan was in place, the Company issued only 1,861,362 shares of the 5,000,000 shares of SCANA common stock that were authorized under the Prior Plan. Upon payment of all benefits payable in shares of our common stock under the Prior Plan, any of the remaining 3,138,638 shares reserved under the Prior Plan but not issued will revert to authorized but unissued shares available to be issued for general corporate purposes.

We usually settled awards under the Prior Plan in cash (and currently intend to settle outstanding awards in cash), which is why shares remained available for issuance upon termination of the Prior Plan. Nonetheless, the Board believes it is appropriate to request authorization of 5,000,000 shares of our common stock under the 2015 Plan to allow the Compensation Committee the flexibility to settle awards under the 2015 Plan in shares if it becomes prudent or appropriate to do so based on our financial position at the time of any future settlement. Our share price has increased over the past several years, but if our share price were to decrease during the term of the 2015 Plan, we may request shareholder approval of additional shares. There are many variables that will affect how long the shares reserved for issuance under the 2015 Plan will last. However, at our current share price, if we began annually settling all equity awards in cash, we believe the 5,000,000 shares requested would be sufficient to settle awards for several years, and possibly for the ten-year duration of the 2015 Plan.

The Board continues to believe that long-term equity incentive awards help to align shareholder and employee interests, and to motivate employee performance and assist the Company in retention and recruitment.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR

APPROVAL OF THE 2015 PLAN.

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Summary of Material Changes from the Prior Plan

Although the 2015 Plan is substantially the same as the Prior Plan, we made several modifications to the 2015 Plan from the Prior Plan after taking into consideration guidance and comments raised by proxy advisory firms, as well as the results of our recent shareholder advisory votes on executive compensation. These include:

•

The 2015 Plan specifically provides that any acceleration of payouts under the 2015 Plan upon a change in control will be subject not only to the occurrence of the change in control but also to the occurrence of the participant’s termination of employment without cause or for good reason within 24-months following the change in control (a so-called “double trigger”). See “Change in Control” below and Section 14 of the 2015 Plan attached as Exhibit A;

•

The 2015 Plan specifically provides that the number of shares underlying a SAR settled in the form of SCANA common stock will reduce, on a one-for-one basis, the number of shares available for issuance under the 2015 Plan regardless of whether the shares underlying the SAR are actually issued as a result of net settlement of the SAR. See “Available Shares” and Section 4.2(c) of the 2015 Plan attached as Exhibit A;

•

The 2015 Plan specifically provides that awards granted under the 2015 Plan are subject to a minimum of a one-year vesting period (and for RSUs, unless the award agreement provides otherwise, a three-year vesting period), subject to acceleration as specified by the Compensation Committee, or for performance shares and performance units, a minimum of a one-year performance period. See “Awards under the 2015 Plan” and Sections 6.5, 7.3, 8.4, 9.4, and 10.3 of the 2015 Plan attached as Exhibit A; and

•

The 2015 Plan expands the list of performance measures the Committee may use when making performance-based awards. See “Performance Measures” below and Section 11 of the 2015 Plan attached as Exhibit A.

Summary Description of the 2015 Plan

The following description of the 2015 Plan is a summary of its principal terms and is qualified in its entirety by reference to 2015 Plan, which is attached to this Proxy Statement as Exhibit A.

Administration. The 2015 Plan is administered by our Compensation Committee (the “Committee”). All members of the Committee are “outside directors” within the meaning of Section 162(m) of the Code, and “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Committee has the power and authority to select eligible employees who will participate in the 2015 Plan, determine the terms of awards to be granted under the 2015 Plan, construe and interpret the 2015 Plan and any award agreement, establish rules for the administration of the 2015 Plan, and amend the terms and conditions of outstanding awards, subject to the limitations in the 2015 Plan.

Eligibility. The Committee designates employees of SCANA and its subsidiaries (together, the “Company”) who are anticipated to be significant contributors to the Company’s success as eligible to participate in the 2015 Plan. Approximately 160 employees of the Company are eligible to participate in the 2015 Plan. The Committee is granted broad discretion in selecting participants from this group of eligible employees and determining award amounts. Options that are intended to be incentive stock options (“ISOs”) may not be granted to any person who owns more than ten percent of the total combined voting power of all classes of stock of SCANA.

Available Shares. The 2015 Plan authorizes the issuance of 5,000,000 shares of SCANA Corporation common stock, except that no more than 1,000,000 shares may be granted as restricted stock. Shares of common stock that are subject to stock options, SARs (except a tandem SAR), restricted stock, performance shares and performance units that are paid out in shares will be counted against the overall limit as one share for every one share granted. Unless a participant receives a benefit of ownership (such as dividend or voting rights) for an award, the payout of a SAR, tandem SAR, or an award of restricted stock in cash, or the cancellation, termination, expiration, forfeiture or lapse for any reason (other than the termination of a stock option or tandem SAR upon exercise of the related tandem SAR or stock option, as applicable) will restore the number of shares available for issuance under the 2015 Plan on a one-for-one basis. A payout of a SAR in the form of shares will not restore the number of shares available for issuance under the 2015 Plan.

The maximum number of shares of common stock subject to either stock options or SARs that may be granted in any one calendar year to one participant is 300,000 shares. The maximum aggregate grant of restricted stock or RSUs that may be granted in any one calendar year to one participant is 150,000 shares (or the value of 150,000 shares for RSUs). The maximum aggregate payout (determined at the end of the applicable performance period) of performance shares that may be granted in any one calendar year to one participant is equal to the value of 200,000 shares and of performance units is $1 million.

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The 2015 Plan provides for appropriate adjustments in the number of shares of common stock subject to awards and available for future awards (including the award limits) in the event of changes in corporate capitalization, such as a stock split or a merger, consolidation, separation, spin-off, distribution of stock or property, reorganization, liquidation, or certain other unusual or nonrecurring events.

On February 20, 2015, the closing price of a share of SCANA common stock on the New York Stock Exchange was $58.30.

SCANA anticipates filing a Registration Statement on Form S-8 with the Securities Exchange Commission to register the shares of common stock to be included in the aggregate share reserve under the 2015 Plan as soon as practicable following shareholder approval of the 2015 Plan.

Awards under the 2015 Plan

Stock Options. The Committee may grant ISOs or nonqualified stock options (“NSOs”) to purchase shares of common stock. The exercise price of an option may not be less than the fair market value of the underlying shares of common stock on the grant date. Options granted under the 2015 Plan will expire at the time the Committee determines, except that no option will be exercisable later than ten years after the grant date. Options will vest and be exercisable, and be subject to restrictions determined by the Committee, except that no option (or portion of an option) will vest and be exercisable earlier than one year after the grant date, subject to acceleration of vesting and exercisability upon the occurrence of a specified event. Each option agreement will describe the extent to which the participant may exercise the option following the termination of the participant’s employment. Upon exercise of an option, the exercise price is payable in full to SCANA, either in cash or its equivalent, or if permitted in the option agreement, by tendering shares of common stock (held for at least six months) having a fair market value equal to the total exercise price, through a cashless exercise as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means determined by the Committee. Subject to the specific terms of the 2015 Plan, the Committee may set additional limitations on options as it determines appropriate and includes in the applicable option agreement.

Stock Appreciation Rights (SARs). The Committee may grant SARs either in tandem with an option or freestanding and unrelated to an option. A SAR is a right to receive a payment entirely in cash or shares of common stock equal to the excess of the fair market value of a share of common stock on the exercise date over the grant price per share underlying the SAR. The exercise price of a freestanding SAR will equal the fair market value of a share of common stock on the grant date. The exercise price of a tandem SAR will equal the exercise price of the related option. At the Committee’s discretion, SARs may be paid on exercise in cash, shares of SCANA common stock of equivalent value, or a combination of both. The Committee will determine the terms and conditions of SARs at the time of grant, but generally SARs will be subject to the same terms and conditions as options (as described above).

Restricted Stock. The Committee may grant restricted stock upon the terms and conditions as it determines. The related award agreement will specify the period of restriction, the number of shares of restricted stock granted, and the other terms of the award as the Committee determines. These terms may include a requirement that the participant pay a purchase price for the shares, time-based or performance-based vesting restrictions, or restrictions under applicable federal or state securities laws. No shares of restricted stock will vest earlier than one year after the grant date, subject to acceleration of vesting upon the occurrence of a specified event. Each award agreement will describe the extent to which the participant may retain nonvested restricted stock following termination of the participant’s employment, except that in the case of a termination of employment connected with a change in control or by reason of death or disability, shares of restricted stock that are intended to qualify as performance-based compensation under Section 162(m) of the Code will vest at the time the shares otherwise would have, but for the employment termination. Recipients of restricted stock may have the right to vote the shares from the grant date, but may not sell, pledge, assign or otherwise transfer the shares during the applicable restriction period or until the conditions imposed on the restricted stock by the Committee are satisfied. Participants may be credited dividends on their shares of restricted stock or the Committee may apply any restrictions to the payment of dividends that the Committee deems appropriate. Dividends accrued on restricted stock will be paid only if the restricted stock vests.

Restricted Stock Units (RSUs). The Committee may grant RSUs in the amounts and upon the terms and conditions as it determines. Each RSU will have an initial value equal to the fair market value of one share of common stock on the grant date. Unless otherwise provided in the award agreement, RSUs will fully vest on the third anniversary of the grant date. If a participant’s employment is terminated by reason of death, disability, or retirement before the RSUs would otherwise have vested, the RSUs will vest as of the date set forth in the award agreement. If a participant’s employment is terminated for any other reason, any unvested RSUs will be forfeited. Payment of RSUs will be made in

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a single lump sum cash payment as soon as practicable after the vesting date. The payment amount will equal the fair market value of the RSUs on the vesting date. RSUs will be credited with dividend equivalents between the grant date and the date of payment, and will be paid at the same time as payment of the related RSUs. Dividend equivalents will vest and be paid only if the related RSUs vest.

Performance Shares and Performance Units. The Committee may grant performance shares and performance units in the amounts and upon the terms and conditions as it determines. Each performance share will have an initial value equal to the fair market value of one share of common stock on the grant date. Each performance unit will have an initial value determined by the Committee at the time of grant. The payout on the number and value of performance shares and performance units will be determined after the applicable performance period has ended, based on the extent to which the applicable performance goals have been achieved. The performance period will not be less than one year. If a participant’s employment is terminated by reason of death, disability, or retirement during a performance period, the participant will receive a payout as specified in the applicable award agreement. A participant whose employment is terminated in connection with a change in control or as a result of retirement or disability during a performance period will receive payments at the same time as payments are made to participants who did not terminate employment during the applicable performance period. If a participant’s employment is terminated for any other reason during the performance period, the performance shares and performance units will be forfeited, unless otherwise specified in the award agreement.

Performance Measures. Under Section 162(m) of the Code, compensation paid by publicly-held companies to “covered employees” in excess of $1 million for any tax year is not deductible unless compensation is performance-based or satisfies other conditions. To qualify as performance-based compensation, payment of the compensation must meet specified requirements, including shareholder approval of the material compensation terms (including the applicable performance measures and the maximum amount payable to any covered employee) before payment. Under Section 162(m), a “covered employee” includes each of the chief executive officer and the three other most highly paid executive officers of publicly-held companies (other than the chief financial officer).

The Committee may choose the performance measures used to determine the degree of payout or vesting for awards granted to covered employees that are designed to qualify as performance-based compensation under Section 162(m) of the Code from among the following:

•

profits, including operating income, earnings before or after income and/or taxes, net earnings or net income (before or after taxes), net operating profit (before or after taxes), basic or diluted earnings per share (before or after taxes), residual or economic earnings, economic profit, and gross profit or gross profit growth;

•

cash flow, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), operating cash flow, free cash flow, free cash flow with or without specific capital expenditure targets or range (including or excluding divestments and/or acquisitions), total cash flow, cash flow in excess of cost of capital, residual cash flow, cash flow return on capital, or cash flow return on investments (which equals net cash flow divided by owners’ equity);

•	return measures, including profits or cash flow return on assets, capital, invested capital, equity, and/or sales, economic value added, and other value added measures;

•	working capital, including working capital targets, and working capital divided by sales;

•	profit margins, including profits divided by revenues, gross margins, operating margins, and material margins divided by revenues;

•	liquidity measures, including debt-to-capital, debt-to-EBITDA, and total debt ratio;

•

sales growth, gross margin growth, cost initiative and share price metrics, including revenues, revenue growth, gross margin and gross margin growth, material margin and material margin growth, share price, share price appreciation, total shareholder return (including total shareholder return as compared to various stock market indices), sales and administrative costs divided by sales, and sales and administrative costs divided by profits; and

•

strategic initiative key deliverable metrics, including product development, strategic partnering, research and development, vitality index, market penetration, geographic business expansion goals, cost targets, improvements in capital structure, budget and expense management, productivity ratios, expense targets, operating efficiency, enterprise value, safety record, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals related to acquisitions or divestitures of subsidiaries, affiliates, and joint ventures.

The performance measures may be measured based on the attainment of specified levels of performance at the SCANA level, a subsidiary level, or at an operating unit level, and may be used on an absolute or relative basis, or as

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compared to the performance of a group of comparable companies, or published or special index, all as the Committee determines appropriate.

The Committee has the discretion to adjust the determinations of the degree of attainment of the pre-established performance measures, except that awards that are intended to qualify as performance-based compensation under Section 162(m) of the Code may not be adjusted upward (the Committee has the discretion to adjust those awards downward).

The Committee considers the effect of Section 162(m) in structuring awards under the 2015 Plan. But, if the Committee determines that it is advisable to grant awards that will not qualify as performance-based compensation under Section 162(m), the Committee may grant the awards to any eligible employee (including any covered employee) without satisfying the requirements of Section 162(m).

Amendments and Adjustments. Subject to the terms of the 2015 Plan, the Committee may alter, amend, suspend or terminate the 2015 Plan, except that no amendment will, without shareholder approval, (i) increase the total number of shares of common stock that may be issued under the 2015 Plan or the maximum award limits permitted under the 2015 Plan, (ii) modify the eligibility requirements under the 2015 Plan, or (iii) reduce the exercise price of an outstanding option or SAR, or cancel outstanding options or SARs in exchange for cash, or other awards or options or SARs with an exercise price that is less than the exercise price of the original options or SARs. No amendment will adversely affect any outstanding awards without the affected holder’s consent.

The Committee may adjust the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that the adjustments are appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2015 Plan, except to the extent that the adjustment is inconsistent with Sections 162(m) or 409A of the Code.

Nontransferability. Except as provided in the 2015 Plan or, in the case of certain types of awards, in the related award agreement, no award granted or right to payment under the 2015 Plan will be assignable or transferable and no option or SAR may be exercisable during a participant’s lifetime except by the participant (or the participant’s legal representative).

Change in Control. If a participant’s employment is terminated without cause or for good reason during the 24-month period following a change in control, (i) all options and SARs will become fully and immediately exercisable as of the date of employment termination; (ii) the restriction period applicable to restricted stock and RSUs will expire immediately as of the date of employment termination; and (iii) all performance measures or other vesting criteria applicable to performance shares and performance units will be deemed achieved at 100% of the target levels and all other terms and conditions will be deemed met as of the date of employment termination.

In general, the 2015 Plan defines a “change in control” as a change in control of SCANA of a nature that would be required to be reported in response to applicable rules under the Exchange Act, whether or not SCANA is then subject to such rules, except that, a change in control will be deemed to occur if:

•	a person is or becomes the owner, directly or indirectly, of 25% or more of SCANA’s voting securities;

•

during any period of two consecutive years, there ceases to be a majority of the Board comprised as follows: individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by SCANA’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved;

•

SCANA consummates a merger or consolidation other than a merger or consolidation that would result in owners of SCANA’s voting securities prior to the transaction owning at least 80% of the voting securities of the surviving entity, or SCANA’s shareholders approve a plan of complete liquidation or an agreement to sell or dispose of all or substantially all of SCANA’s assets; or

•

SCANA consummates the sale of the stock of any “material subsidiary” (as designated by the Board), or SCANA’s shareholders approve a plan of complete liquidation of a material subsidiary or an agreement for the sale or disposition by SCANA of all or substantially all of the assets of a material subsidiary, except that any such event will constitute a change in control only for a participant who has been exclusively assigned to the affected material subsidiary.

Term of the 2015 Plan. The 2015 Plan will remain in effect until the earlier of February 19, 2025, or until all shares available for issuance under the 2015 Plan have been issued, purchased or acquired according to the 2015 Plan’s

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terms. No award may be granted under the 2015 Plan after February 19, 2025, but awards granted prior to that date may extend beyond that date, in accordance with their terms.

Material U.S. Federal Income Tax Consequences

The following discussion of the material U.S. federal income tax consequences with respect to awards under the 2015 Plan is based on statutory authority and judicial and administrative interpretations as of the date of this proxy statement, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the U.S. federal income tax consequences (state, local, and other tax consequences are not addressed). This discussion is limited to U.S. federal income tax consequences to individuals who are citizens or residents of the United States, other than individuals who are taxed on a residence basis in a foreign country. The U.S. federal income tax law is technical and complex and the discussion below represents only a general summary. Participants are urged to consult with their own tax advisors as to the specific tax consequences to a participant of the grant and the disposition of common stock.

In connection with the 2015 Plan generally, and subject to various limitations including, but not limited to, Section 162(a)(1) of the Code (reasonableness limitation), Section 162(m) of the Code ($1 million annual deductibility limitation for covered employees), and Section 263 of the Code (capitalization), SCANA will receive an income tax deduction at the same time and in the same amount as any amount that is taxable to a participant as ordinary income. To the extent a participant recognizes capital gains, SCANA will not be entitled to any deduction for federal income tax purposes. Participants will be subject to tax withholding.

Options. ISOs. In general, a 2015 Plan participant will not recognize income at the time an ISO is granted or exercised. If the participant disposes of shares acquired upon exercise of an ISO either before the expiration of two years from the option grant date or one year after the issuance of the shares upon exercise of the ISO (the “holding periods”), the participant will recognize in the year of disposition, (a) ordinary income, to the extent that the lesser of either (i) the fair market value of the shares on the date of exercise, or (ii) the amount realized on disposition, exceeds the option price; and (b) capital gain, to the extent the amount realized on disposition exceeds the fair market value of the shares on the date of exercise. If the shares are sold after expiration of the holding periods, the participant generally will recognize capital gain or loss equal to the difference between the amount realized on disposition and the option exercise price.

NSOs. In general, the participant will not recognize income at the time a NSO is granted. Upon exercise, the participant will recognize ordinary income to the extent of the excess of the fair market value of the shares on the date of exercise over the amount paid by the participant for the shares. Upon the participant’s later disposition of the shares received upon exercise of the option, the participant generally will recognize capital gain or loss to the extent of the difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition.

SARs. In general, the participant will not recognize income upon grant of a SAR. Upon exercise of a SAR, the participant will recognize ordinary income equal to the amount of cash or fair market value of shares received.

Restricted Stock. In general, unless a participant makes an election under Section 83(b) of the Code, a participant will recognize ordinary income in an amount equal to the fair market value of the shares, and any cash received attributable to credited dividends, at the time of vesting, less the purchase price of the shares (if any). If a participant makes an election under Section 83(b) of the Code within 30 days of the grant date, the participant will immediately recognize income at the time of grant in an amount equal to the fair market value of the shares, less the purchase price of the shares (if any) and will recognize dividend income on any dividends received. Any change in the value of the shares after the grant date will be taxed as capital gain or loss when the participant disposes of the shares.

RSUs, Performance Shares and Performance Units. In general, a participant will not recognize income upon grant of RSUs, performance shares or performance units, but will recognize ordinary income at the time the participant receives a distribution with respect to any RSUs, performance shares or performance units in an amount equal to the amount of cash distributed or the fair market value of shares received. Any cash received attributable to credited dividends are taxable to the participant as ordinary income upon the participant’s receipt of the dividends.

Parachute Payments. In the event that the payment of any award under the 2015 Plan is accelerated because of a change in ownership or control (under Section 280G of the Code), and payment of the award, either alone or together with any other payments made to certain participants, constitutes parachute payments under Section 280G of the Code, then, subject to certain exceptions, a portion of such payments would be nondeductible to the Company and the participant would be subject to a 20% excise tax on such portion under Section 4999 of the Code.

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Section 409A. Section 409A of the Code provides that all amounts deferred under a nonqualified deferred compensation plan are includible in a participant’s gross income to the extent such amounts are not subject to a substantial risk of forfeiture, unless certain requirements are satisfied. If the requirements are not satisfied, in addition to current income inclusion, interest at the underpayment rate plus 1% will be imposed on the participant’s underpayments that would have occurred had the deferred compensation been includible in gross income for the taxable year in which first deferred or, if later, the first taxable year in which such deferred compensation is not subject to a substantial risk of forfeiture. The amount required to be included in income is also subject to an additional 20% tax. Although most awards under the 2015 Plan are anticipated to be exempt from the requirements of Section 409A, awards that are not exempt are intended to comply with Section 409A.

Equity Compensation Plan Information

Equity securities issuable under our compensation plans at December 31, 2014, are summarized as follows:

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
Long-Term Equity Compensation Plan	597,920	(1)	n/a	2,540,718	(2)
Non-Employee Director Compensation Plan	n/a		n/a	71,368
Equity compensation plans not approved by security holders	n/a		n/a	n/a

Total	597,920		n/a	2,612,086
(1)	Represents outstanding restricted stock unit awards, earned performance share awards that have not vested, and unearned performance share awards (assuming a target payout).
(2)	Although these shares remained available under the Prior Plan on December 31, 2014, as discussed above, the Prior Plan terminated on January 1, 2015, and these shares are no longer available for grants.

Recent Equity Awards

The 2014 Grants of Plan-Based Awards table on page 44 shows the awards that were granted in 2014 under the Prior Plan to our Named Executive Officers. In addition to the awards to the Named Executive Officers shown in that table, during 2014, 151,777 performance shares and 36,369 restricted stock units were also awarded to a total of 173 other employees, of which 27 were officers and executive officers and 146 were non-officers.

The following table sets forth the total number of performance share awards and restricted stock units awarded in each of 2014, 2013 and 2012 to all employees, including the Named Executive Officers. For performance share awards that have been earned but have not vested, the number shown is the actual number earned. For performance share awards that have not been earned, the number shown assumes vesting at the target payout level. In addition, the table sets forth the weighted average number of shares of common stock outstanding in the years indicated. As previously discussed, we have for many years settled awards under our Long-Term Equity Compensation Plan (the Prior Plan) in cash as opposed to shares, and the earned performance shares and vested restricted stock units awarded in 2012 for the 2012-2014 plan period were all settled in cash in February 2015.

Year	Number of Restricted Stock Units Granted(1)	Number of Performance Shares Granted (Vested)(2)	Number of Performance Shares Granted (not vested)(3)	Weighted Average Common Shares Outstanding	Total Shares Outstanding
2014	61,283	99,885	147,539	141,873,437	142,684,262
2013	55,329	143,486	134,405	138,671,157	140,719,874
2012	54,900	256,733	—	131,092,775	132,010,471
(1)	Represents outstanding restricted stock unit awards granted pursuant to the Prior Plan for the 2013-2015 period and the 2014-2016 period, which have not vested, and the restricted stock unit awards for the 2012-2014 period, which were settled in cash in February 2015.
(2)	Represents performance shares granted pursuant to the Prior Plan, which have been earned, but not yet paid, for the 2013-2015 period and the 2014-2016 period, and earned and paid performance shares for the 2012-2014 period, which were settled in cash in February 2015.
(3)	Represents performance shares granted pursuant to the Prior Plan, which have not been earned or vested for the 2013-2015 and 2014-2016 periods.

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Future Benefits under the 2015 Plan

All future benefits under the 2015 Plan are not determinable at this time. However, the table below shows the equity awards made under the 2015 Plan in February 2015 to our Named Executive Officers (with the exception of Mr. Bullwinkel, who retired in January 2015), all executive officers as a group, and all non-executive officers and other employees as a group.

		Estimated Future Payouts Under Equity Incentive Plan Performance Share Awards(1)	Estimated Future Payouts Under Equity Incentive Plan Performance Share Awards(1)	All Other Stock Awards: Number of Shares of Stock or Units(2) (#) (e)	Grant Date Fair Value of Stock and Option Awards(2)(3) ($) (f)
Name (a)	Grant Date (b)	Target (#) (c)	Target ($) (d)
K. B. Marsh	2/19/2015	31,807	$1,889,336
	2/19/2015			14,722	$874,487
J. E. Addison	2/19/2015	11,556	$686,426
	2/19/2015			5,349	$317,731
S. A. Byrne	2/19/2015	11,556	$686,426
	2/19/2015			5,349	$317,731
R. T. Lindsay	2/19/2015	6,261	$371,903
	2/19/2015			2,898	$172,141
All Executive Officers as a group	2/19/2015	83,653	$4,968,988
	2/19/2015			38,721	$2,300,027
All Non-Executive Officers and	2/19/2015	72,035	$4,278,879
other employees as a group	2/19/2015			33,346	$1,980,752

(1)	Represents potential future payouts at target of the 2015-2017 performance share awards granted under the 2015 Plan. Payout of performance share awards at the end of the 2015-2017 performance period will be dictated by our performance against pre-determined measures of TSR and growth in GAAP-adjusted basic net earnings per share from operations for the three-year period. The dollar value of potential future payouts (column (d)) is based on the grant date fair value of performance share awards based on the probable outcome of the performance conditions (target), consistent with the estimate of aggregate compensation cost to be recognized over the performance period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures.
(2)	Represents restricted stock unit awards granted under the 2015 Plan. Restricted stock unit awards are primarily time based and vest after three years if the grantee is still employed by us at that date, subject to exceptions for retirement, death, disability, or a change in control prior to the vesting date.
(3)	The grant date fair value of restricted stock unit awards is computed in accordance with FASB ASC Topic 718.

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AUDIT COMMITTEE REPORT

In connection with the December 31, 2014 financial statements, the Audit Committee (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the independent public accountants those matters required to be discussed by Auditing Standard No. 16, as adopted by the Public Company Accounting Oversight Board; (iii) received the written disclosures and the letter from the independent accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence; and (iv) discussed with the independent accountant the independent accountant’s independence. Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the Securities and Exchange Commission.

Mr. D. Maybank Hagood (Chairman)

Mr. John F. A. V. Cecil

Mr. James M. Micali

Mr. Maceo K. Sloan

Mr. Harold C. Stowe

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PROPOSAL 3 — APPROVAL OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP served as our independent registered public accounting firm for the year ended December 31, 2014, and the Audit Committee has appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm to audit our 2015 financial statements. Shareholders are being asked to approve this appointment at the 2015 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF

DELOITTE & TOUCHE LLP’S 2015 APPOINTMENT.

Unless you indicate to the contrary, the persons identified as proxies on the accompanying proxy card intend to vote the shares represented by your proxy to approve the appointment of Deloitte & Touche LLP as the independent registered public accounting firm to audit our 2015 financial statements.

Representatives of Deloitte & Touche LLP are expected to be present at the 2015 Annual Meeting and available to make such statements as they may desire and to respond to appropriate questions from shareholders.

Pre-Approval of Auditing Services and Permitted Non-Audit Services

Our Audit Committee Charter requires the Audit Committee to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed by the independent registered public accounting firm. Pursuant to a policy adopted by the Audit Committee, its Chairman may pre-approve the rendering of services on behalf of the Audit Committee. Decisions by the Chairman to pre-approve the rendering of services are presented to the Audit Committee for approval at its next scheduled meeting.

Independent Registered Public Accounting Firm’s Fees

The following table sets forth the aggregate fees billed to SCANA and its subsidiaries for the fiscal years ended December 31, 2014 and 2013 by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates.

	2014	2013
Audit Fees(1)	$2,635,000	$2,605,000
Audit Related Fees(2)	$149,673	$140,459
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$2,784,673	$2,745,459

(1)	Fees for Audit Services billed for 2014 and 2013 consisted of audits of annual financial statements, comfort letters, statutory and regulatory audits, consents and other services related to Securities and Exchange Commission filings, and accounting research.
(2)	Fees primarily for employee benefit plan audits and, in 2013, for non-statutory audit services.

In 2014 and 2013, all of the Audit Fees and Audit Related Fees were approved by the Audit Committee.

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PROPOSAL 4 — APPROVAL OF BOARD-PROPOSED AMENDMENTS TO ARTICLE 8 OF OUR ARTICLES OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS AND PROVIDE FOR THE ANNUAL ELECTION OF ALL DIRECTORS

Background of the Proposal

Our Articles of Incorporation currently provide for a classified Board of Directors divided into three classes, with each class being elected for a three-year term. In 2012 and 2013, we received shareholder proposals recommending the declassification of our Board of Directors. In 2012, 38% of our outstanding shares voted in favor of the proposal, and in 2013, 44% of our outstanding shares voted in favor of the proposal. We also received a shareholder proposal for our 2014 Annual Meeting seeking a shareholder vote on declassification. In light of the apparent growing shareholder support for declassification, the Board proposed amendments to our Articles of Incorporation to effect declassification and recommended that our shareholders approve such amendments at the 2014 Annual Meeting. Based on our agreement to submit a Board proposal on declassification to shareholders, the shareholder proposal for the 2014 Annual Meeting was withdrawn.

At the 2014 Annual Meeting, 62% of our outstanding shares voted in favor of the proposal. Although the affirmative vote of 62% of our total outstanding shares is still significantly less than the 80% affirmative vote of outstanding shares required to adopt the amendment, it is an increase in the affirmative vote as compared with the prior two years.

Our Board is committed to strong corporate governance practices. In considering the results of the shareholder votes on the 2012, 2013 and 2014 proposals, as well as the growing support of institutional investor groups for annual election of directors, the Board again took into account the advantages and disadvantages of a classified Board. In favor of retaining the classified board structure, the Board noted that: a classified board structure provides valuable stability and continuity of leadership; a classified board structure enables us to recruit high quality directors who are willing to invest the time and energy necessary to understand our business, technology, competitive environment and strategic goals; and a classified board structure helps protect shareholder value in case of an unsolicited takeover proposal at an unfair price. In favor of declassification, the Board noted that declassification would allow our shareholders to evaluate all directors annually and would be consistent with the developing view that a declassified board is a corporate governance best practice. The Board also considered that many U.S. public companies have eliminated their classified board structures in recent years based on the perception of a growing number of investors that annual election of directors is the primary means for shareholders to influence corporate governance policies and to increase board accountability.

After further reviewing these various considerations, the Board decided to again propose amendments to Article 8 of our Articles of Incorporation to declassify the Board and provide for the annual election of all directors, and to recommend that our shareholders vote in favor of the amendments.

Proposed Amendments to Article 8 of the Articles of Incorporation

Under the proposed amendments, the annual election of directors would be phased in gradually to assure a smooth transition. If the amendments are adopted, they would become effective upon our filing of Articles of Amendment with the South Carolina Secretary of State following the 2015 Annual Meeting. Accordingly, directors elected at the 2016 annual meeting and thereafter would be elected to one-year terms. Consistent with our Articles of Incorporation as in effect for the 2015 Annual Meeting, directors to be elected at the 2015 Annual Meeting will be elected to serve three-year terms, expiring at the 2018 annual meeting. Directors elected at the 2014 annual meeting will continue to serve their current terms until the 2017 annual meeting, and directors elected at the 2013 annual meeting will continue to serve their current terms until the 2016 annual meeting. Article 8 of our Articles of Incorporation would also be amended to delete other references to classification of the Board and to provide that a director elected to fill a newly created directorship or vacancy would serve until the next annual meeting of shareholders.

If the proposed amendments to Article 8 of our Articles of Incorporation are not adopted by shareholders, the Board of Directors will remain classified.

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Text of the Proposed Amendments

The text of the proposed amendments to our Articles of Incorporation are as follows:

8.A.	The number of directors of the corporation that shall constitute the entire Board of Directors shall be fixed from time to time by or pursuant to the provisions of the By-laws of the corporation. Any such provision shall continue in effect unless and until changed by the Board of Directors, but no such changes shall affect the term of any director then in office. Upon the adoption of this Section 8.A., Directors elected prior to the 2016 annual meeting of shareholders shall continue to be, and are, divided into three classes (I, II and III), as nearly equal in number as possible, and shall hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their respective elections and until their respective successors are elected and qualified. Directors elected at each annual meeting of shareholders commencing with the annual meeting of shareholders in 2016 shall hold office for a term of one year expiring at the next annual meeting of shareholders and until their respective successors are duly elected and qualified. No person who is not a salaried employee of the corporation who would attain the age of 70 or older during his term of service as a director shall be eligible to be elected a director. No person who is a salaried employee of the corporation who is age 65 or older shall be eligible to be elected a director, and the term of office of any director who is a salaried employee of the corporation shall expire upon such director attaining the age of 65 or upon retirement from active service with the corporation, whichever is earlier; provided, however, a person who is the Chief Executive Officer shall be eligible for election as a director even if such person is age 65 or older or has retired from active service with the corporation, and such person’s term shall not expire as a result of attaining age 65 or prior retirement from active service with the corporation.

B.	Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or any other cause shall be filled only by the Board of Directors then in office, although less than a quorum. Directors elected to fill a newly created directorship or other vacancies shall hold office until the next annual meeting of shareholders and until such director’s successor has been elected and has qualified.

C.	No changes to Article 8.C.

D.	Notwithstanding the foregoing, if at any time the holders of any one or more classes or series of preferred stock issued by the corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Restated Articles of Incorporation applicable thereto.

Required Vote and Board Recommendation

Our Articles of Incorporation require that, to be adopted, the proposed amendments must be approved by the affirmative vote of at least 80% of all outstanding shares of our common stock. If approved, the amendments will become effective upon filing of Articles of Amendment with the Secretary of State of South Carolina.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENTS TO

ARTICLE 8 OF OUR ARTICLES OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS AND PROVIDE FOR THE ANNUAL ELECTION OF ALL DIRECTORS.

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OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

The rules of the Securities and Exchange Commission require that we disclose late filings of reports of beneficial ownership and changes in beneficial ownership of our common stock by our directors, executive officers and greater than 10% beneficial owners. To our knowledge, based solely on a review of Forms 3, 4 and 5 and amendments to such forms furnished to us and written representations made to us, all filings on behalf of such persons were made on a timely basis in 2014.

Shareholder Proposals and Nominations

In order to be considered for inclusion in our Proxy Statement and Proxy Card for the 2016 Annual Meeting of Shareholders, a shareholder proposal must be received by us at SCANA Corporation, c/o Corporate Secretary, 220 Operation Way, Mail Code D133, Cayce, South Carolina 29033, no later than November 24, 2015. Securities and Exchange Commission rules contain standards for determining whether a shareholder proposal is required to be included in a proxy statement.

Under our bylaws, any shareholder who intends to present a proposal or nominate an individual to serve as a director at the 2016 Annual Meeting must notify us no later than November 24, 2015 of the intention to present the proposal or make the nomination. The shareholder also must comply with the other requirements in the bylaws. Any shareholder may request a copy of the relevant bylaw provision by writing to the Office of the Corporate Secretary, SCANA Corporation, 220 Operation Way, Mail Code D133, Cayce, South Carolina 29033.

Expenses of Solicitation

This solicitation of proxies is being made by our Board of Directors. We pay the cost of preparing, assembling and mailing this proxy soliciting material, including certain expenses of brokers and nominees who mail proxy material to their customers or principals. We have retained Georgeson, Inc., 480 Washington Boulevard, Jersey City, NJ 07310, to assist in the solicitation of proxies for the 2015 Annual Meeting and to provide ongoing governance advice and consultation at a fee of $18,000 plus associated costs and expenses.

In addition to the use of the mail, proxies may be solicited personally, by telephone, by email or other electronic means by our officers and employees without additional compensation.

View Proxy Statement and Annual Report Information through the Internet

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR

SHAREHOLDER MEETING TO BE HELD ON APRIL 30, 2015:

The Proxy Statement, Notice of 2015 Annual Meeting, Annual Financial Statements, and Management’s Discussion and Analysis and Related Annual Report Information are available through the Internet at www.scana.com under the caption “Investors — Financial Reports — Most Recent Reports.”

SCANA shareholders may view proxy statements and annual report information at this website. If you choose to view proxy materials through the Internet, you may incur costs, such as telephone and Internet access charges, for which you will be responsible.

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Availability of Form 10-K

We have filed with the Securities and Exchange Commission our Annual Report on Form 10-K for the fiscal year ended December 31, 2014. A copy of the Form 10-K, including the financial statements and financial statement schedules and a list of exhibits, will be provided without charge to each shareholder to whom this proxy statement is delivered upon our receipt of a written request from such shareholder. The exhibits to the Form 10-K also will be provided upon request and payment of copying charges. Requests for a copy of the Form 10-K should be directed to:

Susan Wright

Director- Financial Planning & Investor Relations

SCANA Corporation

220 Operation Way, Mail Code B124

Cayce, South Carolina 29033

Incorporation by Reference

We file various documents with the Securities and Exchange Commission, some of which incorporate information by reference. This means that information we have previously filed with the Securities and Exchange Commission should be considered as part of the filing.

Neither the Compensation Committee Report nor the Audit Committee Report shall be deemed to be filed with the Securities and Exchange Commission or incorporated by reference into any of our filings under the Securities Exchange Act of 1934 or the Securities Act of 1933, unless specifically incorporated by reference therein.

References to Our Website Address

References to our website address throughout this Proxy Statement and the accompanying materials are for informational purposes only or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules or the New York Stock Exchange Listing Standards. These references are not intended to, and do not, incorporate the contents of our website by reference into this Proxy Statement or the accompanying materials.

Directions to the Annual Meeting

From Charlotte:

•	Take I-77 South to Exit 9-A (Garners Ferry Road).

•	Follow the exit onto Garners Ferry Road under I-77. East Exchange Place is the first right turn off Garners Ferry Road immediately before Quality Inn & Suites.

•	Follow to Leaside at the end of East Exchange Place. The parking lot is located in front of the building.

From Charleston:

•	Take I-26 to I-77 North toward Charlotte.

•	Take Exit 9-A and turn right at traffic light onto Garners Ferry Road. East Exchange Place is the first right turn off Garners Ferry Road immediately before Quality Inn & Suites.

•	Follow to Leaside at the end of East Exchange Place. The parking lot is located in front of the building.

From Greenville:

•	Take I-26 East toward Columbia/Charleston.

•	Take Exit 116 onto I-77 North toward Charlotte.

•	Take Exit 9-A and turn right at traffic light onto Garners Ferry Road. East Exchange Place is the first right turn off Garners Ferry Road immediately before Quality Inn & Suites.

•	Follow to Leaside at the end of East Exchange Place. The parking lot is located in front of the building.

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From Downtown (Columbia):

•

Take US 378/76 East (Devine Street/Garners Ferry Road) past the Veterans Administration Hospital (also known as Dorn VA Medical Center) and under the I-77 overpass. East Exchange Place is the first right turn off Garners Ferry Road immediately before Quality Inn & Suites.

•	Follow to Leaside at the end of East Exchange Place. The parking lot is located in front of the building.

Tickets to the Annual Meeting

An admission ticket or proof of share ownership as of the record date, March 3, 2015, is required to attend the 2015 Annual Meeting. If you plan to use the admission ticket, please remember to detach it from your proxy card before mailing your proxy card. If you forget to bring the admission ticket, you will be admitted to the meeting only if you are listed as a shareholder of record as of the close of business on March 3, 2015 and bring proof of identification. If you hold your shares through a stockbroker or other nominee, you must provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker or a brokerage statement showing your share ownership as of March 3, 2015.

If you are a shareholder of record and your shares are owned jointly and you need an additional ticket, you should contact the Corporate Secretary, SCANA Corporation, 220 Operation Way, Mail Code D133, Cayce, South Carolina 29033, or call 803-217-7568.

SCANA CORPORATION

Gina Champion

Corporate Secretary

March 23, 2015

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EXHIBIT A

SCANA Corporation

Long-Term Equity Compensation Plan

Effective February 19, 2015

SCANA Corporation

Long-Term Equity Compensation Plan

Effective February 19, 2015

Section 1. Establishment, Objectives and Duration

1.1     Establishment of the Plan.

  (a)   SCANA Corporation, a South Carolina corporation (“SCANA”), hereby establishes this incentive compensation plan to be known as the “SCANA Corporation Long-Term Equity Compensation Plan” (the “Plan”). The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, and Performance Units to Eligible Employees.

  (b)   The Plan became effective on February 19, 2015 (the “Effective Date”), which is the date the Board initially approved the Plan. Notwithstanding the foregoing, the following limitations apply to Awards that are granted prior to the approval of the Plan by SCANA’s shareholders in accordance with applicable law and listing requirements (“Shareholder Approval”):

  (i)       Any Award that is designed to qualify for the Performance-Based Exception and that is granted to a Covered Employee will be granted contingent on Shareholder Approval prior to the date of vesting and/or payout of the Award;

  (ii)      No Awards of Restricted Stock may be granted; and

  (iii)     No Awards may be granted that may be settled in Shares unless such Awards are granted contingent on Shareholder Approval prior to the date of vesting and/or payout of the Award.

1.2     Objectives of the Plan. The objectives of the Plan are to (a) optimize the profitability and growth of the Company through long-term incentives that are consistent with the Company’s goals and that align the personal interests of Participants to those of SCANA’s shareholders; (b) provide Participants with an incentive for excellence in individual performance; and (c) promote teamwork among Participants. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company’s success and to allow Participants to share in the Company’s success.

1.3     Duration of the Plan. The Plan will become effective on the Effective Date and will remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Section 15, until the earlier of February 19, 2025, or until all Shares available for issuance under the Plan have been issued, purchased or acquired according to the Plan’s terms. In no event may an Award be granted under the Plan more than ten years after the Effective Date.

Section 2. Definitions

Whenever used in the Plan, the following terms will have the meanings set forth below, and when the meaning is intended, the initial letter of the word will be capitalized:

2.1     “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, or Performance Units.

2.2     “Award Agreement” means an agreement entered into between SCANA and each Participant setting forth the terms and conditions applicable to Awards.

2.3     “Beneficial Owner” or “Beneficial Ownership” will have the meaning ascribed to the term in Rule 13d-3 under the Exchange Act.

2.4     “Board” means the Board of Directors of SCANA.

2.5     “Cause” means:

  (a)   Willful and continued failure by a Participant to substantially perform his or her duties with the Company after a demand for substantial performance is delivered to the Participant that specifically identifies the manner in which the Company believes that the Participant has not substantially performed his or her duties, and the Participant has failed to resume substantial performance of his or her duties on a continuous basis within 14 days of receiving such demand;

  (b)   The willful engaging by a Participant in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise; or

  (c)   A Participant’s conviction of a felony or conviction of a misdemeanor that impairs his or her ability substantially to perform his or her duties with the Company.

For purposes of this Section 2.5, no act, or failure to act, on a Participant’s part will be deemed “willful” unless done, or omitted to be done, by a Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company.

2.6     “Change in Control” means a change in control of SCANA of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act, whether or not SCANA is then subject to such reporting requirement; provided, however, that, without limitation, a Change in Control will be deemed to have occurred if:

  (a)   Any Person is or becomes the Beneficial Owner, directly or indirectly, of 25% or more of the combined voting power of the outstanding shares of capital stock of SCANA;

  (b)   During any period of two consecutive years, there ceases to be a majority of the Board comprised as follows: individuals who at the beginning of such period constitute the Board and any new Directors whose election by the Board or nomination for election by SCANA’s shareholders was approved by a vote of at least two-thirds (2/3rds) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved;

  (c)   The consummation of a merger or consolidation of SCANA with any other corporation, other than a merger or consolidation that would result in the voting shares of capital stock of SCANA outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting shares of capital stock of the surviving entity) at least 80% of the combined voting power of the voting shares of capital stock of SCANA or such surviving entity outstanding immediately after such merger or consolidation; or the shareholders of SCANA approve a plan of complete liquidation of SCANA or an agreement for the sale or disposition by SCANA of all or substantially all of SCANA’s assets; or

  (d)   The consummation of the sale of the stock of any subsidiary of SCANA designated by the Board as a “Material Subsidiary”; or the shareholders of SCANA approve a plan of complete liquidation of a Material Subsidiary or an agreement for the sale or disposition by SCANA of all or substantially all of the assets of a Material Subsidiary; provided that any event described in this subsection will represent a Change in Control only with respect to a Participant who has been exclusively assigned to the affected Material Subsidiary.

2.7     “Code” means the Internal Revenue Code of 1986, as amended.

2.8     “Committee” means any committee appointed by the Board to administer Awards to Employees, as specified in Section 3. Any such committee will be comprised entirely of Directors who satisfy the “outside director” requirements of Code Section 162(m) and who are “Non-Employee Directors” as defined in Rule 16b-3 under the Exchange Act.

2.9     “Company” means SCANA and all of its Subsidiaries.

2.10   “Covered Employee” means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of “covered employees,” as defined in the regulations promulgated under Code Section 162(m).

2.11   “Director” means any individual who is a member of the Board.

2.12   “Disability” will have the meaning ascribed to that term in the Participant’s governing long-term disability plan, or if no such plan exists, by the Committee, except as otherwise provided in an Award Agreement.

2.13   “Effective Date” will have the meaning ascribed to that term in Section 1.1.

2.14   “Eligible Employee” means an Employee who is anticipated to be a significant contributor to the success of the Company as determined by the Committee upon or without the recommendation of officers of the Company.

2.15   “Employee” means any employee of the Company. Directors who are employed by the Company will be considered Employees under the Plan.

2.16   “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.17   “Fair Market Value” will be determined on the basis of the closing sale price of a Share on the principal securities exchange on which the Shares are traded on the relevant date or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported, except that as to the cashless exercise of Nonqualified Stock Options pursuant to Section 6.6, the “Fair Market Value” of Shares for determining the compensation amount recognized by the Participant will be the actual trade price on the principal securities exchange of Shares sold to provide cash to Participants.

2.18   “Freestanding SAR” means a SAR that is granted independently of any Option, as described in Section 7.

2.19   “Good Reason” means, without the Participant’s written consent, the occurrence after a Change in Control of the Company of any one or more of the following:

  (a)   A material diminution in the Participant’s base salary;

  (b)   A material diminution in the Participant’s authority, duties, or responsibilities;

  (c)   A material diminution in the authority, duties, or responsibilities of the supervisor to whom the Participant is required to report, including a requirement that the Participant report to a Company officer or Employee instead of reporting directly to the Board;

  (d)   A material diminution in the budget over which the Participant retains authority;

  (e)   A material change in the geographic location at which the Participant must perform the services; and

  (f)   Any other action or inaction that constitutes a material breach by the Company of the agreement under which the Participant provides services.

Provided, however, that the Participant must give written notice to the Company within 30 days of the initial existence of any of the foregoing conditions that gives rise to Good Reason, the Company will have 30 days upon receipt of such notice to remedy the condition so as to eliminate the Good Reason, and if not remedied, the Participant’s employment must terminate no later than 60 days following the expiration of such cure period. Notwithstanding the foregoing, the Participant’s continued employment will not constitute a waiver of the Participant’s rights with respect to any circumstance constituting Good Reason under this Award Agreement.

2.20   “Incentive Stock Option” or “ISO” means an option to purchase Shares granted under Section 6 that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422.

2.21   “Nonqualified Stock Option” or “NQSO” means an option to purchase Shares granted under Section 6 that is not intended to meet the requirements of Code Section 422.

2.22   “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.23   “Option Price” means the price at which a Share may be purchased by a Participant upon exercise of an Option.

2.24   “Participant” means an Eligible Employee who has been granted an Award or who has outstanding an Award.

2.25   “Performance-Based Exception” means the performance-based compensation exception from the tax deductibility limitations of Code Section 162(m).

2.26   “Performance Share” means an Award granted to a Participant, as described in Section 10, which will have an initial value equal to the Fair Market Value of a Share on the date of grant.

2.27   “Performance Unit” means an Award granted to a Participant, as described in Section 10, which will have an initial value that is established by the Committee on the date of grant.

2.28   “Person” will have the meaning ascribed to that term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) of the Exchange Act, including a “group” as defined in Section 13(d) of the Exchange Act.

2.29   “Restricted Stock” means an Award of Shares granted to a Participant under Section 8.

2.30   “Restricted Stock Unit” or “RSU” means an Award granted to a Participant under Section 9 that represents a notional investment equivalent to one Share and, as a result, a Participant does not acquire any form of voting or other right attributable to an actual Share.

2.31   “Restriction Period” means the period during which the transfer of Shares of Restricted Stock is limited in some way (e.g., based on the passage of time, the achievement of performance goals, or the occurrence of other events as determined by the Committee, in its discretion), or the vesting of RSUs is subject to the continuation of the Participant’s employment with the Company, and the Shares of Restricted Stock or RSUs, as applicable, are subject to a substantial risk of forfeiture, as provided in Section 8 and Section 9.

2.32   “Retirement” means a Termination of Employment of a Participant on or after the date that the Participant has both reached age 55 and completed at least 20 years of Vesting Service (as defined in the SCANA Corporation Retirement Plan), or on or after the date that the Participant has reached age 65, except as otherwise provided in an Award Agreement.

2.33   “Shares” means the shares of common stock of SCANA.

2.34   “Stock Appreciation Right” or “SAR” means an Award under Section 7, which is granted alone or in connection with a related Option and designated as a SAR.

2.35   “Subsidiary” means any corporation, partnership, joint venture, or other entity in which SCANA has a majority voting interest.

2.36   “Tandem SAR” means a SAR that is granted under Section 7 in connection with a related Option, the exercise of which will require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR will similarly be canceled).

2.37   “Termination of Employment” means, subject to the terms of Section 20 as applicable to a Section 409A Covered Award (as defined in Section 20), a termination of the Participant’s employment with the Company, including, without limitation, a termination of the Participant’s employment that occurs as a result of a corporate transaction pursuant to which the Participant’s employer ceases to be a Subsidiary, except as otherwise provided by the Committee.

Section 3. Administration

3.1     General. The Committee shall administer the Plan. The members of the Committee will be appointed from time to time by, and shall serve at the discretion of, the Board. The Committee will have the authority to delegate administrative duties to officers of the Company.

3.2     Authority of the Committee. Except as limited by law or by the Articles of Incorporation or Bylaws of SCANA, and subject to the terms of the Plan, the Committee will have full power and authority to: (a) select Eligible Employees who will participate in the Plan; (b) determine the sizes and types of Awards; (b) determine the terms and conditions of Awards in a manner consistent with the Plan; (c) construe and interpret the Plan, any Award Agreement, and any agreement or instrument entered into under the Plan; (d) establish, amend, or waive rules and regulations for the Plan’s administration; and (e) subject to the terms of Section 15, amend the terms and conditions of any outstanding Award, including, without limitation, to accelerate the time or manner of vesting of Awards. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan.

3.3     Decisions Binding. All determinations and decisions made by the Committee pursuant to the Plan and all related orders and resolutions of the Committee will be final, conclusive and binding on all persons, including, without limitation, SCANA, its shareholders, Directors, Eligible Employees, Participants and their estates and beneficiaries.

Section 4. Shares Subject to the Plan and Maximum Awards

4.1     Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.2, the number of Shares reserved for issuance under the Plan will be 5,000,000 Shares, which may be either authorized and unissued Shares or Shares held in or acquired for the treasury of SCANA or both; provided, however, that no more than 1,000,000 Shares may be granted in the form of Restricted Stock and no more than 5,000,000 Shares may be granted in the form of Incentive Stock Options. Subject to any increase or decrease pursuant to Section 4.3, the following limitations apply to grants of Awards under the Plan:

  (a)   Options: The maximum aggregate number of Shares subject to Options that may be granted in any one calendar year to any one single Participant will be 300,000 Shares.

  (b)   SARs: The maximum aggregate number of Shares subject to SARs that may be granted in any one calendar year to any one single Participant will be 300,000 Shares.

  (c)   Restricted Stock and RSUs: The maximum aggregate grant with respect to Awards of Restricted Stock and Restricted Stock Units that may be granted in any one calendar year to any one Participant will be 150,000 Shares or the value of 150,000 Shares, taking into account all grants of Restricted Stock and Restricted Stock Units.

  (d)   Performance Shares: The maximum aggregate payout (determined as of the end of the applicable Performance Period (as defined in Section 10.3)) with respect to Awards of Performance Shares that may be granted in any one calendar year to any one Participant will be equal to the value of 200,000 Shares.

  (e)   Performance Units: The maximum aggregate payout (determined as of the end of the applicable Performance Period) with respect to Awards of Performance Units that may be granted in any one calendar year to any one Participant will be equal to $1,000,000.

4.2     Adjustments for Awards and Payouts.

  (a)   Unless otherwise determined by the Committee, the following Awards and payouts will reduce, on a one-for-one basis, the number of Shares available for issuance under the Plan: (i) an Award of an Option; (ii) an Award of a SAR (except a Tandem SAR); (iii) an Award of Restricted Stock; (iv) a payout of a Performance Share Award in Shares; and (v) a payout of a Performance Unit Award in Shares.

  (b)   Unless a Participant has received a benefit of ownership such as dividend or voting rights with respect to an Award, the following transactions will restore, on a one-for-one basis, the number of Shares available for issuance under the Plan: (i) a payout of a SAR, Tandem SAR, or Restricted Stock Award in the form of cash; and (ii) a cancellation, termination, expiration, forfeiture or lapse for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR) of any Award payable in Shares.

  (c)   For the avoidance of doubt, a payout of a SAR in the form of Shares will not restore the number of Shares available for issuance under the Plan under Section 4.2(b). Consequently, the total number of Shares underlying a SAR that is settled in the form of Shares, regardless of whether the Shares underlying the SAR are actually issued to the Participant as a result of net settlement of the SAR, will reduce, on a one-for-one basis, the number of Shares available for issuance under the Plan under Section 4.2(a).

4.3     Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of SCANA, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of SCANA, adjustments will be made in the number and class of Shares that may be delivered under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards, and in the Award limits set forth in Section 4.1, all as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award will always be a whole number.

Section 5. Eligibility and Participation

5.1     Eligibility. Persons eligible to participate in the Plan are those Employees who the Committee designates as Eligible Employees. In no event, however, will any ISOs be granted to any person who owns more than 10% of the total combined voting power of all classes of stock of SCANA.

5.2     Actual Participation. Subject to the terms of the Plan, the Committee may, from time to time, select in its sole and broad discretion, upon or without the recommendation of officers of the Company, from all Eligible Employees, those to whom Awards will be granted and shall determine the nature and amount of each Award.

Section 6. Options

6.1     Grant of Options. Subject to the terms of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as determined by the Committee.

6.2     Award Agreement. Each Option grant will be evidenced by an Award Agreement that will specify the Option Price, the term and expiration date of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee determines. The Award Agreement also will specify whether the Option is intended to be an ISO or an NQSO.

6.3     Option Price. The Option Price for each grant of an Option will be at least equal to 100% of the Fair Market Value of a Share on the date the Option is granted.

6.4     Duration of Options. Each Option will expire at such time as the Committee determines at the time of grant; provided, however, that no Option will be exercisable later than the tenth anniversary after the date the Option is granted.

6.5     Exercise of Options. Options will vest and be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant; provided, however, that no Option (or portion of an Option) will vest and be exercisable earlier than one year after the date of grant, subject to acceleration of vesting and exercisability, as may be specified by the Committee in its sole discretion in the terms of any Option Award Agreement upon the occurrence of a specified event.

6.6     Payment of Option Price and Delivery of Shares upon Exercise.

  (a)   Options may be exercised by the delivery of a written notice of exercise to SCANA, setting forth the number of Shares with respect to which the Option is to be exercised and accompanied by full payment for the Shares.

  (b)   The Option Price upon exercise of any Option will be payable to SCANA in full either: (i) in cash or its equivalent; (ii) if permitted by the Award Agreement, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares that are tendered must have been held by the Participant for at least six months prior to their tender to satisfy the Option Price); or (iii) if permitted by the Award Agreement, by a combination of (i) and (ii). The Committee also may allow cashless exercise as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means that the Committee determines to be consistent with the Plan’s purpose and applicable law.

  (c)   Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment, SCANA shall deliver to the Participant, in the Participant’s name, certificates evidencing the number of Shares purchased under the Option.

6.7     Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which the Shares are then listed or traded, and under any blue sky or state securities laws applicable to the Shares.

6.8     Termination of Employment. Each Participant’s Option Award Agreement will set forth the extent to which the Participant will have the right to exercise the Option following the Participant’s Termination of Employment. Such provisions will be determined in the sole discretion of the Committee, will be included in the applicable Award Agreement, need not be uniform among all Options or for all Participants, and may reflect distinctions based on the reasons for the Participant’s Termination of Employment.

6.9     Nontransferability of Options. No Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant will be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

Section 7. Stock Appreciation Rights

7.1     Grant of SARs.

  (a)   Subject to the terms of the Plan, SARs may be granted to Participants at any time and from time to time as determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs or any combination of these forms of SARs. The Committee will have complete discretion in determining the number of Shares underlying SARs granted to each Participant (subject to Section 4) and, consistent with the terms of the Plan, in determining the terms and conditions pertaining to SARs.

  (b)   The grant price of a Freestanding SAR will equal the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs will equal the Option Price of the related Option.

7.2     Exercise of Tandem SARs.

  (a)   Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

  (b)   Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than 100% of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.3     Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them and describes in the applicable Award Agreement; provided, however, that no Freestanding SAR (or portion of a Freestanding SAR) will vest and be exercisable earlier than one year after the date of grant, subject to acceleration of vesting and exercisability, as may be specified by the Committee in its sole discretion in the terms of any SAR Award Agreement upon the occurrence of a specified event.

7.4     SAR Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the grant price, the term of the SAR, and such other terms as the Committee determines.

7.5     Term of SARs. The term of a SAR granted under the Plan will be determined by the Committee, in its sole discretion; provided, however, that such term will not exceed ten years.

7.6     Payment of SAR Amount. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying: (a) the difference between the Fair Market Value of a Share on the date of exercise over the grant price; by (b) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination of cash and Shares. The Committee’s determination regarding the form of SAR payout will be set forth in the applicable Award Agreement.

7.7     Termination of Employment. Each Participant’s SAR Award Agreement will set forth the extent to which the Participant will have the right to exercise the SAR following the Participant’s Termination of Employment. Such provisions will be determined in the sole discretion of the Committee, will be included in the applicable Award Agreement, need not be uniform among all SARs or for all Participants, and may reflect distinctions based on the reasons for the Participant’s Termination of Employment.

7.8     Nontransferability of SARs. No SAR may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant will be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

Section 8. Restricted Stock

8.1     Grant of Restricted Stock. Subject to the terms of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts and upon such terms as the Committee determines.

8.2     Restricted Stock Agreement. Each Restricted Stock grant will be evidenced by a Restricted Stock Award Agreement that specifies the Restriction Period, the number of Shares of Restricted Stock granted, and such other terms as the Committee determines.

8.3     Nontransferability. Except as provided in this Section 8, the Shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Restriction Period, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant will be available during his or her lifetime only to such Participant (or the Participant’s legal representative) for the Restriction Period.

8.4     Other Restrictions.

  (a)   Subject to Section 10, the Committee will impose such other conditions or restrictions on any Shares of Restricted Stock granted under the Plan as it may deem advisable including, without limitation, a requirement that

Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (SCANA, Company-wide, divisional, or individual), time-based restrictions on vesting following the attainment of the performance goals, or restrictions under applicable federal or state securities laws.

  (b)   Notwithstanding the foregoing, Shares of Restricted Stock that will vest no earlier than one year after the date of grant, subject to acceleration of vesting, as may be specified by the Committee in its sole discretion in the terms of any Restricted Stock Award Agreement upon the occurrence of a specified event.

  (c)   The Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to the Shares have been satisfied.

  (d)   Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock Award will become freely transferable by the Participant after the last day of the applicable Restriction Period.

8.5     Voting Rights. Participants holding Shares of Restricted Stock may be granted the right to exercise full voting rights with respect to those Shares during the Restriction Period.

8.6     Dividends and Other Distributions. During the Restriction Period, Participants holding Shares of Restricted Stock may be credited with regular cash dividends with respect to such Shares or the Committee may apply any restrictions to the crediting of dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Stock granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the crediting of dividends declared with respect to such Restricted Stock, such that the dividends and/or the Restricted Stock maintain eligibility for the Performance-Based Exception. Notwithstanding anything to the contrary in the Plan, dividends accrued on Restricted Stock will be paid only if the Restricted Stock vests.

8.7     Termination of Employment. Each Restricted Stock Award Agreement will set forth the extent to which the Participant will have the right to vest in Restricted Stock following the Participant’s Termination of Employment. Such provisions will be determined in the sole discretion of the Committee, will be included in the applicable Award Agreement, need not be uniform among all Shares of Restricted Stock or for all Participants, and may reflect distinctions based on the reasons for termination; provided, however, that, except in the cases of a Termination of Employment connected with a Change in Control and a Termination of Employment by reason of death or Disability, the vesting of Shares of Restricted Stock that qualify for the Performance-Based Exception and that are held by Covered Employees will occur at the time the vesting otherwise would have, but for the Termination of Employment.

Section 9. Restricted Stock Units

9.1     Grant of RSUs. Subject to the terms of the Plan, the Committee, at any time and from time to time, may grant RSUs to Participants in such amounts and upon such terms as the Committee determines.

9.2     RSU Agreement. Each RSU grant will be evidenced by a Restricted Stock Unit Award Agreement that specifies the Restriction Period, the number of RSUs granted, and such other terms as the Committee determines.

9.3     Value of RSU. Each RSU will have a value that is equal to 100% of the Fair Market Value of a Share on the date of grant.

9.4     Vesting of RSUs. Unless the Award Agreement provides otherwise, RSUs will vest 100% upon the third anniversary of the grant date, subject to the Participant’s continued employment with the Company through the vesting date. Except as otherwise provided in Section 9.5 or as provided in the Participant’s Award Agreement, if the RSUs have not fully vested as of the date of the Participant’s Termination of Employment, the RSUs will be forfeited.

9.5     Termination of Employment Due to Death, Disability, or Retirement. In the event of a Participant’s Termination of Employment on account of the Participant’s death, Disability, or Retirement prior to the date on which the RSUs would otherwise have vested under Section 9.4, the RSUs will vest as of the date set forth in the applicable Award Agreement.

9.6     Form and Timing of Payment of RSUs. Payment of RSUs will be made in a single lump sum cash payment as soon as administratively practicable after the applicable vesting date, and in any event payment will be made by no later than March 15 of the calendar year following the year in which the applicable vesting date occurs. The amount of the payment will be equal to 100% of the Fair Market Value of the RSUs on the vesting date.

9.7     Dividend Equivalents. Each RSU will be credited with an amount equal to the dividends paid on a Share between the grant date of the RSU Award and the date the value of the RSUs is paid to the Participant (if at all). Dividend equivalents will vest, if at all, upon the same terms and conditions governing the vesting of the related RSUs. Payment of the dividend equivalents will be made (if at all) at the same time as payment of the related RSU and will be made without interest or other adjustment. If the RSUs are forfeited, the Participant will have no right to dividend equivalents.

9.8     Nontransferability. RSUs may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Section 10. Performance Units and Performance Shares

10.1   Grant of Performance Units/Shares. Subject to the terms of the Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee determines.

10.2   Value of Performance Units/Shares. Each Performance Unit will have an initial value that the Committee establishes at the time of grant. Each Performance Share will have an initial value equal to 100% of the Fair Market Value of a Share on the date of grant. The Committee will set performance goals in its discretion that, depending on the extent to which they are met, will determine the number and/or value of Performance Units or Performance Shares that will be paid out to the Participant.

10.3   Earning of Performance Units/Shares. Subject to the terms of the Plan, after the applicable Performance Period has ended, the Participant who holds Performance Units or Performance Shares will be entitled to receive payout on the number and value of Performance Units or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. For purposes of this Section 10, the time period during which the performance goals must be met, which period will not be less than one year, will be the “Performance Period.”

10.4   Form and Timing of Payment of Performance Units/Shares.

  (a)   Payment of earned Performance Units and Performance Shares will be made in a single lump sum following the close of the applicable Performance Period, and in any event not later than March 15 of the calendar year following the year in which the Performance Period ends. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units or Performance Shares in the form of cash or in Shares (or in a combination of cash and Shares) that have an aggregate Fair Market Value equal to the value of the earned Performance Units and Performance Shares at the close of the applicable Performance Period. Shares may be granted subject to any restrictions the Committee deems appropriate.

  (b)   At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Shares that have been earned in connection with grants of Performance Shares that have been earned, but not yet distributed to Participants.

10.5   Termination of Employment Due to Death, Disability or Retirement. In the event of a Participant’s Termination of Employment on account of death, Disability, or Retirement during a Performance Period, the Participant will receive a payout of the Performance Units or Performance Shares, as specified in the Participant’s Award Agreement; provided, however, that with respect to a Participant who incurs a Termination of Employment connected with a Change in Control or on account of Retirement or Disability during a Performance Period, payments will be made at the same time as payments are made to Participants who did not terminate employment during the applicable Performance Period.

10.6   Termination of Employment for Other Reasons. In the event of a Participant’s Termination of Employment for any reason other than those reasons set forth in Section 10.5, all Performance Units and Performance Shares will be forfeited by the Participant unless determined otherwise by the Committee and set forth in the Participant’s Award Agreement.

10.7   Nontransferability. Performance Units and Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan with respect to Performance Units and Performance Shares will be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.

Section 11. Performance Measures

The performance measures to be used for purposes of determining the degree of payout and/or vesting with respect to Awards to Covered Employees that are designed to qualify for the Performance-Based Exception, which may be measured based on the attainment of specific levels of performance at the SCANA level, at a subsidiary level, or at an operating unit level, will be chosen from among the following performance measures:

  (a)   Profits, including operating income, earnings before or after income and/or taxes, net earnings or net income (before or after taxes), net operating profit (before or after taxes), basic or diluted earnings per share (before or after taxes), residual or economic earnings, economic profit, and gross profit or gross profit growth;

  (b)   Cash flow, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), operating cash flow, free cash flow, free cash flow with or without specific capital expenditure targets or range (including or excluding divestments and/or acquisitions), total cash flow, cash flow in excess of cost of capital, residual cash flow, cash flow return on capital, or cash flow return on investments (which equals net cash flow divided by owners’ equity);

  (c)   Return measures, including profits or cash flow return on assets, capital, invested capital, equity, and/or sales, economic value added, and other value added measures;

  (d)   Working capital, including working capital targets, and working capital divided by sales;

  (e)   Profit margins, including profits divided by revenues, gross margins, operating margins, and material margins divided by revenues;

  (f)   Liquidity measures, including debt-to-capital, debt-to-EBITDA, and total debt ratio;

  (g)   Sales growth, gross margin growth, cost initiative and share price metrics, including revenues, revenue growth, gross margin and gross margin growth, material margin and material margin growth, share price, share price appreciation, total shareholder return (including total shareholder return as compared to various stock market indices), sales and administrative costs divided by sales, and sales and administrative costs divided by profits; and

  (h)   Strategic initiative key deliverable metrics, including product development, strategic partnering, research and development, vitality index, market penetration, geographic business expansion goals, cost targets, improvements in capital structure, budget and expense management, productivity ratios, expense targets, operating efficiency, enterprise value, safety record, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation and information technology, and goals related to acquisitions or divestitures of subsidiaries, affiliates, and joint ventures.

Any one or more of the performance measures may be used on an absolute or relative basis, as the Committee deems appropriate, or as compared to the performance of a group of comparable companies, or published or special index that the Committee, in its sole discretion, deems appropriate.

The Committee shall establish the objective performance goals applicable to Performance Units and Performance Shares, including, to the extent the Committee determines, from among the performance measures set forth in this Section 11, for the earning of Performance Units and Performance Shares based on a Performance Period in writing prior to the beginning of the applicable Performance Period or, to the extent the Award is designed to qualify for the Performance-Based Exception, at such later date as permitted under Section 162(m) of the Code and the applicable regulations and while the outcome of the performance goals are substantially uncertain.

The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance goals; provided, however, that Awards that are designed to qualify for the Performance-Based Exception, and that are held by a Covered Employee, may not be adjusted upward (the Committee will retain the discretion to adjust such Awards downward).

In the event that applicable tax and/or securities laws change to permit the Committee discretion to alter the governing performance measures without obtaining shareholder approval of such changes, the Committee will have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that will not qualify for the Performance-Based Exception, the Committee may make such grants to any Eligible Employee (including any Covered Employee) without satisfying the requirements of Code Section 162(m).

In the case of any Award that is granted subject to the condition that a specified performance measure be achieved, no payment under the Award will be made prior to the time that the Committee certifies in writing, by passing a written resolution, that the performance measure has been satisfied. No such certification is required, however, in the case of an Award that is based solely on an increase in the value of a Share from the date the Award was granted.

Section 12. Beneficiary Designation

Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation will revoke all prior designations by the same Participant, will be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death will be paid to the Participant’s estate.

Section 13. Rights of Employees

13.1   Employment or Service. Nothing in the Plan will interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service in any capacity with the Company at any time, nor confer upon any Participant any right to continue in the employ or service of the Company.

13.2   Participation. No Eligible Employee will have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

Section 14. Change in Control

Notwithstanding any provision of the Plan to the contrary, in the event of a Participant’s Termination of Employment without Cause or for Good Reason during the 24-month period following a Change in Control: (a) all Options and SARs will become immediately exercisable as of the date of such Termination of Employment with respect to 100% of the Shares subject to the Options or SARs, as applicable; (b) with respect to Awards of Restricted Stock and RSUs, the Restriction Period will expire immediately as of the date of such Termination of Employment with respect to 100% of the Shares of Restricted Stock or RSUs, as applicable; and (c) with respect to Awards of Performance Shares and Performance Units, all performance measures or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met as of the date of the Participant’s Termination of Employment.

Section 15. Amendment, Modification and Termination

15.1   Amendment, Modification and Termination. Subject to the terms of the Plan, the Committee may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part for any purpose that the Committee deems appropriate and that is otherwise consistent with Code Section 409A; provided, however, no amendment will, without shareholder approval, (a) increase the total number of Shares that may be issued under the Plan or the maximum awards under the Plan as set forth in Section 4.1; (b) modify the requirements as to eligibility for benefits under the Plan; or (c) reduce the Option Price or grant price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an Option Price or grant price, as applicable, that is less than the exercise price of the original Options or SARs.

15.2   Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided, however, that, unless the Committee determines otherwise at the time such adjustment is considered, no such adjustment will be authorized to the extent that such authority would be inconsistent with the Plan’s meeting the requirements of Code Sections 162(m) and 409A.

15.3   Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary (but subject to Section 15.2), no termination, amendment, or modification of the Plan will adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

15.4   Compliance with Code Section 162(m). At all times when Code Section 162(m) is applicable, all Awards granted under the Plan to Covered Employees will comply with the requirements of Code Section 162(m); provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Section 15, make any adjustments it deems appropriate.

Section 16. Withholding

16.1   Tax Withholding. The Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

16.2   Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having SCANA withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections will be irrevocable, made in writing, and signed by the Participant, and will be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Section 17. Indemnification

Each person who is or will have been a member of the Committee, or of the Board, will be indemnified and held harmless by SCANA against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with SCANA’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit or proceeding against him or her, provided he or she shall give SCANA an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which such persons may be entitled under SCANA’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that SCANA may have to indemnify them or hold them harmless.

Section 18. Successors

All obligations of SCANA under the Plan with respect to Awards granted under the Plan will be binding on any successor to SCANA.

Section 19. Legal Construction

19.1   Gender and Number. Except where otherwise indicated by the context, any masculine term used in the Plan also will include the feminine; the plural will include the singular and the singular will include the plural.

19.2   Severability. In the event any provision of the Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

19.3   Requirements of Law. The granting of Awards and the issuance of Shares under the Plan will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

19.4   Securities Law Compliance. With respect to officers and directors of the Company subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

19.5   Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, will be construed in accordance with and governed by the laws of the State of South Carolina.

Section 20. Code Section 409A

20.1   Although SCANA does not guarantee the particular tax treatment of any Award, Awards granted under the Plan are intended to comply with, or be exempt from, the applicable requirements of Code Section 409A to the extent necessary to avoid adverse tax consequences under Code Section 409A and the Plan and any Award Agreement will be limited, construed and interpreted in accordance with such intent. In no event whatsoever will SCANA or any of its affiliates be liable for any additional tax, interest or penalties that may be imposed on a Participant as a result of Code Section 409A or any damages for failing to comply with Code Section 409A.

20.2   Notwithstanding anything in the Plan or in an Award Agreement to the contrary, the following provisions will apply to any Award granted under the Plan that constitutes “nonqualified deferred compensation” under Code Section 409A (a “Section 409A Covered Award”):

  (a)   A Termination of Employment will not be deemed to have occurred for purposes of any provision of a Section 409A Covered Award providing for payment upon or following a Participant’s Termination of Employment unless that termination is also a “separation from service” within the meaning of Code Section 409A and, for purposes of any such provision of the Section 409A Covered Award, references to a “Termination of Employment,” “termination,” “termination of employment” or like terms will mean “separation from service.”

  (b)   If the Participant is deemed on the date of the Participant’s Termination of Employment to be a “specified employee” within the meaning of that term under Code Section 409A(a)(2)(B) and identified in accordance with procedures adopted by the Committee that reflect the requirements of Code Section 409A(a)(2)(B) and applicable guidance thereunder, then with regard to any such payment under a Section 409A Covered Award, to the extent required to be delayed in compliance with Code Section 409A(a)(2)(B), such payment will not be made prior to the earlier of (a) the expiration of the six-month period measured from the date of the Participant’s separation from service, and (b) the date of the Participant’s death. All payments delayed pursuant to this paragraph will be paid to the Participant on the first day of the seventh month following the date of the Participant’s separation from service or, if earlier, on the date of the Participant’s death.

  (c)   If a Change in Control constitutes a payment event with respect to any Section 409A Covered Award, the transaction or event described in Section 2.6 will constitute a Change in Control for purposes of the payment timing of the Section 409A Covered Award only if the transaction also constitutes a “change in control event,” as defined in Treasury Regulations Section 1.409A-3(i)(5).

SCANA Corporation

220 Operation Way

Cayce, SC 29033

www.scana.com

Printed on Recycled Paper

Admission Ticket

IMPORTANT ANNUAL MEETING INFORMATION

000004

ENDORSEMENT_LINE

SACKPACK

MR A SAMPLE

DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone 24 hours a day, 7 days a week

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED IN THE SHADED BAR BELOW.

Proxies submitted via Internet or telephone must be received by 5:00 p.m., Eastern Daylight Time, on April 29, 2015.

Vote by Internet

• Go to http://proxy.georgeson.com/

• Follow the steps outlined on the secure website.

Vote by telephone

• Call toll free 1-877-456-7915 within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

1234 5678 9012 345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all nominees:

1. Election of Class I Director Nominees – Term Expires 2018:

01 - James A. Bennett 02 - Lynne M. Miller 03 - James W. Roquemore 04 - Maceo K. Sloan

For All Nominees

Withhold Authority for All Nominees

For All Nominees Except the Following: Write number(s) of nominee(s)

To vote for all nominees, mark the “For All Nominees” box. To withhold voting for all nominees, mark the “Withhold Authority for All Nominees” box. To withhold voting for a particular nominee, mark the “For All Nominees Except the Following” box and enter the number(s) corresponding with the exception(s) in the space provided. Your shares will be voted for the remaining nominees.

The Board of Directors recommends a vote FOR Proposals 2, 3 and 4:

2. Approval of a Long-Term Equity Compensation Plan:

3. Approval of the Appointment of the Independent Registered Public Accounting Firm:

4. Approval of Board-Proposed Amendments to Article 8 of our Articles of Incorporation to Declassify the Board of Directors and Provide for the Annual Election of All Directors:

For Against Abstain

B Authorized Signatures

THIS SECTION MUST BE COMPLETED FOR YOUR VOTE TO BE COUNTED. DATE AND SIGN BELOW

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney-in-fact, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890

J N T

1UPX 2241361

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

02014C

2015 ANNUAL MEETING ADMISSION TICKET

This Admission Ticket or proof of share ownership on the record date of March 3, 2015 is required for admittance to the meeting.

SCANA CORPORATION

April 30, 2015

8:00 A.M. REFRESHMENTS 9:00 A.M. MEETING BEGINS

LEASIDE

100 EAST EXCHANGE PLACE COLUMBIA, SC 29209

PLEASE NOTE: AUDIO OR VISUAL RECORDING AND RELATED EQUIPMENT IS STRICTLY PROHIBITED WITHOUT THE PRIOR WRITTEN APPROVAL OF THE COMPANY.

DIRECTIONS TO LEASIDE:

-From I-77 North take Exit 9A onto Garners Ferry Road.

-From I-77 South take Exit 9A and turn right at traffic light onto Garners Ferry Road.

-East Exchange Place is the first right turn off Garners Ferry Road immediately before Quality Inn & Suites.

-Follow East Exchange Place to Leaside at the end of the street. The parking lot is located in front of the building.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — SCANA CORPORATION

2015 Annual Meeting of Shareholders

Proxy Solicited on behalf of the Board of Directors for Annual Meeting — April 30, 2015

The undersigned hereby appoints K.B. Marsh and J.E. Addison, or either of them, as proxies with full power of substitution, to vote all shares of SCANA Corporation common stock in the undersigned’s name on the shareholder records of SCANA Corporation, at the Annual Meeting of Shareholders on April 30, 2015, and at any adjournment thereof, as instructed on the reverse hereof, and in their discretion upon all other matters that may properly be presented for consideration at the meeting.

Shares will be voted in accordance with your instructions. If no instructions are given, the shares represented by this proxy will be voted “FOR” the election of all nominees as Directors, and “FOR” Proposals 2, 3 and 4.

(Items to be voted appear on reverse side.)

Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting.

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.

March 23, 2015

TO:	All Participants
SCANA Corporation
Stock Purchase Savings Plan

RE:	SCANA Corporation Annual Meeting of Shareholders – April 30, 2015

Enclosed with this letter is your proxy card, which shows the number of shares of SCANA Common Stock in which you have a beneficial interest under the SCANA Corporation Stock Purchase Savings Plan (“the Plan”). You have the right to instruct Bank of America, N.A., as Trustee of the Plan, how these shares should be voted at the Annual Meeting of Shareholders. According to the provisions of the Plan, the Trustee is empowered to vote the shares held in the Plan on behalf of participants in accordance with their directions.

In order for your voting instructions to be received by the Trustee in time to be voted at the Annual Meeting of Shareholders on Thursday, April 30, 2015, your proxy must be received by Tuesday, April 28, 2015. We encourage you to vote your proxy electronically by the internet or telephone. Internet and telephone voting permit you to vote at your convenience, 24 hours a day, seven days a week. You may also complete, date, sign and return the enclosed card promptly in the envelope provided. This will enable the Trustee to obtain your instructions for voting the shares of SCANA Common Stock in your Plan account. Detailed voting instructions are included on your proxy card. In the absence of your instructions, these shares will be voted by the Trustee in the same proportion as the directed shares in the Plan are voted.

The matters to be acted upon at the meeting are more fully set forth in the Notice of Annual Meeting and Proxy Statement, which is also enclosed.

If you have any questions, you may call the SCANA Corporation Employee Stock/Pension Plans Department at 803-217-9465.

Jimmy E. Addison, Chairman

Stock Purchase Savings Plan Committee

IMPORTANT ANNUAL MEETING INFORMATION

000004

ENDORSEMENT_LINE

SACKPACK

MR A SAMPLE

DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

Admission Ticket

C123456789

000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

000000000.000000 ext 000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone 24 hours a day, 7 days a week

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED IN THE SHADED BAR BELOW.

Proxies submitted via Internet or telephone must be received by 5:00 p.m., Eastern Daylight Time, on April 28, 2015.

Vote by Internet

• Go to http://proxy.georgeson.com/

• Follow the steps outlined on the secure website.

Vote by telephone

• Call toll free 1-877-456-7915 within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

1234 5678 9012 345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all nominees:

1. Election of Class I Director Nominees – Term Expires 2018:

01 - James A. Bennett 02 - Lynne M. Miller 03 - James W. Roquemore 04 - Maceo K. Sloan

For All Nominees

Withhold Authority for All Nominees

For All Nominees Except the Following: Write number(s) of nominee(s)

To vote for all nominees, mark the “For All Nominees” box. To withhold voting for all nominees, mark the “Withhold Authority for All Nominees” box. To withhold voting for a particular nominee, mark the “For All Nominees Except the Following” box and enter the number(s) corresponding with the exception(s) in the space provided. Your shares will be voted for the remaining nominees.

The Board of Directors recommends a vote FOR Proposals 2, 3 and 4:

2. Approval of a Long-Term Equity Compensation Plan:

3. Approval of the Appointment of the Independent Registered Public Accounting Firm:

4. Approval of Board-Proposed Amendments to Article 8 of our Articles of Incorporation to Declassify the Board of Directors and Provide for the Annual Election of All Directors:

For Against Abstain

B Authorized Signatures — THIS SECTION MUST BE COMPLETED FOR YOUR VOTE TO BE COUNTED. DATE AND SIGN BELOW

Please sign exactly as name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney-in-fact, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890 J N T

1UPX 2241363

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

02016C

2015 ANNUAL MEETING ADMISSION TICKET

This Admission Ticket or proof of share ownership on the record date of March 3, 2015 is required for admittance to the meeting.

SCANA CORPORATION

April 30, 2015

8:00 A.M. REFRESHMENTS 9:00 A.M. MEETING BEGINS

LEASIDE

100 EAST EXCHANGE PLACE COLUMBIA, SC 29209

PLEASE NOTE: AUDIO OR VISUAL RECORDING AND RELATED EQUIPMENT IS STRICTLY PROHIBITED WITHOUT THE PRIOR WRITTEN APPROVAL OF THE COMPANY.

DIRECTIONS TO LEASIDE:

-From I-77 North take Exit 9A onto Garners Ferry Road.

-From I-77 South take Exit 9A and turn right at traffic light onto Garners Ferry Road.

-East Exchange Place is the first right turn off Garners Ferry Road immediately before Quality Inn & Suites.

-Follow East Exchange Place to Leaside at the end of the street. The parking lot is located in front of the building.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — SCANA CORPORATION

2015 Annual Meeting of Shareholders

Proxy Solicited on behalf of the Board of Directors for Annual Meeting — April 30, 2015

The undersigned hereby appoints K.B. Marsh and J.E. Addison, or either of them, as proxies with full power of substitution, to vote all shares of SCANA Corporation common stock in the undersigned’s name on the shareholder records of SCANA Corporation, at the Annual Meeting of Shareholders on April 30, 2015, and at any adjournment thereof, as instructed on the reverse hereof, and in their discretion upon all other matters that may properly be presented for consideration at the meeting.

Shares will be voted in accordance with your instructions. If no instructions are given, the shares represented by this proxy will be voted “FOR” the election of all nominees as Directors, and “FOR” Proposals 2, 3 and 4.

(Items to be voted appear on reverse side.)

Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting.

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.